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As filed with the Securities and Exchange Commission on February 5, 2004

Registration No. 333-111709

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	6021 (Primary Standard Industrial Classification Code Number)	23-2210237 (I.R.S. Employer Identification No.)

Walter E. Daller, Jr.
President and Chief Executive Officer
 HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, Pennsylvania 19438
(215) 256-8851
(Name, address, including ZIP Code, and telephone number,
including area code, of registrant's principal executive offices)

With copies to:
Nicholas Bybel, Jr., Esquire B. Tyler Lincoln, Esquire SHUMAKER WILLIAMS, P.C. Post Office Box 88 Harrisburg, PA 17108 (717) 763-1121	Jeffrey P. Waldron, Esquire STEVENS & LEE 620 Freedom Business Center Suite 200 King of Prussia, PA 19406 (610) 205-6028

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	1,235,958(1)	$16.40	$32,927,266(2)	$2,664(3)

(1)
Represents the estimated maximum number of shares of common stock, par value $1.00 per share, of Harleysville National Corporation, a Pennsylvania corporation ("HNC"), estimated to be issuable pursuant to the agreement and plan of merger, by and among HNC, Harleysville National Bank and Trust Company, and Millennium Bank ("Millennium") including shares of common stock issuable upon the exercise of options to acquire Millennium common stock that will be converted into options to acquire HNC common stock.

(2)
Pursuant to Rule 457(f) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate value of the estimated maximum number of shares of Millennium common stock ("Millennium Common Stock") to be received by HNC in the merger. Based on the average of the bid and asked price of $16.40 per share of Millennium Common Stock as of December 31, 2003 which was reduced by an estimated amount of cash ($21,073,456) to be paid by HNC.

(3)
Previously paid in connection with the original filing of this registration statement.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Proxy statement/prospectus

HARLEYSVILLE NATIONAL CORPORATION

Prospectus for 1,235,958 Shares of Common Stock
Trading Symbol: HNBC

MILLENNIUM BANK
Proxy Statement

PROXY STATEMENT/PROSPECTUS

         The boards of directors of Harleysville National Corporation and Millennium Bank have each unanimously approved a merger transaction in which Harleysville will acquire Millennium.

        If the merger is completed, you will have the right to receive one of the following for each share of Millennium Bank common stock you own, subject to adjustment, as we describe in this proxy statement/prospectus:

  •
  $16.00; or

  •
  0.6256 shares of Harleysville common stock.

        You may elect to receive all cash, all Harleysville common stock, or a combination of cash and Harleysville common stock for your shares of Millennium common stock, subject to the limitations described in the next paragraph.

        In general, elections will be limited by the requirement that at least 60% of the shares of outstanding Millennium common stock will be exchanged for Harleysville common stock. Therefore, the actual allocation of cash and shares of Harleysville common stock you receive will depend on the elections of other Millennium shareholders and may be different from what you elect. The federal income tax consequences of the merger to you will depend on the value and character of the consideration you receive in exchange for your shares of Millennium common stock.

        Harleysville common stock is quoted on the National Market System of the Nasdaq stock market. The last sale price of Harleysville common stock on October 15, 2003, the last trading day before the announcement of the merger, was $26.66 and the last sale price of Harleysville common stock on January 30, 2004 was $30.24. Based upon Harleysville's January 30, 2004 closing price of $30.24 per share, each share of Harleysville common stock that you receive in the merger would have an equivalent market value of $18.92.

        We cannot complete the transaction unless the holders of two-thirds of the outstanding shares of Millennium common stock vote to approve the merger agreement. Millennium will hold a special meeting of its shareholders to vote on the merger agreement on March 24, 2004, at 10:00 a.m. at the Desmond Great Valley Hotel and Conference Center, 1 Liberty Boulevard, Malvern, Pennsylvania.

        Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        The shares of Harleysville National Corporation common stock offered in this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

        See "Risk Factors" beginning on page 16 for a discussion of various factors that shareholders should consider about the proposed merger.

        The date of this proxy statement/prospectus is February 6, 2004 and was first mailed to shareholders on or about February 12, 2004.

        This proxy statement/prospectus incorporates important business and financial information about Harleysville National Corporation that we have not included or delivered with this document. This information is available upon request without charge to shareholders. Please direct requests for this information about Harleysville National Corporation to Mr. Walter E. Daller, Jr., President and Chief Executive Officer at Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438, telephone number (215) 256-8851.

        If you have questions relating to Millennium Bank, please direct them to Mr. David E. Sparks, Chairman and Chief Executive Officer, Great Valley Corporate Center, 30 Valley Stream Parkway, Malvern, Pennsylvania 19355, telephone number (610) 993-7500. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than March 17, 2004.

        We have not authorized any person to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, you should not rely on any such information or representation as having been authorized. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Millennium Bank
Great Valley Corporate Center
30 Valley Stream Parkway
Malvern, Pennsylvania 19355

Notice of Special Meeting of Shareholders

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Millennium Bank will be held at 10:00 a.m., local time, on March 24, 2004 at the Desmond Great Valley Hotel and Conference Center, 1 Liberty Boulevard, Malvern, Pennsylvania for the following purposes:

  •
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 15, 2003, as amended, among Harleysville National Corporation, Harleysville National Bank and Trust Company and Millennium Bank, which provides, among other things, for the acquisition of Millennium by Harleysville National Corporation through the merger of Millennium, with and into Harleysville National Bank and Trust Company and the conversion of each share of Millennium common stock outstanding immediately prior to the merger into either $16.00 in cash or 0.6256 shares of Harleysville National Corporation common stock, all as described in the accompanying proxy statement/prospectus.

  •
  To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

  •
  To transact such other business as may properly come before the meeting.

        The board of directors of Millennium has fixed the close of business on January 30, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at Millennium Bank, Great Valley Corporate Center, 30 Valley Stream Parkway, Malvern, Pennsylvania, for any purpose germane to the meeting for a period of ten days prior to the special meeting and also will be available for inspection at the special meeting.

        If Millennium shareholders approve the merger agreement at the special meeting and the transaction occurs, any shareholder of Millennium entitled to vote on the merger agreement who does not vote in favor of the transaction has the right to dissent from the merger and receive payment of the "fair value" of his or her shares of Millennium common stock upon compliance with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, a copy of which is included as Appendix C to the proxy statement attached to this Notice of Special Meeting.

        Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the board of directors of Millennium urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you do not vote in person or by proxy, the effect will be a vote against the merger agreement. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.

By Order of the Board of Directors,
Thomas M. Miller Secretary
Malvern, Pennsylvania February 6, 2004

QUESTIONS AND ANSWERS ABOUT THE MERGER	6
SUMMARY	8
The Companies	8
You May Indicate Your Preference to Receive Cash or Shares of Harleysville Stock, But There is No Guarantee that You Will Receive Your Preferred Form of Consideration	8
The Form of Consideration that You Receive May Have Different Tax Consequences	9
Millennium Board of Directors Recommends Shareholder Approval	10
Copy of Merger Agreement Attached	10
Vote Required to Approve the Merger	10
Millennium's Directors and Officers Have Financial Interests in the Merger	11
Opinion of Millennium's Financial Advisor	12
Millennium Special Meeting	12
Record Date	12
Conditions that Must be Satisfied for the Merger to Occur	12
Termination and Amendment of the Merger Agreement	13
Millennium Must Pay a Termination Fee if the Merger Agreement is Terminated Under Certain Circumstances	13
Millennium Shareholders Have Dissenters' Rights	13
Accounting Treatment	13
Organization and Operation After the Merger	13
Your Rights Will Change After the Merger	14
Share Information and Market Prices	14
HARLEYSVILLE'S SELECTED FINANCIAL DATA	14
RISK FACTORS	16
RISKS ASSOCIATED WITH THE MERGER	16
The Value of the Stock Consideration will Vary with Fluctuations in Harleysville's Stock Price	16
You May Not Receive the Form of Consideration You Elect	16
You Will Have Less Influence as a Shareholder of Harleysville Than as a Shareholder of Millennium	16
The Market Price of the Shares of Harleysville Common Stock That You May Receive May Be Affected by Factors Different From Those Affecting Your Shares of Millennium Common Stock	17
Officers and Directors of Millennium Have Interests in the Merger That Differ from the Interests of Shareholders	17
The Merger May Fail to Qualify for Tax-Free Treatment	17
If the Merger has not Occurred by August 1, 2004, Either Harleysville or Millennium May Choose Not to Proceed with the Merger	17
Harleysville May Not Be Able To Obtain Regulatory Approvals in a Timely Manner or on Satisfactory Terms	18
The Merger Agreement Contains Several Other Conditions to Closing and There Can Be No Assurance That the Merger will Be Completed	18
RISKS ASSOCIATED WITH HARLEYSVILLE	18
Harleysville May Fail to Realize the Cost Savings it Expects to Achieve from the Merger	18
Combining Harleysville and Millennium May be More Difficult, Costly or Time-Consuming than We Expect	18
Changes in Interest Rates May Adversely Affect Harleysville's Earnings	18

Harleysville's Credit Risk Exposure Could Adversely Affect its Earnings and Financial Condition	19
Harleysville's Ability to Pay Dividends is Subject to Limitations	19
Harleysville is Exposed to Risks in Connection with the Loans it Makes	20
Future Acquisitions by Harleysville Could Dilute Your Ownership of Harleysville and May Cause Harleysville to Become More Susceptible to Adverse Economic Events	20
Harleysville's Operations are Concentrated in Eastern Pennsylvania	20
Harleysville Operates in a Highly Regulated Industry, which Limits the Manner and Scope of Harleysville's Business Activities	20
Changes in Laws, Government Regulation and Monetary Policy may have a Material Adverse Effect on Harleysville's Results of Operations	21
Harleysville Operates in a Highly Competitive Environment	21
Anti-takeover Defenses May Delay or Prevent Future Transactions	21
CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS	22
THE MEETING	23
Date, Time and Place	23
Matters to be Considered at the Meeting	23
Record Date; Quorum	23
Vote Required	23
Voting; Abstentions; Broker Non-Votes	24
Solicitation of Proxies	24
MATTER NO. 1—APPROVAL OF THE MERGER AGREEMENT	24
Background of the Merger	25
Harleysville Reasons for the Merger	26
Recommendation of the Millennium Board of Directors and Reasons for the Merger	27
Effect of the Merger	29
What You will Receive	29
Illustrations of Exchange Ratio Application; Value to Be Received and Allocation Rules	29
Stock Options	30
Opinion of Millennium's Financial Advisor	31
Effective Date of the Merger	39
Exchange of Millennium Common Stock	39
Lost, Stolen or Destroyed Certificates	40
Transfer of Ownership	40
Payment Following Surrender	41
Business Pending the Merger	41
Material Contracts	42
Conditions to the Merger	43
Termination of the Merger	44
Termination Fees	44
Employees	44
Management and Operations Following the Merger	45
Federal Income Tax Consequences of the Merger	45
Accounting Treatment	47
Expenses	48
Resale of Harleysville Common Stock	48
INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER	49
Certain Employment Agreements	49
Change in Control Agreements	50

4.95% Mandatory Convertible Subordinated Notes	51
Indemnification; Directors And Officers Insurance	51
Stock Ownership of Executive Officers and Directors	51
DISSENTERS' RIGHTS	51
COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS	55
Harleysville Common Stock	55
Millennium Common Stock	55
COMPARISON OF SHAREHOLDER RIGHTS	56
Analysis of Pennsylvania's Anti-takeover Provisions	60
INFORMATION ABOUT HARLEYSVILLE NATIONAL CORPORATION	61
Management and Additional Information	62
Incorporation of Certain Documents by Reference	62
INFORMATION ABOUT MILLENNIUM BANK	63
Description of Business	63
Selected Consolidated Financial Data	65
Description of Capital Stock	84
Principal Holders	84
Beneficial Ownership of Executive Officers and Directors	85
Biographical Information	86
Executive Compensation	86
Recommendation of the Board of Directors	86
MATTER NO. 2—ADJOURNMENT	87
Recommendation of the Board of Directors	87
MISCELLANEOUS ADDITIONAL INFORMATION	87
Conduct of the Meeting	87
Shareholder Proposals	87
Other Matters	87
EXPERTS	87
LEGAL OPINION	87
WHERE YOU CAN FIND MORE INFORMATION	88
APPENDICES
Appendix A—Agreement and Plan of Merger, As Amended
Appendix B—Opinion of Sandler O'Neill & Partners, L.P.
Appendix C—Dissenters' Rights Provisions

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.
What is the purpose of this document?

A.
This document serves as both a proxy statement for Millennium and a prospectus for Harleysville. As a proxy statement, Millennium's board of directors is soliciting your proxy for use at the Millennium special meeting of shareholders called to consider and vote on the Agreement and Plan of Merger, as amended, among Harleysville National Corporation, Harleysville National Bank and Trust Company and Millennium. As a prospectus, Harleysville is providing this document to you because it is offering to exchange shares of Harleysville common stock and cash for your shares of Millennium common stock upon completion of the merger.

Q:
What am I being asked to vote on?

A:
You are being asked to vote on the merger agreement among Harleysville, Harleysville National Bank and Trust Company and Millennium, which provides for Harleysville's acquisition of Millennium through the merger of Millenium with and into Harleysville National Bank and Trust Company, a wholly-owned subsidiary of Harleysville.

Q.
How does the Millennium board of directors recommend I vote on the proposal?

A.
The Millennium board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

Q:
How do I vote?

A:
If your shares are registered in your own name, you may vote in person at the meeting or by returning your completed proxy card in the enclosed postage-paid envelope. If you return your signed proxy card, your shares will be voted in accordance with your instructions. If you return your signed proxy card, but do not designate how you wish to vote, your shares will be voted "FOR" each proposal.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your broker will not vote your shares on the merger agreement, which will have the same effect as a vote against the merger agreement.

Q.
Can I attend the meeting and vote my shares in person?

A.
Yes. All shareholders are invited to attend the special meeting. However, if you hold your shares in street name, you will need proof of ownership (by means of a recent brokerage statement, letter from a bank or broker or other means) to vote at the meeting. Shareholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank or other nominee how you can vote at the special meeting.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Secretary of Millennium stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your vote.

Q:
Should I send in my stock certificates now?

A:
No. Approximately 33 days before the merger is completed you will receive a form of election on which you will indicate the form of merger consideration you wish to receive for your Millennium common stock. You will have until the election date to return the completed and signed form of election together with certificates that represent your Millennium shares.

Q:
What do I need to do now?

A:
After carefully reviewing this proxy statement/prospectus, indicate on your proxy card how you want to vote on the proposed merger agreement. Election forms will be sent separately. Then sign, date and mail your proxy card and election form in the enclosed return envelope as soon as possible.

Q:
When do you expect to complete the merger?

A:
We currently expect to complete the merger on or before August 1, 2004, although we cannot assure you that all conditions to the completion of the merger will be satisfied by then. In addition to the approval of Millennium shareholders, we must also obtain regulatory approval from the Office of the Comptroller of the Currency and Pennsylvania Department of Banking. We must also file a notice of the merger with the Board of Governors of the Federal Reserve System.

Q:
Whom should I call with questions or to obtain additional copies of this document?

A:
You should contact either:

Millennium Bank David E. Sparks, Chairman and CEO Great Valley Corporate Center 30 Valley Stream Parkway Malvern, Pennsylvania 19355 (610) 993-7500	Harleysville National Corporation Walter E. Daller, Jr., President and CEO 483 Main Street Harleysville, Pennsylvania 19438 (215) 256-8851

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide to vote. See "Where You Can Find More Information" beginning on page 88 for reference to additional information available to you regarding Harleysville National Corporation and Millennium Bank.

The Companies

  Harleysville National Corporation
  483 Main Street
  Harleysville, Pennsylvania 19438
  (215) 256-8851

        Harleysville National Corporation is a Pennsylvania business corporation and a bank holding company headquartered in Harleysville, Pennsylvania. Harleysville provides a diversified range of financial services in the communities in which it operates, principally through its banking subsidiaries, Harleysville National Bank and Trust Company, Citizens National Bank, and Security National Bank.

        At September 30, 2003, Harleysville had consolidated assets of approximately $2.5 billion, consolidated loans of approximately $1.4 billion, consolidated deposits of approximately $2.0 billion and consolidated shareholders' equity of approximately $219 million.

        Harleysville National Bank and Trust Company, Citizens National Bank, and Security National Bank are nationally-chartered, FDIC-insured banks. Together, they operate 40 banking offices in 9 counties in eastern Pennsylvania.

  Millennium Bank
  Great Valley Corporate Center
  30 Valley Stream Parkway
  Malvern, Pennsylvania 19355
  (610) 993-7500

        Millennium Bank is a Pennsylvania-chartered, FDIC-insured bank headquartered in Malvern, Pennsylvania. At September 30, 2003, Millennium had total consolidated assets of $200.5 million, deposits of $151.9 million and shareholders' equity of $15.2 million. Millennium operates four full-service banking offices in three southeastern Pennsylvania counties and a loan and trust office in Philadelphia, Pennsylvania. Cumberland Advisors, Millennium's wholly-owned subsidiary, provides investment management and advisory services from its office located in Vineland, New Jersey. At September 30, 2003, Cumberland Advisors had $596 million of assets under management.

You May Indicate Your Preference to Receive Cash or Shares of Harleysville Stock, But There is No Guarantee That You Will Receive Your Preferred Form of Consideration.

        If the merger is completed, Millennium shareholders will receive shares of Harleysville common stock, cash or a combination of Harleysville common stock and cash in exchange for their Millennium common stock. Millennium shareholders will receive for each share of Millennium common stock held:

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  $16.00; or

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  0.6256 shares of Harleysville common stock.

        Because the market price of Harleysville stock fluctuates, you will not know when you vote exactly what the Harleysville shares will be worth when issued in the merger. Accordingly, in the event that the price of Harleysville common stock has appreciated between the date of the merger agreement and the date upon which you would receive the consideration, and you receive all or a portion of such consideration in the form of Harleysville common stock, the value of the Harleysville common stock that you receive will be greater than it would have been as of the date of the merger agreement. In the event that the price of Harleysville common stock has declined between the date of the merger agreement and the date upon which you would receive the consideration, and you receive all or a portion of such consideration in the form of Harleysville common stock, the value of the Harleysville common stock that you receive will be less than it would have been as of the date of the merger agreement. On January 30, 2004, the closing price of Harleysville's common stock as reported by the Nasdaq National Market System was $30.24.

        You may choose to exchange some or all of your shares for cash and some or all of your shares for Harleysville common stock subject to the limitations described below. You will receive an election form approximately 33 days prior to the closing of the merger in order to make this election. You will have until the date specified in the election form, which will be approximately two days before the closing of the merger, to make your election and return your election form. If you do not return a properly completed election form by the election deadline, you will be deemed to have made an election to receive Harleysville common stock for your shares of Millennium common stock. Complete information on the election procedure can be found in the section entitled "Exchange of Millennium Common Stock" on page 39.

        Under the terms of the merger agreement, at least 60% of the total consideration must be in the form of Harleysville common stock. In the event that Millennium shareholders elect to receive cash in an aggregate amount that exceeds 40% of the consideration, the amount of cash that they ultimately receive will be reduced and determined through an allocation formula. The formula will adjust the number of shares of Harleysville common stock that Millennium shareholders receive so that at least 60% of the aggregate consideration will be in the form of Harleysville common stock.

        Harleysville will not issue fractional shares of Harleysville common stock. If you are otherwise entitled to receive a fractional share of Harleysville common stock, you will receive a cash payment instead of a fractional share.

        Although shareholders will be given the opportunity to elect the form of consideration they desire to receive (i.e., all cash, all stock or a combination of cash and stock), these elections are subject to change due to over subscription or to maintain the tax free status of the merger. Information regarding the consideration provisions is found in this proxy statement/prospectus, particularly in "Risks Associated with the Merger—You may not Receive the Form of Consideration You Elect" beginning on page 16 and "Matter No. 1 Approval of the Merger Agreement—What You Will Receive," beginning on page 29.

The Form of Consideration That You Receive May Have Different Tax Consequences

        In general, for United States federal income tax purposes,

  •
  If you exchange all of your Millennium common stock solely for cash, you will recognize gain or loss in an amount equal to the difference between the cash you receive and your adjusted tax basis in the shares of Millennium common stock you surrender.

  •
  If you exchange all of your Millennium common stock solely for Harleysville common stock and receive cash in lieu of a fractional share interest in Harleysville common stock, you will not recognize gain or loss except with respect to the cash you receive in lieu of a fractional share interest in Harleysville common stock.

  •
  If you exchange your Millennium common stock for a combination of Harleysville common stock and cash, you will recognize income or gain, if any, equal to the amount of cash you receive (not counting cash received in lieu of a fractional share of Harleysville common stock) or the amount of gain you realize, whichever is lower. The amount of gain you realize equals the amount of cash you receive plus the fair market value of the Harleysville common stock you receive minus your adjusted tax basis in the shares of Millennium common stock that you surrender. You will not recognize any loss.

        In addition, cash you receive in lieu of a fractional share of Harleysville common stock should be recognized as gain or loss, depending upon your basis in your shares of Millennium common stock.

        Any cash you receive may be treated as ordinary income, if you actually or constructively own shares of Harleysville common stock immediately after the merger.

        This tax treatment may not apply to everyone. Tax matters are complicated, and the tax consequences of the merger to you depend on your individual circumstances. We urge you to contact your own tax advisor to fully understand your tax consequences, particularly if you intend to elect to receive a combination of Harleysville common stock and cash.

        As a condition of closing, Millennium expects to receive an opinion from Stevens & Lee regarding the tax consequences of the merger to the Millennium shareholders. This opinion, however, will not bind the Internal Revenue Service, which could take a different view. To review the tax consequences to Millennium shareholders in greater detail, see "Federal Income Tax Consequences of the Merger" beginning on page 45.

Millennium Board of Directors Recommends Shareholder Approval

        The Millennium board of directors believes that the merger is in the best interests of Millennium. The board of directors unanimously recommends that you vote "FOR" approval of the merger agreement.

Copy of Merger Agreement Attached

        We have attached the Agreement and Plan of Merger, dated as of October 15, 2003, as amended by agreement dated February 2, 2004 including all exhibits, as Appendix A to this proxy statement/prospectus. All references to the merger agreement or Agreement and Plan of Merger shall include the amendment. We incorporate the merger agreement into this proxy statement/prospectus by reference. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Vote Required to Approve the Merger

        Approval for the merger agreement by Millennium shareholders requires the affirmative vote of at least 66 2/3% of the outstanding shares of Millennium common stock. A shareholder's failure to vote will have the same effect as voting against the merger agreement. As of January 30, 2004, directors and executive officers of Millennium own about 21% of the outstanding shares of Millennium common stock.

        Millennium expects its executive officers and directors to vote their shares in favor of the merger agreement because each has entered into an agreement to do so.

        Brokers who hold shares of Millennium common stock as nominees will not have authority to vote these shares with respect to the merger agreement unless shareholders provide voting instructions in accordance with applicable procedures.

Millennium's Directors and Officers Have Financial Interests in the Merger

        When considering the recommendation of the Millennium board of directors, you should be aware that some directors and officers of Millennium have interests in the merger in addition to their interests as shareholders. These interests include, among others:

  •
  Certain officers of Millennium have entered into agreements with Millennium that may provide them with change-in-control payments upon completion of the merger. In such an event, these officers may receive maximum aggregate payments of approximately $1,398,000.

  •
  Two of Millennium's executive officers, David E. Sparks and David R. Kotok will receive certain compensation, including a lump sum payment in the case of Mr. Kotok, in connection with employment agreements to take effect upon consummation of the merger. Under the terms of their employment agreements, Messrs. Sparks and Kotok will receive base annual salaries of $200,000 and $367,100. Messrs. Sparks and Kotok will be entitled to participate in Harleysville's bonus, stock option and employee benefit plans.

  •
  Mr. Sparks will be provided with the use of an automobile under the terms of his employment agreement. Under the terms of his employment agreement, Millennium will pay Mr. Sparks one-third ($277,380) of the amount due to him under a change and control agreement between him and Millennium. Further, Harleysville will place an amount equal to the remaining two-thirds ($550,620) due to Mr. Sparks under his change in control agreement in an irrevocable rabbi trust managed by Cumberland Advisors, Inc. Mr. Sparks will receive the entire contents of the trust upon termination of his employment with Harleysville.

  •
  Mr. Kotok will receive a lump sum payment of $10,000 at the effective date of the merger. Further, he can receive a bonus of 35% of the revenues received by Cumberland, which are attributable to Mr. Kotok for investment advice in excess of $850,000. Revenues used to calculate the

  35% bonus are restricted, as specified in the agreement, for new business Cumberland receives after the merger due to present Harleysville customers.

  •
  Executive officers and directors of Millennium hold stock options to purchase Millennium common stock that will either be terminated in exchange for cash or converted into options to purchase Harleysville common stock. As of January 30, 2004, the difference between the aggregate exercise price and the market value of the shares underlying the options held by executive officers and directors, which represents the market value of the options, was approximately $4.2 million.

  •
  The merger agreement provides that, upon the effective date of the merger, Harleysville National Corporation will appoint Vincent P. Small to its board of directors and will appoint Roger S. Hillas as a "Consulting Director" to its board of directors.

  •
  The merger agreement provides that Harleysville will indemnify the directors and officers of Millennium against certain liabilities for a six-year period following consummation of the merger.

  •
  On June 27, 2003, Millennium offered and sold $1.34 million of its 4.95% Mandatory Convertible Subordinated Notes due June 27, 2013 with a conversion price of $8.50 per share. On January 29, 2004, the day prior to the special meeting record date, 157,873 shares of Millennium common stock were issued upon conversion of the Notes and, upon the effective date, will be exchanged for approximately $2.5 million (assuming a $16 price) in cash or Harleysville common stock, which is an appreciation of approximately $1.2 million over the purchase price. The proceeds of the offering were used to finance the acquisition of Cumberland

    Advisors. Directors of Millennium and management of Cumberland Advisors purchased substantially all the Notes sold in the offering.

        For a detailed discussion of these benefits, see the section of this proxy statement/prospectus entitled "Interests of Directors and Officers in the Merger" beginning on page 49.

Opinion of Millennium's Financial Advisor

        Sandler O'Neill, Millennium's financial advisor, has delivered a written opinion to the Millennium board of directors to the effect that, as of October 15, 2003, and based upon and subject to the assumptions, qualifications and limitations set forth in a written opinion, the consideration offered by Harleysville is fair, from a financial point of view, to the shareholders of Millennium. The full text of a written opinion updated to the date of this proxy statement/prospectus is attached as Appendix B to this proxy statement/prospectus. The opinion is directed to Millennium's board of directors and does not constitute a recommendation to any holder of Millennium common stock as to how any shareholder should vote on any of the proposals to be considered at the special meeting.

        Millennium has agreed to pay Sandler O'Neill a transaction fee in connection with the merger equal to 1.0% of the aggregate merger consideration all of which is contingent and payable upon closing of the merger. Millennium has also paid Sandler O'Neill $100,000 for delivery of its opinion, which will be credited against the transaction fee upon closing of the merger. Millennium has also agreed to reimburse Sandler O'Neill's reasonable out-of-pocket expenses incurred by it in performing its financial advisory services and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Millennium Special Meeting

        Millennium will hold its special meeting of shareholders on March 24, 2004, at 10:00 a.m., local time, at the Desmond Great Valley Hotel and Conference Center, Malvern, Pennsylvania.

        At the special meeting, Millennium shareholders will vote on the agreement, a proposal to adjourn the meeting to solicit additional proxies, if necessary, and conduct any other business that properly arises.

Record Date

        If you owned shares of Millennium common stock at the close of business on January 30, 2004, you are entitled to vote on the proposal to approve the merger agreement, and the adjournment proposal.

        On the record date, approximately 2,451,291 shares of Millennium common stock were outstanding. You will have one vote at the Millennium special meeting for each share of Millennium common stock you owned on the record date.

Conditions that Must be Satisfied for the Merger to Occur

        The following conditions must be met for us to complete the merger, in addition to other customary conditions set forth in the merger agreement:

  •
  Approval of the merger agreement by the holders of 66 2/3% of Millennium common stock; and

  •
  Receipt of regulatory approval from the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking.

        Harleysville must also file a notice relating to the merger with the Board of Governors of the Federal Reserve System. Although we believe the regulatory approvals will be received in a timely manner, we cannot be certain when or if they will be obtained.

Termination and Amendment of the Merger Agreement

        Millennium can mutually agree with Harleysville, at any time, to terminate the merger agreement without completing the merger. There are a number of other customary circumstances under which either Harleysville or Millennium can terminate or amend the agreement. In addition, Millennium may terminate the merger agreement if the average of the closing sales prices of Harleysville common stock for the ten trading days ending two trading days preceding the closing date is less than $21.60 and the decline in the price of Harleysville common stock is at least 20% more than the decline during the same period in the Nasdaq Bank Index. Harleysville and Millennium can agree to amend the merger agreement, in any way, except that after the special meeting the consideration you will receive in the merger cannot be decreased. For a detailed discussion of the termination provisions of the merger agreement, see the section of this proxy statement/prospectus entitled "Termination of the Merger" beginning on page 44.

Millennium Must Pay a Termination Fee if the Merger Agreement is Terminated Under Certain Circumstances

        A termination fee in the amount of $3,000,000 must be paid by Millennium to Harleysville if:

  •
  Millennium receives an offer to engage in an acquisition transaction with a third party other than Harleysville or an affiliate of Harleysville and Millennium's board of directors has withheld or withdrawn its recommendation to support the merger agreement or recommended that Millennium's shareholders approve or accept an offer to engage in an acquisition transaction with a third party other than Harleysville or an affiliate of Harleysville; or

  •
  Millennium enters into an acquisition transaction with a third party other than Harleysville or an affiliate of Harleysville at any time before September 30, 2004.

Millennium Shareholders Have Dissenters' Rights

        In addition to voting "no" at the special meeting, under Pennsylvania law, Millennium shareholders have the right to dissent from the merger and receive cash equal to the "fair value" of their shares. In order to exercise your dissenters' rights, you must strictly follow the procedure for doing so. A copy of the relevant provisions of Pennsylvania law related to dissenters' rights are attached to this proxy statement/prospectus as Appendix C. Also, see "Dissenters' Rights" beginning on page 51 for additional information.

Accounting Treatment

        Harleysville will account for the merger using the purchase method of accounting for financial reporting purposes. In general, the purchase method of accounting accounts for a business combination as the acquisition of one company by another. Purchase accounting requires Harleysville to allocate the purchase price and costs of the acquisition to all of Millennium's tangible and identifiable intangible assets and liabilities, based on their fair value as of the closing date. Any excess will be recorded as goodwill. Under recent accounting pronouncements, goodwill is no longer amortized but is measured periodically for impairment, with any resulting impairment losses included in the calculation of operating income. Millennium's earnings or losses will be included in Harleysville's financial statements only prospectively from the date of the merger.

Organization and Operation After the Merger

        In the merger, Millennium will merge with and into Harleysville's wholly-owned subsidiary, Harleysville National Bank and Trust Company and Millennium will cease to exist as a separate entity.

Your Rights Will Change After the Merger

        Upon completion of the merger, Millennium shareholders who receive shares of Harleysville common stock as consideration for their shares of Millennium common stock will become shareholders of Harleysville. Harleysville's articles of incorporation, bylaws and Pennsylvania law determine the rights of Harleysville's shareholders. The rights of shareholders of Harleysville differ in some respects from the rights of shareholders of Millennium. See "Comparison of Shareholder Rights" beginning on page 56 for additional information.

Share Information and Market Prices

        Harleysville's common stock trades on the National Market System of the Nasdaq Stock Market. Harleysville has not issued any preferred stock. The trading symbol for Harleysville is "HNBC." Millennium's common stock is listed on the OTC Bulletin Board under the symbol "MLBK" and is traded by Boenning and Scattergood Inc. and Ryan Beck & Co., Inc. See "Comparative Stock Prices and Dividends and Related Shareholder Matters—Millennium Common Stock" on page 55. The following table shows the last sale prices of Harleysville common stock and the equivalent market value of Millennium common stock on October 15, 2003, the last trading day preceding public announcement of the merger agreement, and January 30, 2004. The equivalent market value of Millennium common stock reflects the value of the Harleysville common stock that would be received by Millennium shareholders who receive shares of Harleysville common stock in the merger based on an exchange ratio of 0.6256 shares of Harleysville common stock for each share of Millennium common stock. See "What You Will Receive" beginning on page 29.

	Harleysville Historical	Millennium Historical	Equivalent Market Value of 100% Stock Election	Equivalent Cash Election
October 15, 2003 and	$26.66	$9.50	$16.68	$16.00
January 30, 2004	$30.24	$16.75	$18.92	$16.00

        The market price for Harleysville's common stock will fluctuate between now and the effective date of the merger. You are urged to obtain current market quotations for Harleysville's common stock.

HARLEYSVILLE'S SELECTED FINANCIAL DATA

        The following table sets forth selected consolidated financial data for each of the periods indicated. The financial data for the five years ended 2002, 2001, 2000, 1999 and 1998 are derived from Harleysville's audited consolidated financial statements. The information at September 30, 2003 and 2002 and for the nine months ended September 30, 2003 and 2002 have been derived from Harleysville's unaudited quarterly consolidated financial statements and may not be indicative of results for the full fiscal year.

        This data is derived from, should be read in conjunction with, and is qualified by the consolidated financial statements of Harleysville, including the notes to those financial statements, incorporated by reference to this proxy statement/prospectus.

HARLEYSVILLE NATIONAL CORPORATION
SELECTED FINANCIAL DATA

	Unaudited Nine months ended September 30,				Year ended December 31,
	2003		2002		2002		2001		2000		1999		1998
	(Dollars in thousands, except per share data)
Income & Expense:
Interest income	$88,913		$100,259		$132,630		$138,679		$131,811		$114,167		$102,005
Interest expense	30,686		39,522		52,610		64,937		65,774		50,649		44,372

Net interest income	58,227		60,737		80,020		73,742		66,037		63,518		57,633
Loan loss provision	2,559		3,401		4,370		3,930		2,312		2,153		2,288

Net interest income after loan loss provision	55,668		57,336		75,650		69,812		63,725		61,365		55,345
Noninterest income	22,422		17,083		22,523		22,225		12,206		10,535		10,520
Noninterest expense	45,738		42,694		56,297		55,043		44,677		41,976		38,446

Income before income taxes	32,352		31,725		41,876		36,994		31,254		29,924		27,419
Income taxes	5,991		7,121		8,949		8,174		5,650		6,686		6,661

Net income	$26,361		$24,604		$32,927		$28,820		$25,604		$23,238		$20,758

Per share:*
Diluted	$1.07		$1.00		$1.34		$1.17		$1.05		$0.95		$0.86
Basic	1.11		1.03		1.38		1.20		1.05		0.95		0.86
Cash dividends paid	0.464		0.396		0.564		0.495		0.430		0.389		0.346
Weighted average number of common shares:
Diluted	24,555,092		24,644,984		24,625,609		24,623,705		24,358,091		24,373,758		24,355,259
Basic	23,793,891		23,926,895		23,902,223		24,026,568		24,330,288		24,342,668		24,314,900
Book value	$9.18		$8.74		$8.67		$7.77		$7.14		$6.32		$6.74
Average Balance Sheet:
Total assets	$2,440,864		$2,248,106		$2,309,422		$2,058,738		$1,843,525		$1,639,041		$1,413,772
Investments	939,073		763,138		823,004		660,983		562,508		515,006		427,850
Other interest-earning assets	45,285		17,822		25,411		19,228		9,876		20,133		31,698
Loans (net of unearned income)	1,342,174		1,331,766		1,333,300		1,264,750		1,166,684		1,031,055		894,758
Deposits	1,911,481		1,765,145		1,808,390		1,599,515		1,436,781		1,267,936		1,144,822
Borrowings	262,483		241,883		247,221		226,247		218,811		194,887		99,416
Shareholders' equity	215,367		195,553		198,373		182,178		154,547		148,636		142,659
Balance Sheet at Period End:
Total assets	$2,523,002		$2,472,052		$2,490,864		$2,208,971		$1,935,213		$1,767,667		$1,541,449
Investments	915,832		949,276		971,467		732,470		601,460		530,895		491,942
Other interest-earning assets	92,963		25,020		41,910		19,650		3,507		13,837		23,886
Loans (net of unearned income)	1,377,682		1,344,199		1,333,292		1,316,609		1,212,055		1,118,816		956,867
Deposits	1,990,832		1,951,199		1,979,822		1,746,862		1,489,050		1,341,437		1,211,326
Borrowings	263,828		255,002		253,906		215,820		231,388		251,597		151,628
Shareholders' equity	218,878		208,666		206,206		189,349		173,536		146,663		149,572
Selected Operating Ratios:
Return on average assets (annualized)	1.44%		1.46%		1.43%		1.40%		1.39%		1.42%		1.47%
Return on average shareholders' equity (annualized)	16.32%		16.78%		16.60%		15.82%		16.57%		15.63%		14.52%
Leverage (assets divided by shareholders' equity)	11.53	X	11.85	X	12.08	X	11.67	X	11.15	X	12.05	X	10.31	X
Average total loans as a percentage of average deposits and borrowings	61.74%		63.88%		64.86%		69.27%		70.47%		70.23%		70.21%
Interest income/average earning assets**	5.51%		6.62%		6.41%		7.43%		7.92%		7.65%		7.87%
Average effective rate on interest bearing liabilities	2.14%		2.99%		2.89%		4.04%		4.53%		3.99%		4.12%
Net interest income/average earning assets**	3.74%		4.14%		4.00%		4.09%		4.14%		4.42%		4.59%
Selected Asset Quality Ratios:
Nonperforming loans/total loans***	0.37%		0.51%		0.47%		0.63%		0.49%		0.38%		0.48%
Net charge-offs/average loans (annualized)	0.29%		0.18%		0.21%		0.28%		0.17%		0.15%		0.13%
Loan loss reserve/total loans	1.22%		1.28%		1.29%		1.18%		1.25%		1.33%		1.49%
Loan loss reserve/nonperforming loans	326.50%		248.20%		272.80%		187.90%		258.50%		349.87%		312.05%

*
Adjusted for a five-for-four common stock split effective 9/15/03, 5% stock dividends effective 9/16/02, 11/9/00, and 9/30/99, and a 100% stock dividend effective 8/10/01.

**
Tax equivalent basis.

***
For the purposes of this analysis, nonperforming loans include nonaccruing loans and loans past due 90 days or more.

RISK FACTORS

        Upon completion of the merger, you will receive shares of Harleysville common stock and/or cash in exchange for your shares of Millennium common stock. Prior to deciding whether or not to approve the merger and which type of consideration to elect, you should be aware of and consider particular risks and uncertainties that are applicable to the merger.

RISKS ASSOCIATED WITH THE MERGER

The Value of the Stock Consideration will Vary with Fluctuations in Harleysville's Stock Price

        Each share of Millennium common stock owned by Millennium shareholders for Millennium common stock will entitle the holder to receive either cash or shares of Harleysville common stock. The price of Harleysville common stock when the merger takes place may vary from its price at the date of this proxy statement/prospectus and at the date of Millennium's shareholder meeting. Fluctuations in the price of Harleysville common stock may result from changes in the business, operations or prospects of Harleysville, regulatory considerations, general market and economic conditions or other factors. The value of the Harleysville common stock at the time you receive it, if at all, could be less than the value of those shares today. At the time of Millennium's shareholder meeting, you will not know the exact value of the stock consideration to be received when the merger is completed.

        In addition, there will be a time period between the completion of the merger and the time at which former Millennium shareholders receive their consideration representing Harleysville common stock.

        Until the stock certificates are received, Millennium shareholders will not be able to sell their Harleysville shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of Harleysville common stock during this period.

You May Not Receive the Form of Consideration You Elect

        The merger agreement provides that, upon consummation of the merger, each outstanding share of Millennium common stock will be automatically cancelled and will entitle the holder to elect to receive either:

  •
  $16.00; or

  •
  0.6256 shares of Harleysville common stock.

        The merger agreement requires that at least 60% of the consideration paid to Millennium shareholders be paid in shares of Harleysville common stock. In the event that Millennium shareholders elect to receive cash in an aggregate amount that exceeds 40% of the consideration, the amount of cash that shareholders receive will be determined through an allocation formula. The formula will increase the number of shares that shareholders receive so that at least 60% of the aggregate consideration will be in the form of Harleysville common stock. Therefore, Millennium shareholders may not receive exactly the form of consideration that they elect. A detailed discussion of the consideration provisions of the merger agreement is in the section of this proxy statement/prospectus entitled "What You Will Receive," beginning on page 29. We recommend that you read it and the merger agreement, attached as Appendix A, carefully.

You Will Have Less Influence as a Shareholder of Harleysville Than as a Shareholder of Millennium

        You currently have the right to control Millennium through your ability to elect the board of directors of Millennium and vote on other matters. The merger will transfer control of Millennium to Harleysville. After completion of the merger (and assuming that no Millennium shareholder successfully maintains any claim for dissenters' rights), former Millennium shareholders as a group will likely own less than 4.92% of Harleysville's outstanding common stock (including the exercise of options for Harleysville common stock). Consequently, the former Millennium shareholders will exercise much less influence over the management and policies of Harleysville than they currently exercise over the management and policies of Millennium.

The Market Price of the Shares of Harleysville Common Stock That You May Receive May Be Affected By Factors Different From Those Affecting Your Shares of Millennium Common Stock

        Upon completion of the merger, you may become a holder of Harleysville common stock. Harleysville's current business and market differ from those of Millennium, and, accordingly, the results of operations of Harleysville after the merger may be affected by factors different from those currently affecting the results of operations of Millennium. For a discussion of Harleysville's business and of certain factors to consider in connection with that business, see the section of this document entitled "Risk Factors—Risks Associated with Harleysville," beginning on page 18 and the documents incorporated by reference into this document and referred to under "Where You Can Find More Information," beginning on page 88.

Officers and Directors of Millennium Have Interests in the Merger That Differ from the Interests of Shareholders

        When considering the recommendations of Millennium's board of directors, you should be aware that some executive officers and directors of Millennium have interests in the merger that are different from your interests. For example, certain executive officers have entered into employment agreements with Harleysville. These employment agreements may create potential conflicts of interest. These and other interests of Millennium's directors and executive officers are described in this proxy statement/prospectus. These payments and benefits may cause some of Millennium's directors and executive officers to view the proposed merger differently than you view it as a Millennium shareholder. See "Interests of Directors and Officers in the Merger" beginning on page 49.

The Merger May Fail to Qualify for Tax-Free Treatment

        We have structured the merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the Internal Revenue Service has not provided a ruling on the matter (and neither Harleysville nor Millennium expect to seek such a ruling), Harleysville has obtained an opinion from Shumaker Williams, P.C. that the merger qualifies as a tax-free reorganization. The opinion, if given, neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, a Millennium shareholder would likely recognize gain or loss on each share of Millennium common stock surrendered in the amount of the difference between the shareholder's basis in the securities and the fair market value of Harleysville common stock and cash received by the Millennium shareholder in exchange. See "Federal Income Tax Consequences of the Merger" beginning on page 45.

If the Merger has not Occurred by August 1, 2004, Either Harleysville or Millennium May Choose Not to Proceed with the Merger

        Either Harleysville or Millennium may terminate the merger agreement if the merger has not been completed by August 1, 2004. This date may be extended by the mutual consent of Harleysville and Millennium. Several conditions, including the receipt of approval of this merger by the OCC and the Pennsylvania Department of Banking, are outside the control of both Harleysville and Millennium. You should review the conditions to this merger discussed elsewhere in this proxy statement/prospectus, including the section entitled "Conditions to the Merger," beginning at page 43. There can be no assurance that all conditions to the merger will have been satisfied by August 1, 2004.

Harleysville May Not be Able To Obtain Regulatory Approvals in a Timely Manner or on Satisfactory Terms

        Obtaining necessary regulatory approvals may delay the merger after the shareholder meeting. These state and federal approvals or notices may impose conditions on the operations of Harleysville and/or Millennium as a condition to consummation.

The Merger Agreement Contains Several Other Conditions to Closing and There Can Be No Assurance That the Merger will Be Completed

        The completion of the merger is subject to the satisfaction or waiver of a number of other closing conditions. These conditions are further described in the section of this document entitled "Conditions to the Merger," beginning on page 43. If Harleysville and Millennium are unable to satisfy all the conditions or the conditions are otherwise not satisfied, either party will not be required to complete the merger.

RISKS ASSOCIATED WITH HARLEYSVILLE

Harleysville May Fail to Realize the Cost Savings it Expects to Achieve from the Merger

        The success of the merger will depend, in part, on Harleysville's ability to realize the estimated cost savings from combining the businesses of Harleysville and Millennium. While Harleysville believes that its cost savings estimates are achievable, it is possible that the potential cost savings could be more difficult to achieve than Harleysville anticipates. Harleysville's cost savings estimates also depend on its ability to combine the businesses of Harleysville and Millennium in a manner that permits those cost savings to be realized. If Harleysville's estimates are incorrect or Harleysville is unable to combine the two companies successfully, the anticipated cost savings may not be realized fully or at all, or may take longer to realize than expected.

Combining Harleysville and Millennium May be More Difficult, Costly or Time-consuming than We Expect

        Harleysville and Millennium have operated, and, until the completion of the merger, will continue to operate, independently. The integration process could result in the loss of key employees, the disruption of each company's ongoing business, inconsistencies in standards, controls, procedures and policies that adversely affect either company's ability to maintain relationships with clients and employees or achieve the anticipated benefits of the merger. As with any merger of financial institutions, there also may be disruptions that cause Harleysville and Millennium to lose customers or cause customers to withdraw their deposits from Harleysville, or other unintended consequences that could have a material adverse effect on Harleysville's results of operations or financial condition.

Changes in Interest Rates May Adversely Affect Harleysville's Earnings

        Harleysville's earnings depend largely on the relationship between the yield on its interest-earning assets and its cost of funds. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence market interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in market interest rates affect customers' demand for products and services.

        During the year 2001, in response to a slowing economy, the Federal Reserve took action to reduce short-term interest rates by 475 basis points. The magnitude and time frame for this action were unprecedented. The continued slow economy prompted the Federal Reserve to reduce short-term interest rates by 50 basis points in 2002 and again by 25 basis points in the second quarter of 2003. Harleysville is asset sensitive, with its interest-bearing assets repricing more quickly than its interest-bearing liabilities in response to changes in interest rates. In a falling rate environment, net interest margin (net interest income expressed as a percent of average earning assets) tends to compress, and growth in net interest income tends to slow.

        Interest rates do and will continue to fluctuate, and Harleysville cannot predict future Federal Reserve actions or other factors that will cause rates to change.

Harleysville's Credit Risk Exposure Could Adversely Affect its Earnings and Financial Condition

        Commercial loans, including commercial real estate loans are typically subject to a higher credit risk than other types of loans, including residential real estate or consumer loans, because they usually involve larger loan balances to a single borrower and are more susceptible to a risk of default during an economic downturn. Because Harleysville's loan portfolio contains a significant number of commercial loans, the deterioration of one or a few of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could cause an increase in the provision for loan losses and an increase in loan charge-offs that could adversely affect Harleysville's results of operations and financial condition.

        In an attempt to mitigate loan and lease losses, Harleysville maintains an allowance for loan and lease losses based on, among other things, national and regional economic conditions, historical loss experience and delinquency trends. However, Harleysville cannot predict loan and lease losses with certainty, and Harleysville cannot assure you that charge-offs in future periods will not exceed the allowance for loan and lease losses. If Harleysville's allowance for loan and lease losses is not sufficient to cover actual loan and lease losses, Harleysville's earnings would decrease.

        In addition, regulatory agencies, as an integral part of their examination process, review Harleysville's allowance for loan and lease losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. Factors that require an increase in Harleysville's allowance for loan and lease losses could reduce its earnings.

Harleysville's Ability to Pay Dividends is Subject to Limitations

        Harleysville is a financial holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of Harleysville's assets are held by its direct and indirect subsidiaries.

        Harleysville's ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Its principal banking subsidiary, Harleysville National Bank and Trust Company, is its primary source of dividends. Dividend payments from its banking subsidiaries are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of banking subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements. There is no assurance that Harleysville's subsidiaries will be able to pay dividends in the future or that Harleysville will generate adequate cash flow to pay dividends in the future. Harleysville's failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

Harleysville is Exposed to Risks in Connection with the Loans it Makes

        A significant source of risk for Harleysville arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Loans may not be repaid for a variety of reasons including, the financial strength or weakness of the particular borrowers, interest rate changes and changes in the economy generally. While Harleysville has underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that it believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and providing diversification of the loan portfolio, there can be no guarantee that these policies and procedures will prevent unexpected losses that could adversely affect Harleysville's results of operations and financial condition.

Future Acquisitions by Harleysville Could Dilute Your Ownership of Harleysville and May Cause Harleysville to Become More Susceptible to Adverse Economic Events

        Harleysville has acquired other companies with its common stock in the past and intends to acquire or make investments in banks and other complementary businesses in the future. Harleysville may issue shares of its common stock in connection with these potential acquisitions and other investments, which would dilute your ownership interest in Harleysville in the event that you receive consideration in the form of Harleysville common stock. While there is no assurance that these transactions will occur, or that they will occur on terms favorable to Harleysville, future business acquisitions could be material to Harleysville, and the degree of success achieved in acquiring and integrating these businesses into Harleysville could have a material effect on the value of Harleysville common stock. In addition, any such acquisition could require Harleysville to expend substantial cash or other liquid assets or to incur debt, which could cause Harleysville to become more susceptible to economic downturns and competitive pressures.

Harleysville's Operations are Concentrated in Eastern Pennsylvania

        Harleysville's operations are concentrated in eastern Pennsylvania. As a result of the geographic concentration, Harleysville's results may correlate to the economic conditions in this area. A deterioration in economic conditions in any of this market area, particularly in the industries on which this geographic area depends, may adversely affect the quality of Harleysville's loan portfolio and the demand for Harleysville's products and services, and accordingly, Harleysville's results of operations and financial condition.

Harleysville Operates in a Highly Regulated Industry, which Limits the Manner and Scope of Harleysville's Business Activities

        Harleysville is subject to extensive supervision, regulation and examination by bank regulatory agencies. As a result, Harleysville is limited in the manner in which it conducts its businesses, undertakes new investments and activities and obtains financing. This regulatory structure is designed primarily for the protection of the deposit insurance funds and Harleysville's depositors and not to benefit its other creditors. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to capital levels, the timing and amount of dividend payments, the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

Changes in Laws, Government Regulation and Monetary Policy may have a Material Adverse Effect on Harleysville's Results of Operations

        Financial institution regulation has been the subject of significant legislation in recent years and may be the subject of further significant legislation in the future, none of which is within Harleysville's control. Significant new laws or changes in, or repeals of, existing laws, including with respect to federal and state taxation, may cause Harleysville's results of operations to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve, significantly affects credit conditions for Harleysville's affiliated banks, primarily through open market operations in U.S. government securities and the discount rate for bank borrowings and reserve requirements. A material change in any of these conditions could have a material adverse effect on Harleysville's results of operations and financial condition.

Harleysville Operates in a Highly Competitive Environment

        The banking and financial services business in Harleysville's market area continues to be a competitive field and is becoming more competitive as a result of several factors, including:

  •
  Changes in regulations;

  •
  Changes in technology and product delivery systems; and

  •
  The accelerating pace of consolidation among financial services providers.

        Harleysville competes for loans, deposits and customers with various bank and nonbank financial service providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services. There can be no assurance that Harleysville will be able to compete effectively and its results of operations could be adversely affected by the nature or pace of change in competition.

Anti-takeover Defenses May Delay or Prevent Future Transactions

        The articles of incorporation and by-laws of Harleysville, among other things:

  •
  Divide the Harleysville board of directors into four classes with directors of each class serving for a staggered four year period;

  •
  Permit the Harleysville board of directors to fill vacancies on its board of directors;

  •
  Restrict the ability of shareholders to call special meetings; and

  •
  Provide that no merger, consolidation, liquidation or dissolution of Harleysville, nor any action that would result in the sale or other disposition of all or substantially all of the assets of Harleysville, shall be valid unless first approved by the affirmative vote of the holders of at least 80% of the outstanding shares of common stock of Harleysville. However, if 75% of all members of Harleysville's board of directors approve the transaction, then only a majority of the outstanding shares need approve the transaction.

        These provisions could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempts not previously approved by Harleysville's board of directors. See "Comparison of Shareholder Rights" beginning on page 56.

CAUTIONARY STATEMENTS CONCERNING
FORWARD LOOKING STATEMENTS

        This proxy statement/prospectus may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to:

  •
  Projections of or statements regarding future earnings, interest income, other income, earnings per share, asset mix and quality, growth prospects, capital structure, expense savings and other financial terms;

  •
  Statements of plans and objectives of management or the board of directors;

  •
  Statements of future economic or business performance; and

  •
  Statements of assumptions, such as economic conditions in the market areas served by Harleysville or Millennium and statements about Millennium or Harleysville and their respective businesses.

        The forward looking information can often be identified by the use of forward looking terminology such as "believes," "expects," "may," "intends," "will," "should," "anticipates," "projects," or the negative of any of the foregoing or other variations of these words or comparable terminology, or by discussion of strategy. Harleysville cannot assure that it will achieve the future results covered by the forward looking information. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by forward looking information. Important factors that could impact operating results include, but are not limited to the risk factors discussed in "Risk Factors—Risks Associated with Harleysville," beginning on page 18 and the following:

  •
  The effects of changing economic conditions in both the market areas served by Harleysville or Millennium and the national and global economic environment;

  •
  Credit risks of commercial, real estate, consumer and other lending activities;

  •
  Significant changes in interest rates;

  •
  Changes in federal and state banking laws and regulations that could affect operations;

  •
  Harleysville's ability to integrate Millennium;

  •
  Funding costs; and

  •
  Other external developments that could materially affect Harleysville's business and operations.

        Harleysville and Millennium have not authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus in connection with the solicitation of proxies or the offering of securities made in this proxy statement/prospectus and, if given or made, you must not rely on any information or representation as having been authorized by Harleysville or Millennium. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in the jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Harleysville or Millennium since the date of this proxy statement/prospectus or that the information in this proxy statement/prospectus is correct as of any time subsequent to its date.

        All information in this proxy statement/prospectus concerning Harleysville and its subsidiaries has been furnished by Harleysville and all information concerning Millennium has been furnished by Millennium.

THE MEETING

Date, Time and Place

        The Millennium special meeting will be held at Desmond Great Valley Hotel and Conference Center, 1 Liberty Boulevard, Malvern, Pennsylvania, 10:00 a.m., local time, on March 24, 2004.

Matters to be Considered at the Meeting

        At the meeting, Millennium shareholders will consider and vote upon proposals to:

  •
  approve and adopt the merger agreement;

  •
  approve a proposal to adjourn the meeting if more time is necessary to solicit proxies; and

  •
  transact any other business that may be properly brought before the meeting.

        The board of directors of Millennium has unanimously approved the merger agreement and recommends that you vote "FOR" approval and adoption of the merger agreement and "FOR" approval of the proposal to adjourn the special meeting.

Record Date; Quorum

        You are entitled to notice of, and to vote at, the special meeting if you owned Millennium common stock on January 30, 2004. As of January 30, 2004, 2,451,291 shares of Millennium common stock were issued and outstanding and held by approximately 325 holders of record.

        A quorum requires the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of Millennium are entitled to cast on the record date.

        Millennium intends to count the following shares as present at the special meeting for the purpose of determining a quorum:

  •
  shares of Millennium common stock present in person at the special meeting but not voting or abstaining on any matter;

  •
  shares of Millennium common stock represented by proxy on which the shareholder has not directed a vote or abstained on any matter; and

  •
  shares of Millennium common stock represented by proxies from a broker that are voted on any issue other than a procedural motion.

        If a quorum is not present at the beginning of the special meeting, the Millennium board of directors will adjourn the meeting to another place and time without further notice.

Vote Required

        Approval of the merger agreement requires the affirmative vote of at least two-thirds of the outstanding shares of Millennium common stock entitled to vote at the special meeting. All other matters to be voted on at the meeting require the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the meeting.

        You are entitled to one vote for each share of Millennium common stock held of record on each matter to be considered at the special meeting.

        The directors and executive officers of Millennium have agreed to vote all shares of Millennium common stock that they own for approval and adoption of the merger agreement. As of the record date for the special meeting, directors and executive officers of Millennium and their affiliates beneficially owned and were entitled to vote approximately 523,571 shares of Millennium common stock, which represented approximately 21.36% of the shares of Millennium common stock outstanding on the record date.

        As of the record date, Harleysville did not have voting power with respect to any shares of Millennium common stock in a fiduciary, custodian or agency capacity. Approval of the merger agreement by Harleysville shareholders is not required.

Voting; Abstentions; Broker Non-Votes

        We will vote shares represented by all properly executed proxies received in time for the meeting in the manner specified on each proxy. We will vote properly executed proxies that do not contain voting instructions in favor of the merger agreement and in favor of the adjournment proposal.

        If you abstain from voting on any proposal considered at the special meeting, we will not count the abstention as a vote "for" or "against" the proposal for purposes of the special meeting. Under the rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the merger agreement or the adjournment proposal without receiving specific instructions from you.

        Millennium does not expect any matter other than those referred to in this proxy statement/prospectus to be brought before the meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

        If you grant a proxy, you can revoke it at any time up to the time of the vote at the special meeting. Unless revoked, shares represented by proxies will be voted at the special meeting and at all adjournments of the meeting. Attendance at the meeting will not in and of itself revoke a proxy. Proxies may be revoked by:

  •
  delivery of a notice of revocation covered below to:

        Thomas M. Miller, Corporate Secretary
        MILLENNIUM BANK
        Great Valley Corporate Center
        30 Valley Stream Parkway
        Malvern, Pennsylvania 19533

  •
  submitting a duly executed proxy bearing a later date.

  •
  attendance at the special meeting and voting your shares in person.

Solicitation of Proxies

        Millennium will bear the cost of the solicitation of proxies from its shareholders. Harleysville and Millennium will share equally the cost of printing this document. Millennium will solicit proxies by mail. In addition, the directors, officers and employees of Millennium and its subsidiaries may solicit proxies from shareholders by telephone, electronic communication, telegram or in person. Millennium will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and Millennium will reimburse them for reasonable out-of-pocket expenses.

MATTER NO. 1
APPROVAL OF THE MERGER AGREEMENT

        In this section we describe the material terms and provisions of the proposed merger. A copy of the merger agreement that provides for the acquisition by Harleysville of Millennium through the merger of Millennium with and into Harleysville National Bank and Trust Company is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference. This is only a discussion of material terms of the merger and we urge you to read the full text of the merger agreement.

        The merger agreement provides that:

  •
  Millennium Bank will merge into Harleysville National Bank and Trust Company, a wholly-owned subsidiary of Harleysville; and

  •
  Shareholders of Millennium will receive either $16.00 in cash or 0.6256 shares of Harleysville common stock for each share of Millennium common stock owned.

        In addition, the merger agreement provides a mechanism to adjust the amount of cash consideration in the event that the holders of more than 40% of the outstanding shares of Millennium common stock elect to receive cash consideration. At least 60% of the consideration for shares of Millennium common stock must be in the form of Harleysville common stock. Therefore, if these limits are exceeded, you may receive significantly less cash than you elect to receive, or a different combination of cash and Harleysville common stock. See "What You Will Receive," beginning on page 29.

        As a result of the merger, Harleysville National Bank and Trust Company will acquire all of the assets and liabilities of Millennium including deposits and loans. The Office of the Comptroller of Currency will continue to regulate Harleysville National Bank and Trust Company.

        Millennium's board of directors has unanimously approved and adopted the merger agreement and believes the merger is in the best interests of Millennium. Millennium's board of directors has unanimously recommended that shareholders vote "FOR" approval of the merger agreement.

Background of the Merger

        Prior to August 26, 2003, there were no merger discussions between Millennium and Harleysville. The only previous contact between the parties was a meeting between Mr. David Sparks, the chairman and chief executive officer of Millennium, and Mr. Walter Daller, the chairman and chief executive officer of Harleysville, that occurred on July 31, 2002, during which Mr. Sparks introduced Millennium and its business model but no merger discussions occurred.

        In December 2002, Millennium was presented with the opportunity to acquire Cumberland Advisors, Inc. After significant negotiations, the Millennium Board approved the acquisition of Cumberland Advisors in April 2003, and shortly thereafter Millennium filed an application with the Pennsylvania Department of Banking for approval of this acquisition. On a pro forma basis, the acquisition of Cumberland Advisors reduced Millennium's total capital to risk weighted assets to 10.06%. Under applicable FDIC regulations, total capital to risk weighted assets must equal 10% in order to be considered well capitalized. In response to concern expressed by the Pennsylvania Department of Banking that this pro forma capital level may be too low, Millennium orally committed that it would raise at least $1 million in new tier 2 capital from its Board members. This would raise pro forma total capital to risk weighted assets to 10.73%. As a result of this commitment, the Pennsylvania Department of Banking approved the acquisition, which closed on May 30, 2003.

        In fulfillment of its capital commitment to the Pennsylvania Department of Banking, on June 27, 2003, Millennium offered and sold $1.34 million of its 4.95% Mandatory Convertible Subordinated Notes due June 27, 2013, with a conversion price of $8.50 per share. Directors of Millennium and management of Cumberland Advisors purchased substantially all the Notes sold in the offering. At the time of the purchase of the Notes, no merger discussions were ongoing with Harleysville or any other party. Millennium anticipated that the Notes, which qualify as tier 2 capital, would be retired with the proceeds of a planned common stock rights offering to its shareholders at approximately the same price per share as the Note conversion price. The common stock offering would result in an increase in tier 1 capital. The terms of the Notes provide that the Notes shall automatically convert into shares of Millennium common stock on the day prior to the record date of any shareholder meeting at which a change of control will be considered. Accordingly, the Notes converted into 157,873 shares of Millennium common stock on January 29, 2004.

        During July and August, Millennium prepared to make a rights offering of its common stock to retire the Notes. During this period, Mr. Sparks and Mr. Daller had lunch on August 26, 2003. At that meeting, Mr. Daller suggested that there may be a good strategic fit between Millennium and Harleysville. After the August 26, 2003 lunch, Mr. Daller provided Mr. Sparks with general information about Harleysville, which Mr. Sparks reviewed over the Labor Day weekend. Mr. Daller and Mr. Sparks then met again on September 10, 2003, to discuss the possibility of combining Millennium with Harleysville and the business rationale for doing so. Because there appeared to be a sound business rationale for a potential transaction between the companies, several subsequent meetings between Mr. Sparks and Mr. Daller occurred to discuss strategic direction for the combined entity, personnel and integration issues, potential cost savings and revenue enhancements, and pricing.

        As part of this process, by letter dated September 29, 2003, Millennium engaged Sandler O'Neill & Partners L.P. to provide financial advice. In addition, Millennium and Harleysville performed mutual due diligence. On approximately, October 7, 2003, counsel for Harleysville delivered a draft of a proposed agreement between the parties. During the ensuing week, the parties negotiated the agreement. A special meeting of the board of directors of Millennium was held on October 13, 2003, to consider the proposed transaction. At that meeting Sandler O'Neill reviewed certain financial terms of the transaction and provided its oral opinion that the consideration to be paid to Millennium shareholders in the transaction was fair to those shareholders from a finanical point of view. Counsel to Millennium also reviewed the agreement and provided advice concerning the directors' fiduciary duty under Pennsylvania law in connection with their consideration of the agreement. The agreement was approved at this meeting, subject to negotiation of final terms. These negotiations were completed and the agreement was executed on October 15, 2003.

Harleysville Reasons for the Merger

        From time to time, Harleysville has reviewed its strategic plan to analyze its geographic scope, financial performance and diversification of business lines. After reviewing the strategic plan, Harleysville concluded that further expansion of its market into Chester and Berks Counties, Pennsylvania and the enhancement of its money management line of business was very important to execution of its strategic plan. Harleysville has explored a number of opportunities to expand its business in the Chester County area and to expand its money management expertise. However, Harleysville's board of directors has concluded that the acquisition of Millennium will enhance both of these business objectives. In connection with its approval of the merger with Millennium, Harleysville's board of directors reviewed the terms of the proposed acquisition and definitive agreements and their potential impact to Harleysville. In reaching its decision to approve the merger, Harleysville's board of directors considered a number of factors, including:

  •
  The strategic impact of the transaction on Harleysville and its business plans, and how the transaction would facilitate accomplishment of Harleysville's long-term strategic plan. The board of directors believes that the further expansion of Harleysville's presence in Chester and Berks Counties and the enhancement of its money management expertise will increase the likelihood that Harleysville will achieve its long-term strategic plan and enhance its long-term shareholder value. The board viewed this as a favorable factor in its decision to approve the merger.

  •
  The financial impact of the transaction on Harleysville, including, but not limited to, pro forma five-year earnings per share impact, pro forma balance sheet and income statement impact. The board of directors believed that a significant potential for cost savings exists through the elimination of redundant operations at Millennium. In addition, Harleysville believes that the merger will also increase Harleysville's earnings because Harleysville traditionally has had a lower cost of deposit funds than Millennium. The board viewed these as favorable factors in its decision to approve the merger.

  •
  The advantageous location of Millennium's branches as they related to Harleysville's long-term strategic plan to move further into Chester County and Berks County, Pennsylvania. Harleysville has identified the Chester and Berks County markets as areas in which Harleysville would be successful due to their attractive market demographics and Harleysville's experience with such demographics. The board viewed this as a favorable factor in its decision to approve the merger.

  •
  The strategic advantage of Millennium's commercial loan officers and their business model of customer relationship banking because the loan officers deal with a highly affluent, sophisticated commercial lending customer base. Millennium has an experienced and successful commercial lending team with a business model to attract, retain and profit from a highly affluent and sophisticated lending base. Harleysville views the merger as a method by which it could acquire this commercial lending team and customer base and viewed this as a favorable factor.

  •
  The tactical importance of the acquisition of Millennium and its wholly-owned subsidiary, Cumberland Advisors, Inc., to enhance Harleysville's investment advisory group. More specifically, Harleysville's board of directors reviewed the business model of Millennium and Cumberland and their relationships with their customers in the investment advisory area. The board of directors considered this factor to be of strategic value in accomplishing Harleysville's strategy of diversifying its investment advisor customer base into a new geographic area and demographic base. The board of directors believes that the expertise of Cumberland Advisors, Inc. will enhance the company's ability to provide money management services to its clients and to new clients which will enhance the long-term profitability of the company.

  •
  The need to retain certain members of management, especially Messrs. Sparks and Kotok, to successfully integrate Millennium into Harleysville and continue the strategic initiatives of the investment advisory group. The board of directors of Harleysville viewed the experience and success of Messrs. Sparks and Kotok and their retention with Harleysville after the merger as a favorable factor that would enhance the likelihood that the benefits from the merger would occur.

        The board also believes that the merger represents an attractive opportunity to acquire access to additional financial expertise and specialized services and to broaden its geographic market area.

        The discussion and factors considered by Harleysville's board of directors is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, Harleysville's board did not assign any specific weight or priority to any of the foregoing factors but each of the factors supported the board's decision to approve the merger.

Recommendation of the Millennium Board of Directors and Reasons for the Merger

        At its meeting on October 13, 2003, Millennium's board of directors unanimously determined that the terms of the merger agreement and the merger with Harleysville was in the best interest of Millennium. In making this determination, Millennium's board of directors concluded, among other things, that the merger transaction with Harleysville was superior to the other alternatives available to Millennium and the prospects of continuing to operate Millennium as an independent community bank.

        In the course of reaching its decision to approve the merger transaction with Harleysville, Millennium's board of directors consulted with Stevens & Lee, its legal counsel, and Sandler O'Neill & Partners, L.P., its financial advisor.

        In reaching these conclusions, Millennium's board of directors considered a number of factors, including the following:

  •
  The terms of the merger agreement and the transactions contemplated by the merger.

  •
  The fact that shareholders of Millennium would have the opportunity to elect to receive shares of Harleysville common stock or cash, subject to the requirement that at least 60% of the outstanding shares of Millennium common stock will be exchanged for Harleysville common stock.

  •
  The fact that the transaction is expected to be tax deferred with regard to Millennium shareholders receiving Harleysville common stock.

  •
  The opinion of Sandler O'Neill & Partners, L.P. that the merger consideration is fair to Millennium's shareholders from a financial point of view.

  •
  The board's review of Harleysville's financial condition, results of operations, and future prospects.

  •
  Harleysville's agreement that Vincent P. Small, Jr. would be appointed to Harleysville's board of directors for a minimum of three years and Roger S. Hillas would be appointed to serve as a "Consulting Director" to Harleysville's board of directors for at least one year.

  •
  The substantially greater liquidity of Harleysville common stock compared to the market for Millennium common stock.

  •
  A determination that a combination with Harleysville would be complementary because Harleysville's strength is its strong retail franchise and deposit generating capabilities and Millennium's strength is its asset management business and its commercial lending expertise.

  •
  A determination that a business combination with Harleysville would expand Millennium's deposit gathering capabilities and thereby reduce Millennium's funding costs.

  •
  The prices, multiples of earnings per share and premiums over book value and market value paid in other recent acquisitions of community banks.

  •
  The alternatives of Millennium continuing as an independent community-focused bank or combining with other potential merger partners, as compared to the effect of Millennium combining with Harleysville pursuant to the merger agreement, and the determination that the merger with Harleysville presented the best opportunity for maximizing shareholder value and achieving Millennium's other strategic goals.

        The foregoing list of factors considered by the Millennium board of directors is not exhaustive but does include all material factors considered by the board. The board did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, Millennium's board of directors based its recommendation on the totality of information presented to it. In addition, individual members of the board may have given differing weights to different factors.

        After deliberating with respect to the proposed merger with Harleysville, considering, among other things, the factors discussed above and the opinion of Sandler O'Neill & Partners, L.P. referred to above, the Millennium board of directors unanimously approved and adopted the merger agreement and the merger with Harleysville.

        The board of directors of Millennium believes that the terms of the merger are in the best interests of Millennium and has approved the merger agreement. ACCORDINGLY, THE MILLENNIUM BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Effect of the Merger

        If the merger is consummated, Harleysville will acquire Millennium through a merger of Millennium into its wholly-owned subsidiary, Harleysville National Bank and Trust Company. Harleysville will exchange cash, shares of Harleysville common stock or a combination of cash and shares for the issued and outstanding shares of Millennium common stock.

What You Will Receive

        Each share of Millennium common stock that you hold at the time of the merger will automatically be converted into the right to receive cash or Harleysville common stock. You will be mailed a form of election before the completion of the merger in order to make your election. Subject to the restrictions described below, you may elect to receive in exchange for each of your shares of Millennium stock, either:

  •
  $16.00; or

  •
  0.6256 shares of Harleysville common stock.

        You may choose to exchange some or all of your shares for cash or some or all of your shares for Harleysville common stock. However, as described below, you may not receive the exact amount of cash or stock you elect.

        Under the terms of the merger agreement, at least 60% of the total consideration payable to Millennium shareholders will be paid in Harleysville common stock. The parties agreed that Harleysville would pay cash consideration for up to 40% of the Millennium common stock.

        Accordingly, after Millennium shareholder elections have been tabulated, the elected amounts of cash or stock may be subject to a prorata reduction to achieve a mix of consideration to Millennium shareholders that consists of a minimum of 60% in Harleysville common stock and a maximum of 40% in cash for the Millennium common stock.

        If you do not make a valid election for cash or stock consideration, Harleysville will allocate Harleysville common stock as the form of consideration to be received by you subject to the terms of the merger agreement. This allocation will minimize the impact of the allocation procedure on those shareholders who do make an election.

        In addition, Harleysville will not issue fractional shares of Harleysville common stock to Millennium shareholders. If you are otherwise entitled to receive a fractional share of Harleysville common stock you will instead receive cash.

Illustrations of Exchange Ratio Application; Value to Be Received and Allocation Rules

        The following table contains examples of the exchange ratio and cash and stock consideration that you would receive, based on various hypothetical average final prices of Harleysville common stock and assuming that you own 100 shares of Millennium common stock and you elect to receive 50% cash and 50% shares of Harleysville common stock as consideration and no proration occurs. The examples provided below assume that the market price of a share of Harleysville common stock on the day the merger is completed is equal to the average closing sales price of Harleysville common stock for the ten trading days ending two trading days preceding the effective date (referred to as the average final price). For each hypothetical average final price, the table indicates:

  •
  the corresponding exchange ratio;

  •
  the number and dollar value of whole shares of Harleysville common stock that you would receive;

  •
  the amount of cash that you would receive for any fractional share;

  •
  the amount of cash consideration that you would receive; and

  •
  the total value of the cash and stock consideration that you would receive.

        Illustrations of Exchange Ratio Application and the Value of Cash and Stock Consideration to be Received for 100 Shares of Millennium Common Stock as to Which a 50% Cash and 50% Stock Election is Made

	Assumed Average Final Price(1)	Exchange Ratio(2)	Number of HNC Shares to be Received	Value of HNC Shares to be Received	Cash Payment for Fractional Share	Cash Consideration to be Received	Total Value to be Received Per 100 Shares
Termination Right(2)	$20.00	0.6256	31	$620.00	$5.60	$800.00	$1,425.60
Termination Right(2)	$21.00	0.6256	31	$651.00	$5.88	$800.00	$1,456.88
Termination Right(2)	$21.60	0.6256	31	$669.60	$6.05	$800.00	$1,475.65
	$22.00	0.6256	31	$682.00	$6.16	$800.00	$1,488.16
	$22.50	0.6256	31	$697.50	$6.30	$800.00	$1,503.80
	$23.00	0.6256	31	$713.00	$6.44	$800.00	$1,519.44
	$23.50	0.6256	31	$728.40	$6.58	$800.00	$1,535.08
	$24.00	0.6256	31	$744.00	$6.72	$800.00	$1,550.72
	$24.50	0.6256	31	$759.50	$6.86	$800.00	$1,566.36
	$25.00	0.6256	31	$775.00	$7.00	$800.00	$1,582.00
	$25.50	0.6256	31	$790.50	$7.14	$800.00	$1,597.64
	$26.00	0.6256	31	$806.00	$7.28	$800.00	$1,613.28
	$26.50	0.6256	31	$821.00	$7.42	$800.00	$1,628.92
	$27.00	0.6256	31	$837.00	$7.56	$800.00	$1,644.56
	$27.50	0.6256	31	$852.50	$7.70	$800.00	$1,660.20
	$28.00	0.6256	31	$868.00	$7.84	$800.00	$1,675.84
	$28.50	0.6256	31	$883.50	$7.98	$800.00	$1,691.48
	$29.00	0.6256	31	$899.00	$8.12	$800.00	$2,511.00
	$29.50	0.6256	31	$914.50	$8.26	$800.00	$1,722.76
	$30.00	0.6256	31	$930.00	$8.40	$800.00	$1,738.40
	$30.50	0.6256	31	$945.50	$8.54	$800.00	$1,754.04
	$31.00	0.6256	31	$961.00	$8.68	$800.00	$1,769.68
	$31.50	0.6256	31	$976.50	$8.82	$800.00	$1,785.32
	$32.00	0.6256	31	$992.00	$8.96	$800.00	$1,800.96
	$32.50	0.6256	31	$1,007.50	$9.10	$800.00	$1,816.60
	$33.00	0.6256	31	$1,023.00	$9.24	$800.00	$1,832.24
	$33.50	0.6256	31	$1,038.50	$9.38	$800.00	$1,847.88
	$34.00	0.6256	31	$1,054.00	$9.52	$800.00	$1,863.52
	$34.50	0.6256	31	$1,069.50	$9.66	$800.00	$1,879.16
	$35.00	0.6256	31	$1,085.00	$9.80	$800.00	$1,894.80

(1)
On January 30, 2004, the closing sale price of Harleysville common stock was $30.24.

(2)
Under the merger agreement, Millennium has the right to terminate the merger agreement if, at the time of closing, the average final price is below $21.60 (which is equivalent to a decline of approximately 20% from the market value of Harleysville common stock on October 15, 2003) and the decline in the value of Harleysville common stock since October 15, 2003, exceeds by more than 20% the decline in the value of the Nasdaq Bank Index for the same period.

Stock Options

        As of the record date for the special meeting, various directors, officers and employees of Millennium held options to purchase a total of 841,125 shares of Millennium common stock, all granted under Millennium's stock option plans. When the merger takes place, each Millennium stock option still outstanding will be converted into and be exchangeable for the right to receive cash and/or options to acquire Harleysville common stock at the merger conversion rate. Holders of non-qualified options to acquire Millennium common stock will have the right to elect to receive cash or options to acquire Harleysville common stock subject to pro ration as described below.

        On and after the effective date of the merger, each option to purchase shares of Millennium common stock issued by Millennium and outstanding on the effective date of the merger shall be converted into the right to receive for each share underlying such option:

  •
  $16.00 less the option exercise price; or

  •
  an option to acquire 0.6256 shares of Harleysville common stock.

Under the terms of the merger agreement, at least 40% of the outstanding options to purchase shares of Millennium common stock will be terminated and converted into the right to receive cash. In the event more than 60% of the total shares underlying options to purchase Millennium common stock elect to have such options converted into options to purchase Harleysville common stock, Harleysville and Millennium will reduce, through a proration and allocation formula, the number of non-qualified Millennium options that will be converted into options to purchase shares of Harleysville common stock.

Opinion of Millennium's Financial Advisor

        By letter dated September 29, 2003, Millennium retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with Harleysville. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as financial advisor to Millennium in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. At the October 13, 2003 meeting at which Millennium's board of directors considered the proposed terms of the merger, Sandler O'Neill delivered to the board of directors its oral opinion that, as of such date, the merger consideration was fair to Millennium's shareholders from a financial point of view. Sandler O'Neill subsequently confirmed its opinion in writing as of October 15th, the date of the merger agreement. Sandler O'Neill has also delivered to the board of directors a written opinion dated the date of this proxy statement/prospectus, which is substantially identical to its October 15th opinion. In rendering its updated opinions, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which their analyses were based, performing procedures to update certain of their analyses and reviewing the other factors considered in rendering its opinion. The full text of Sandler O'Neill's updated opinion is attached as Appendix B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to Millennium's board of directors and is directed only to the fairness of the merger consideration to Millennium shareholders from a financial point of view. It does not address the underlying business decision of Millennium to engage in the merger or any other aspect of the merger and is not a recommendation to any Millennium shareholder as to how such shareholder should vote at the special meeting with respect to the merger, the form of consideration a shareholder should elect in the merger or any other matter.

        In connection with rendering its October 13th and 15th opinions, Sandler O'Neill reviewed and considered, among other things:

        (1)   preliminary and final drafts of the merger agreement, together with certain of the exhibits and schedules thereto;

        (2)   certain publicly available financial statements and other historical financial information of Millennium that they deemed relevant;

        (3)   certain publicly available financial statements and other historical financial information of Harleysville that they deemed relevant;

        (4)   internal financial projections for Millennium for the years ending December 31, 2003 and 2004 prepared by and reviewed with management of Millennium, including the pro forma impact of a planned rights offering of common stock by Millennium;

        (5)   internal financial projections for Harleysville for the years ending December 31, 2003 and 2004 prepared by and reviewed with management of Harleysville;

        (6)   the pro forma financial impact of the Merger on Harleysville, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of Millennium and Harleysville;

        (7)   the publicly reported historical price and trading activity for Harleysville's and Millennium's common stock, including a comparison of certain financial and stock market information for Harleysville and Millennium with similar publicly available information for certain other companies the securities of which are publicly traded;

        (8)   the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

        (9)   the current market environment generally and the banking environment in particular; and

        (10) such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

        Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other third parties. Millennium's board of directors did not otherwise limit the investigations made or the procedures followed by Sandler O'Neill in giving its opinion.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of Millennium and Harleysville that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Millennium or Harleysville or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Millennium or Harleysville, nor did it review any individual credit files relating to Millennium or Harleysville. With Millennium's consent, Sandler O'Neill assumed that the respective allowances for loan losses for both Millennium and Harleysville were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of Millennium or Harleysville. Sandler O'Neill is not an accounting firm and they relied, with Millennium's consent, on the reports of the independent accountants of Millennium and Harleysville for the accuracy and completeness of the audited financial statements furnished to them.

        Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O'Neill also assumed, with Millennium's consent, that there has been no material change in Millennium's or Harleysville's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that Millennium and Harleysville will remain as going concerns for all periods relevant to its analyses, and that the merger will qualify as a tax-free reorganization for federal income tax purposes.

        In rendering its opinions, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill in rendering its October 13th opinion, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Millennium or Harleysville and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Millennium or Harleysville and the companies to which they are being compared.

        The earnings projections used and relied upon by Sandler O'Neill for Millennium and Harleysville in its analyses were based upon internal projections for the respective companies prepared and furnished by the managements of Millennium and Harleysville. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, Millennium's and Harleysville's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of Millennium and Harleysville, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for Millennium and Harleysville were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Millennium, Harleysville and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Millennium's board of directors at the October 13th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Millennium's or Harleysville's common stock or the prices at which Millennium's or Harleysville's common stock may be sold at any time.

        Summary of Proposal.    Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon an implied transaction value of $16.00 per share, Sandler O'Neill calculated the following ratios:

Transaction Ratios

Implied transaction price/Estimated 2004 earnings per share(1)	37.31	x
Implied transaction price/Stated book value per share(2)	237.58%
Implied transaction price/Fully diluted stated book value per share(3)	277.50%
Implied tangible book premium/Core deposits(4)	29.28%
Implied transaction price/Assets(5)	22.89%

(1)
Based on management's projected 2004 earnings per share of $.43, after giving effect to the impact of a planned rights offering and the conversion of Millennium's mandatory convertible subordinated notes and assuming a tax rate of 33% on pro forma net income. While Millennium management does not anticipate being in a taxable position in 2004 as a result of a utilization of Millennium's net operating loss carryforwards, earnings per share were tax-effected for this analysis for purposes of comparing multiples with other transactions.

(2)
At June 30, 2003. Assumes 2,291,743 shares outstanding and the conversion of Millennium's mandatory convertible subordinated notes.

(3)
At June 30, 2003. Assumes 2,861,189 fully diluted shares outstanding, after giving effect to the conversion of Millennium's mandatory convertible subordinated notes and the dilutive impact of stock options outstanding using the treasury stock method calculated using the implied transaction value of $16.00 per share.

(4)
At September 30, 2003. Core deposit premium was calculated by subtracting tangible book value from implied transaction value and dividing the result by core deposits. Millennium's core deposits exclude all time deposits of greater than $100,000.

(5)
At September 30, 2003.

For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was $45.8 million, based upon 2.9 million fully diluted shares of Millennium common stock outstanding. Sandler O'Neill noted that the implied transaction value represented a 68.42% premium over the October 10, 2003 closing price of Millennium's common stock of $9.50.

        Stock Trading History.    Sandler O'Neill reviewed the history of the reported trading prices and aggregate trading volume of Millennium's common stock and the relationship between the movements in the prices of Millennium's common stock to movements in the Nasdaq Bank Index and the S&P 500 Index. During the period June 7, 1999 (the date Millennium's stock began trading) through October 10, 2003, Millennium's common stock outperformed each index.

Millennium's Stock Performance

	Beginning Index Value June 7, 1999	Ending IndexValue October 10, 2003
Millennium	100.00%	164.10%
Nasdaq Bank Index	100.00	146.96
S&P 500 Index	100.00	77.79

        Sandler O'Neill advised Millennium's board of directors that given the stock's illiquidity, lack of market makers and the start-up nature of the company during the first years of operation, Sandler O'Neill placed less emphasis on trading history and relative stock performance in rendering its opinion.

        Sandler O'Neill also reviewed the history of the reported trading prices and aggregate trading volume of Harleysville's common stock and the relationship between the movements in the prices of Harleysville's common stock to movements in the Nasdaq Bank Index and the S&P 500 Index. During the three-year period ended October 10, 2003, Harleysville's common stock outperformed each index.

Harleysville Three-Year Stock Performance

	Beginning Index Value October 9, 2000	Ending Index Value October 10, 2003
Harleysville	100.00%	241.47%
Nasdaq Bank Index	100.00	156.04
S&P 500 Index	100.00	73.73

        Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial and market trading information for Harleysville and the following publicly traded regional commercial banks located in the Mid-Atlantic region:

NBT Bancorp, Inc.	Yardville National Bancorp
National Penn Bancshares, Inc.	Sun Bancorp, Inc.
Community Bank System, Inc.	Sterling Financial Corporation
S&T Bancorp, Inc.	Financial Institutions, Inc.
U.S.B. Holding Co., Inc.
Sandy Spring Bancorp, Inc.

        The analysis compared information for Harleysville with the comparable data for each of the institutions listed above as well as the mean data for the regional group as of and for the twelve months ended June 30, 2003. The table below sets forth the data for Millennium and the mean data for the regional group with pricing data as of October 10, 2003.

Harleysville	Regional Group
Total assets (in millions)	$2,406	$2,765
Market capitalization (in millions)	$618	$489
Return on average assets	1.22%	1.11%
Return on average equity	14.21%	13.47%
Net interest margin	3.76%	3.95%
Efficiency ratio	55.48%	56.08%
Tangible equity/tangible assets	9.30%	6.92%
Loans/deposits	70.87%	81.99%
Non-performing assets/loans +OREO	0.37%	1.02%
Net charge-offs/Average loans	0.20%	0.29%
Price/52-week high	98.63%	94.44%
Price/book value per share	275.90%	210.25%
Price/tangible book value per share	275.90%	256.95%
Price/Estimated 2003 earnings per share	18.05	x	16.57	x
Price/Estimated 2004 earnings per share	16.77	x	14.88	x
Dividend yield	2.83%	2.57%
Dividend payout ratio	43.82%	35.40%

        Analysis of Selected Merger Transactions.    Sandler O'Neill reviewed selected merger transactions announced from January 1, 2003 through October 10, 2003 involving publicly traded commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed seven specific comparable transactions (including Royal Bank of Scotland Group, Plc/Thistle Group Holdings, Co., FleetBoston Financial Corporation/Progress Financial Corporation, National Penn Bancshares, Inc./HomeTowne Heritage Bank, Royal Bank of Scotland Group, Plc/Commonwealth Bancorp, Inc., National Penn Bancshares, Inc./FirstService Bank, Univest Corporation of Pennsylvania/Suburban Community Bank, Fulton Financial Corporation/Premier Bancorp Inc.) as well as the following groups of transactions: all transactions announced nationwide, all Mid-Atlantic transactions and all Pennsylvania transactions. Sandler O'Neill reviewed the multiples of transaction price to estimated earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, transaction price to total assets and premium to market price for each of the specific transactions and the median multiples and premiums for the groups of transactions. These multiples were applied to Millennium's book value and tangible book value at June 30, 2003, total assets and core deposits at September 30, 2003 and estimated 2004 earnings to derive imputed values for Millennium common stock. The high and low multiples and premiums and the resulting implied values per share of Millennium common stock are set forth below.

Selected Transaction Multiples

	High Multiples		Low Multiples		High Implied Value	Low Implied Value
Transaction price/Estimated 2004 earnings per share(1)	27.87	x	17.07	x	$11.98	$7.34
Transaction price/Book value(2)	351.80%		177.96%		$20.30	$10.27
Transaction price/Tangible book value(2)	390.63%		197.87%		$22.54	$11.42
Tangible book premium/Core deposits(3)	28.95%		16.48%		$15.88	$11.53
Transaction price/Total assets	30.34%		15.35%		$21.21	$10.73
Premium to market	65.36%		30.98%		$15.71	$12.44

(1)
Implied values are based on management's projected 2004 earnings per share of $.43, after giving effect to the impact of a planned rights offering and the conversion of Millennium's mandatory convertible subordinated notes and assuming a tax rate of 33% on pro forma net income. While Millennium management does not anticipate being in a taxable position in 2004 as a result of a utilization of Millennium's net operating loss carryforwards, earnings per share were tax-effected for this analysis for purposes of comparing the merger with other transactions.

(2)
Implied value assumes 2,861,189 fully diluted shares outstanding, after giving effect to the conversion of Millennium's mandatory convertible subordinated notes and the dilutive impact of stock options outstanding using the treasury stock method calculated using the implied transaction value of $16.00 per share.

(3)
Core deposit premium was calculated by subtracting tangible book value from market value and dividing the result by core deposits. Millennium's core deposits exclude all time deposits of greater than $100,000.

        Discounted Dividend Stream and Terminal Value Analysis.    Sandler O'Neill performed an analysis that estimated the future stream of after-tax earnings of Millennium through December 31, 2008 under various circumstances, assuming that Millennium performed in accordance with the earnings projections furnished by management. For periods after 2004, Sandler O'Neill assumed an annual growth rate of earning assets of approximately 22%, reflecting Millennium strategic growth goals for such periods. To approximate the terminal value of Millennium common stock at December 31, 2008, Sandler O'Neill applied price/earnings multiples ranging from 18x to 22x. The earning streams and terminal values were then discounted to present values using different discount rates ranging from 10% to 12% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Millennium common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Millennium common stock of $11.34 to $15.31.

Earnings Per Share Multiples

Discount Rate	18x	19x	20x	21x	22x
10.0%	$12.52	$13.22	$13.91	$14.61	$15.31
11.0%	11.91	12.58	13.24	13.90	14.56
12.0%	11.34	11.97	12.60	13.23	13.86

        Sandler O'Neill performed a similar analysis that estimated the future stream of after-tax dividend flows of Harleysville through December 31, 2006 under various circumstances, assuming Harleysville's projected dividend stream and that Harleysville performed in accordance with the earnings projections furnished by management. For periods after 2004, Sandler O'Neill assumed an annual growth rate of earnings per share of approximately 11.5%. To approximate the terminal value of Harleysville common stock at December 31, 2006, Sandler O'Neill applied price/earnings multiples ranging from 10x to 25x and multiples of tangible book value ranging from 100% to 350%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Harleysville common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Harleysville common stock of $13.53 to $37.54 when applying the price/earnings multiples and $9.83 to $35.94 when applying multiples of tangible book value. The closing price of Harleysville's common stock on October 10, 2003 was $25.99.

Earnings Per Share Multiples

Discount Rate	10x	13x	16x	19x	22x	25x
9.0%	$16.18	$20.45	$24.72	$28.99	$33.27	$37.54
11.0%	15.22	19.23	23.24	27.25	31.26	35.27
13.0%	14.34	18.11	21.87	25.64	29.40	33.17
15.0%	13.53	17.07	20.61	24.15	27.69	31.23

Tangible Book Value Per Share Multiples

Discount Rate	100%	150%	200%	250%	300%	350%
9.0%	$11.71	$16.56	$21.40	$26.25	$31.09	$35.94
11.0%	11.04	15.58	20.13	24.67	29.22	33.77
13.0%	10.41	14.68	18.95	23.22	27.49	31.76
15.0%	9.83	13.85	17.86	21.88	25.90	29.91

        In connection with its analyses, Sandler O'Neill considered and discussed with Millennium's board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Pro Forma Merger Analysis.    Sandler O'Neill analyzed certain pro forma effects of the merger, assuming the following: (1) the merger closes in the fourth quarter of 2003, (2) 40% of the Millennium shares are exchanged for cash at a value of $16.00 per share, (3) 60% of the Millennium shares are exchanged for Harleysville common stock at an implied exchange ratio of 0.616 (subsequently revised to 0.6256 to reflect the final exchange ratio), (4) earnings projections provided by Millennium and Harleysville, and (5) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by the senior managements of Millennium and Harleysville. The analysis indicated that for the year ending December 31, 2004, the first full year following the merger, the merger would be accretive to the combined company's projected earnings per share and dilutive to tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Pro Forma Merger Analysis

	Stand-alone	Pro Forma
Projected 2004 EPS	$1.55	$1.57
Projected tangible book value (at December 31, 2004)	$10.82	$10.19

        Millennium has agreed to pay Sandler O'Neill a transaction fee in connection with the merger equal to 1.0% of the aggregate merger consideration, all of which is contingent and payable upon closing of the merger. Millennium has also paid Sandler O'Neill a $100,000 fee for rendering its opinion, which will be credited against the transaction fee due upon closing of the merger. Millennium has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Millennium and Harleysville and their respective affiliates and may actively trade the debt and/or equity securities of Millennium and Harleysville and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Effective Date of the Merger

        The effective date of the merger will occur within fifteen (15) days following the satisfaction or waiver of all conditions to completion of the merger specified in the merger agreement. Millennium and Harleysville may also mutually agree on a different date. Harleysville and Millennium presently expect the effective date to occur prior to August 1, 2004.

Exchange of Millennium Common Stock

        On the effective date, each outstanding share of Millennium common stock will convert into the right to receive $16.00 cash or 0.6256 shares of Harleysville common stock.

        Harleysville will prepare a form of election that will be mailed by an exchange agent (which will be selected by Harleysville) to you approximately 33 days before the date by which you must complete and return your election form. This date, which we refer to as the election date, will be approximately two days before the closing of the merger. The exchange agent will use reasonable efforts to make a form of election available to all persons who become shareholders of Millennium between the record date and the election date. The form of election will be used by you to indicate the form of consideration you wish to receive for your shares of Millennium common stock. You may indicate that you wish to receive cash, shares of Harleysville common stock or a combination of cash and Harleysville common stock for your shares of Millennium common stock. Shares as to which no valid or effective form of election is received, or shares as to which no preference as to the type of consideration is indicated, will be deemed to be stock election shares.

        You will have until the election date to return to the exchange agent the completed and signed form of election, together with the certificates that represent the common stock of Millennium to which the form of election relates. To be effective, a form of election must be:

  •
  properly completed and signed by you; and

  •
  delivered to the exchange agent before 5:00 p.m. New York City time, on the date specified in the form of election.

        You may revoke your election by sending written notice to the exchange agent before the deadline for submitting elections. Upon any such revocation, the certificates (or delivery guarantees) covered by the election will be promptly returned. Harleysville may decide whether forms of election have been properly completed, signed and submitted or revoked and may disregard immaterial defects in forms of election.

        If you do not submit certificates representing shares your shares of Millennium common stock with your election form or you do not submit a properly completed election form, the exchange agent will mail to you:

  •
  a letter of transmittal for use in submitting your shares of Millennium common stock to the exchange agent in exchange for the merger consideration; and

  •
  instructions explaining what must be done to effect the surrender of Millennium certificates in exchange for cash or Harleysville common stock.

        Such shareholders should complete and sign the letter of transmittal and return it to the exchange agent together with their stock certificates in accordance with the instructions. Shareholders who hold shares through a nominee (for example, if the shares of common stock are held by a broker as nominee), will not need to request that certificates be issued. Such shareholders should contact their broker or other nominee for instructions.

Lost, Stolen or Destroyed Certificates

        If certificates for your shares of Millennium common stock have been lost, stolen or destroyed, you must submit an affidavit to that effect to the exchange agent. Harleysville may also require you to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

Transfer of Ownership

        The exchange agent will issue a certificate for shares of Harleysville common stock in a name other than your own name only if the Millennium certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of the exchange agent that no tax is payable.

Payment Following Surrender

        Harleysville expects that, within ten business days of the effective date and assuming that you have surrendered your certificates to the exchange agent with a properly completed form of election, you will be mailed the merger consideration, which will consist of a certificate representing, in the aggregate, the whole number of shares of Harleysville common stock that you have the right to receive under the merger agreement, a check in an amount equal to any cash that you have the right to receive as consideration for your shares of Millennium stock, plus any cash that you have the right to receive as payment for fractional shares of Harleysville common stock. No interest will be paid or will accrue on any cash payable under the merger agreement.

        For all other purposes, however, each certificate that represents shares of Millennium common stock outstanding at the effective date of the merger will evidence ownership of the shares of Harleysville common stock into which those shares are converted as a result of the merger. Neither Harleysville nor Millennium will have liability for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

Business Pending the Merger

        Millennium has agreed to conduct its business in the usual, regular and ordinary course, consistent with past customary business practices, pending the merger except as consented to by Harleysville in writing. Among other things, it will:

  •
  Not amend its articles of incorporation or bylaws;

  •
  Maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition;

  •
  Maintain its books of account, financial statements and other financial records in accordance with GAAP;

  •
  Use all reasonable efforts to preserve or collect all claims and causes of action belonging to Millennium; and

  •
  Keep all insurance policies carried by Millennium as of the date of the merger agreement in full force and effect.

        In addition, Millennium will:

  •
  Not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of its properties or assets to any material lien, claim, charge or encumbrance of any kind;

  •
  Not declare, set aside or pay any dividend or make any other distribution in respect of its common stock;

  •
  Not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell, other than as a result of the exercise of a Millennium option or warrant issued prior to the date of the merger agreement) any shares of its common stock or any other of its equity or debt securities or any securities convertible into its common stock;

  •
  Not increase the rate of compensation of, pay a bonus or severance compensation to, enter into any employment, severance, deferred compensation or other agreement with any of its officers, directors, employees or consultants; except for normal individual increases in compensation, and/or payments of incentive compensation and/or bonuses, to employees in accordance with established employee plans, policies and/or procedures of Millennium in the ordinary course of business and consistent with customary past practice;

  •
  Not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

  •
  Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

  •
  Not enter into any related party transaction except transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with others that do not involve more than the normal risk of collectibility or present other unfavorable features;

  •
  Not liquidate, merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity or person (or agree to any merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell or dispose) of any assets or any rights, other than in the ordinary course of business and consistent with prior practice, unless the failure to do so shall constitute a breach of fiduciary duty by Millennium's directors under Pennsylvania law;

  •
  Not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of its assets or any business combination with it, or concerning the fact of, or the terms and conditions of, the merger agreement, or authorize or permit any officer, director, employee, agent, consultant, counsel, affiliate or other representative to do any of the above except that officers of Millennium may respond to inquiries from regulatory authorities and holders of Millennium common stock in the ordinary course of business and Millennium may respond to an unsolicited, bona fide, written offer, if the directors have determined in good faith that the failure to do so would constitute a breach of their fiduciary duty under Pennsylvania law; and

  •
  Not take any action that would result in the failure of the merger to qualify as a tax-free reorganization.

Material Contracts

        Other than as described below, there have been no material contracts or other transactions between Millennium and Harleysville, since the signing of the merger agreement. Further, there have not been any material contracts, arrangements, relationships or transactions between Millennium and Harleysville during the past five years, other than in connection with the merger agreement and as described in this proxy statement/prospectus.

        In addition, on October 15, 2003, Harleysville and Millennium have entered into an employment agreement with David E. Sparks and an amendment to David R. Kotok's original employment agreement. For additional information, see the section of this proxy statement/prospectus entitled "Interests of Directors and Officers in the Merger," beginning on page 49.

Conditions to the Merger

        The obligations of Millennium and Harleysville to complete the merger are subject to a number of conditions and contingencies which must be satisfied or waived prior to closing. They are categorized as common conditions, conditions to Millennium's obligations, and conditions to Harleysville's obligations and are stated in the merger agreement. The most significant of these conditions include:

  Common Conditions

  •
  Approval of the merger agreement by the shareholders of Millennium;

  •
  Approval by, notice to or consent of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the Pennsylvania Department of Banking;

  •
  Continued effectiveness of the registration statement containing this proxy statement/prospectus; and

  •
  Determination of compliance with all applicable federal and state securities and antitrust laws.

  Millennium Conditions

  •
  Receipt of an opinion from Stevens & Lee concerning certain federal income tax consequences to Millennium and Millennium shareholders of the merger; and

  •
  Each of Harleysville's representations, warranties and covenants contained in the merger agreement are true and correct in all material respects on the effective date of the merger.

  Harleysville Conditions

  •
  Each of Millennium's representations, warranties and covenants contained in the merger agreement are true and correct on the effective date of the merger;

  •
  There shall not have occurred any change in the financial condition, properties, assets, business, results of operations or future prospects of Millennium which, individually or in the aggregate, has had or might reasonably be expected to result in a material adverse effect;

  •
  Dissenting shareholders exercise of dissenters' rights with respect to no more than 8% of the issued and outstanding shares of Millennium common stock;

  •
  Receipt of an opinion from Shumaker Williams, P.C. concerning certain federal income tax consequences to Harleysville of the merger;

  •
  Receipt of consents and approvals from counterparties to contracts with Cumberland in order for the contracts to remain in full force and effect following consummation of the merger; and

  •
  Receipt of an executed affiliate agreement by each officer, director and Millennium shareholder who may be deemed to be an "affiliate" of Millennium.

        In connection with the regulatory approvals, Harleysville will file:

  •
  A notice with respect to the merger with the Board of Governors of the Federal Reserve System, pursuant to the Bank Holding Company Act; and

  •
  An application for the approval of the merger by the Pennsylvania Department of Banking and the Office of the Comptroller of the Currency.

        Any term or condition of the merger agreement may be waived by the party that would benefit from the term or condition at any time before the merger, whether before or after the approval of the merger agreement by Millennium's shareholders. However, the parties may not adopt a change in the amount of consideration to be received by Millennium shareholders unless the shareholders of

Millennium approve the change. In addition, if the parties waive the requirement that a tax opinion be delivered at closing and the tax consequences to the Millennium shareholders are material, Millennium would send revised materials to shareholders and solicit their approval.

Termination of the Merger

        The merger agreement may be terminated at any time before the merger, whether before or after its approval and adoption by the shareholders of Millennium by:

  •
  Agreement of the parties;

  •
  Unilateral action by Harleysville or Millennium in the event of a material breach by the other party of any representation, warranty or covenant not remedied within 30 days after written notice or any condition precedent to the terminating party's obligation to consummate the merger is not satisfied through no fault of the terminating party;

  •
  Unilateral action by Millennium if the average of the closing sales prices of Harleysville common stock for the ten trading days ending two trading days preceding the closing date is less than $21.60 and the decline in the price of Harleysville common stock is at least 20% more than the decline during the same period in the Nasdaq Bank Index;

  •
  Harleysville or Millennium in the event of a failure to obtain necessary regulatory approvals and consents by July 1, 2004, unless the failure to consummate is due to the terminating party's failure to perform or observe its obligations; or

  •
  Harleysville or Millennium if the merger is not completed on or prior to August 1, 2004, and the failure to complete the merger is not due to a breach of the merger agreement by the party seeking to terminate it.

        Neither Millennium nor Harleysville can predict whether the market price of Harleysville's stock will increase, decrease or remain stable between the date of this proxy statement/prospectus and the closing date.

Termination Fees

        If Millennium or Harleysville terminate the merger agreement due to a material breach by the other party that is not remedied within the applicable time period, so long as the non-terminating party has not breached its obligations under the merger agreement, then the breaching party shall be liable to the non-breaching party for costs and expenses, including those incurred in connection with the preparation of the merger agreement and including the fees of counsel, accountants, consultants and other representatives.

        If Millennium's board of directors receives an offer of merger with another party other than Harleysville and withdraws or withholds its recommendation of the merger or recommends that the Millennium shareholders agree to be acquired by a party other than Harleysville, or Millennium enters into a merger at any time before September 30, 2004, then Millennium will pay $3,000,000 to Harleysville as reimbursement for reasonable costs and expenses incurred by Harleysville.

Employees

        Harleysville will endeavor to continue the employment of all current employees of Millennium and Cumberland in positions that will contribute to the successful performance of the merger. Harleysville will, after consultation with Messrs. Sparks and Kotok, prior to or soon after the effective date of the merger, inform each Millennium or Cumberland employee of the likelihood of the employee having continued employment with Harleysville. Harleysville will permit any Millennium or Cumberland employee to apply for any posted position with Harleysville and give any Millennium or Cumberland applicant priority consideration. Except for David E. Sparks and David R. Kotok, who have signed employment agreements, which are attached as exhibits to the merger agreement, which is included herein as Appendix A, all other officers and employees of Millennium will be employed on an "at will" basis. The employment agreements are also discussed in the section of this proxy statement/prospectus entitled "Interests of Directors and Officers in the Merger," beginning on page 49.

Management and Operations Following the Merger

        On the effective date, Mr. Sparks will be employed as Executive Vice President of Harleysville and President of Harleysville Asset and Wealth Management Group. Mr. Kotok will be employed as President and Chairman, and Chief Investment Officer of Cumberland Advisors, Inc., and Chief Economist and Executive Vice President of Harleysville's Asset and Wealth Management Group. Each of these officers have entered into employment agreements which are attached to Appendix A of this proxy statement/prospectus and described in the section of this proxy statement/prospectus entitled "Interests of Directors and Officers in the Merger," beginning on page 49.

        In accordance with the merger agreement, on the effective date, Vincent P. Small, Jr. will be appointed to Harleysville's board of directors, and Roger S. Hillas will be appointed as "Consulting Director" to Harleysville's board of directors.

Federal Income Tax Consequences of the Merger

        The following discussion is a general summary of certain anticipated United States federal income tax consequences of the merger. The summary is of a general nature only and does not consider all possible federal tax consequences of the merger, and is not intended to and does not exhaust all possible aspects of federal income taxation that may be relevant to a holder of Millennium common stock based on such holder's particular circumstances. The following discussion is based on and subject to the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, existing interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

  •
  shareholders who are not United States persons;

  •
  financial institutions;

  •
  tax exempt organizations;

  •
  insurance companies;

  •
  dealers in securities;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  shareholders who acquired their shares of Millennium common stock upon the conversion of convertible securities;

  •
  shareholders who acquired their shares of Millennium common stock pursuant to the exercise of employee stock options or otherwise acquired shares as compensation; and

  •
  shareholders who hold their shares of Millennium common stock as part of a hedge, straddle, synthetic security or other risk reduction, constructive sale or conversion transaction, or as part of some other integrated investment.

        This discussion assumes you hold your shares of Millennium common stock as capital assets within the meaning of Section 1221 of the Code.

        It is intended that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Harleysville's and Millennium's obligations to complete the merger are conditioned on, among other things, Harleysville's receipt of an opinion from its special tax advisor, Shumaker Williams, P.C., concerning certain federal income tax consequences to Harleysville of the merger, and Millennium's receipt of an opinion from its tax advisor, Stevens & Lee, in each case, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in the opinions, the merger constitutes a reorganization under Section 368(a) of the Code. The opinions, each dated the effective date, will be based on the then-existing law, will assume the absence of changes in existing facts, will rely on customary assumptions and may rely on representations contained in certificates executed by officers of Harleysville, Harleysville National Bank and Trust Company and Millennium. The opinions neither bind the Internal Revenue Service (the "IRS") nor preclude the IRS from adopting a contrary position, and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Neither Harleysville nor Millennium intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

        In the opinion of Shumaker Williams, P.C., assuming that the merger is consummated in accordance with the terms of the merger agreement and as described in this proxy statement/prospectus and that the factual assumptions and representations described in the preceeding paragraph are true and complete as of the effective date of the merger, the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. The following discussion assumes that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

        Millennium Shareholders Who Receive Only Harleysville Common Stock.    If you are a holder of Millennium common stock, except as discussed below with respect to cash received in lieu of a fractional share interest, you will not recognize gain or loss for United States federal income tax purposes if you exchange your Millennium common stock solely for Harleysville common stock pursuant to the merger.

        Millennium Shareholders Who Receive Both Harleysville Common Stock and Cash.    If you are a holder of Millennium common stock and you receive both Harleysville common stock and cash (other than cash received in lieu of a fractional share interest) in exchange for your Millennium common stock, you will recognize gain, if any, but not loss, in an amount equal to the lesser of:

  (i)
  the excess, if any, of:

  (a)
  the sum of the fair market value at the effective time of the merger of the Harleysville common stock and cash you receive in the merger; over

  (b)
  your tax basis in the shares of Millennium common stock you exchange in the merger; and

  (ii)
  the amount of cash that you receive in exchange for your Millennium common stock.

        Any gain so recognized will be capital gain, provided that the cash consideration received is neither essentially equivalent to a dividend within the meaning of section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of section 356(a)(2) of the Code. Such capital gain will be long term capital gain if the shares of Millennium common stock exchanged were held for more than one year. The rules under sections 302 and 356 of the Code are extremely complex; accordingly, you should consult your tax advisor about the possibility that all or a portion of any cash you receive in exchange for Millennium common stock will be treated as a dividend.

        Millennium Shareholders Who Receive Only Cash.    If you are a holder of Millennium common stock and you receive only cash for (or you exercise dissenters' rights with respect to) all of your shares of Millennium common stock, you generally will recognize capital gain or capital loss equal to the difference between the amount of cash you receive and your tax basis in the shares of Millennium common stock you surrender in the exchange. Such capital gain or capital loss will be long term capital gain or capital loss if you held your shares of Millennium common stock for more than one year. However, if you own any shares of Harleysville common stock immediately after the merger (either actually or through the constructive ownership rules of the Code), part or all of the cash you receive may be treated as ordinary income. The constructive ownership rules are extremely complex; accordingly, you should consult your tax advisor about the possibility that all or a portion of any cash you receive in exchange for Millennium common stock will be treated as ordinary income.

        Cash Received in Lieu of Fractional Shares.    The payment of cash in lieu of fractional share interests of Harleysville common stock will be treated as if Harleysville distributed the fractional share interests as part of the exchange and then redeemed the fractional share interests; such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the Code; and gain or loss will be realized and recognized in an amount equal to the difference between the redemption price and the basis of the fractional share interests of Harleysville common stock deemed surrendered therefor. Such gain or loss generally will be long term capital gain or long term capital loss if the holding period for such shares of Millennium common stock was more than one year as of the effective date of the exchange. In general, long term capital gain and dividend income of a non-corporate United States shareholder is subject to a maximum tax rate of 15%.

        Tax Basis and Holding Period.    The aggregate tax basis of the Harleysville common stock you receive as a result of the merger (including a fractional share interest in Harleysville common stock deemed received and redeemed) will be the same as the aggregate tax basis of the shares of Millennium common stock you surrender in exchange for the Harleysville common stock, (a) decreased by the amount of any cash you receive in the exchange (other than cash in lieu of a fractional share interest in Harleysville common stock), and (b) increased by the sum of (i) any amount you receive that is treated as a dividend, and (ii) the amount of gain that you recognize in the exchange (in either case, other than dividend income or gain attributable to the receipt of cash in lieu of a fractional share interest in Harleysville common stock). The holding period of the Harleysville common stock you receive as a result of the exchange will include the holding period of the Millennium common stock you exchange in the merger.

        Backup Withholding and Information Reporting.    If you receive cash in exchange for surrendering your shares of Millennium common stock, you may be subject to backup withholding at a rate of 28% if you are a non-corporate United States person and you (i) fail to provide an accurate taxpayer identification number; (ii) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or (iii) in certain circumstances, fail to comply with applicable certification requirements.

        The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are dependent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment

        Harleysville will use the purchase method of accounting to account for the acquisition of Millennium. In general, the purchase method of accounting accounts for a business combination as the acquisition of one company by another. Purchase accounting requires Harleysville to allocate the purchase price and costs of the acquisition to all of Millennium's tangible and identifiable intangible assets and liabilities, based on their fair value at the agreement date. Any excess will be recorded as goodwill. Under recent accounting pronouncements, goodwill is no longer amortized but is measured periodically for impairment, with any resulting impairment losses included in operating income. Millennium's earnings or losses will be included in Harleysville's financial statements only prospectively from the date of closing.

Expenses

        Millennium and Harleysville will each pay all their respective costs and expenses, including fees and expenses of financial consultants, tax advisors, accountants and legal counsel.

Resale of Harleysville Common Stock

        The shares of Harleysville common stock to be issued upon completion of the merger have been registered with the Commission under the Securities Act of 1933 (the "Securities Act"). Following the merger, these shares may be freely resold or otherwise transferred by all former shareholders of Millennium, except those former shareholders who are deemed "affiliates" of Millennium, within the meaning of Securities Act Rules 144 and 145. "Affiliates" will include persons—generally executive officers, directors and 10% or more shareholders—who control, are controlled by, or are under common control with, Millennium at the time of the meeting. This proxy statement/prospectus does not cover resales of shares of Harleysville common stock to be issued to affiliates of Millennium in connection with the merger.

        Harleysville common stock received by persons who are deemed to be affiliates of Millennium may be resold only:

  •
  In compliance with the provisions of Securities Act Rule 145(d);

  •
  In compliance with the provisions of an applicable exemption from the registration requirements of the Securities Act; or

  •
  Pursuant to an effective registration statement filed with the Commission.

        In general terms, Securities Act Rule 145(d) permits an affiliate of Millennium to sell shares of Harleysville common stock he or she received in ordinary brokerage transactions subject to certain limitations on the number of shares that may be sold in any consecutive three month period.

        The ability of affiliates to resell shares of Harleysville common stock received in the merger under Rule 144 or Rule 145, is subject to Harleysville having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates are also permitted to resell Harleysville common stock received in the merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act, its regulations and requirements. This proxy statement/prospectus does not cover any resales of Harleysville common stock received by persons who may be deemed to be affiliates of Harleysville or Millennium.

        Each person who may be an affiliate of Millennium is required, prior to the closing, to provide Harleysville with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Harleysville common stock that the shareholders will receive in the merger.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

Certain Employment Agreements

        On October 15, 2003, Mr. Sparks entered into an employment agreement with Harleysville, and Mr. Kotok entered into an amendment with Harleysville to his original employment agreement with Millennium. Both agreements take effect on the effective date of the merger. Copies of these agreements are attached to this proxy statement/prospectus as exhibits to the merger agreement attached as Appendix A. Both the employment agreement and the amendment were negotiated by the parties. If the merger agreement is terminated or the transactions contemplated in the merger agreement are not consummated, then the agreements will be null and void.

        Under the terms of Mr. Sparks's agreement, he will be employed as Executive Vice President of Harleysville and President of Harleysville National Bank and Trust Company's Asset and Wealth Management Group to be renamed "Millennium Wealth Management and Private Banking".

        Pursuant to Mr. Sparks's agreement, he will receive immediately prior to the effective date, one-third (1/3) ($277,380) of the payments due to him under a prior change of control agreement made between him and Millennium. Further, at the effective date, Harleysville will place an amount equal to the remaining two-thirds (2/3) ($550,620) of the payments due to him under the change of control agreement in an irrevocable rabbi trust to be managed by Cumberland Advisors, Inc.

        The term of Mr. Sparks's employment agreement is two years beginning on the effective date of the merger. If within 90 days prior to the end of the agreement neither Harleysville nor Mr. Sparks renew the agreement, Mr. Sparks will receive all funds in the trust at the end of the agreement.

        Under the terms of his agreement, Mr. Sparks will receive a base salary of $200,000. In addition, Mr. Sparks will be provided with an automobile under the terms of his employment agreement. He is entitled to participate in the employee benefit plans of Harleysville including incentive compensation and stock option plans.

        Mr. Sparks's employment agreement allows Harleysville to terminate his agreement for cause, as defined in the agreement. If he is terminated for cause or as a result of his death, all of Mr. Sparks' rights under the agreement shall cease except that he or his estate will receive all funds in the rabbi trust. If Mr. Sparks becomes disabled, as defined in the agreement, he will receive:

  (a)
  All funds deposited in the rabbi trust;

  (b)
  Seventy percent (70%) of his annual base salary and employee benefits or the dollar equivalent until the earliest of:

  1.
  his return to employment;

  2.
  his attainment of age 65; or

  3.
  his death.

        If his employment is terminated without cause, or he resigns for good reason, as defined in the agreement, Mr. Sparks is entitled to:

  (a)
  All funds in the rabbi trust;

  (b)
  The greater of the remaining balance owed to him under his contract, or the sum of the highest annual base salary paid to him under his contract and the average of the annual bonuses paid to him during the prior three years;

  (c)
  Life, disability and medical insurance benefits for 12 months after termination or the after-tax dollar equivalent; and

  (d)
  Receive, within 60 days, a lump sum amount equal to contributions made on his behalf to all qualified and non-qualified defined contribution plans for the two (2) years prior to the year of termination and the actuarial value of benefits accrued during the same period.

        The employment agreement contains a non-compete covenant for one year following the termination of the agreement. The non-compete covenant precludes Mr. Sparks from competing in or soliciting in Berks, Bucks, Chester, Delaware, Lancaster, Lehigh, Montgomery, Northampton, or Philadelphia counties or any other county that Harleysville and any of its subsidiaries or affiliates has an office at the end of the agreement. All disputes under Mr. Sparks's employment agreement are subject to arbitration, except for enforcement of restrictive covenants, unauthorized disclosure of proprietary information, work made for hire, or return of company property and documents.

        Mr. Kotok's employment agreement was originally made between him, Millennium, and Cumberland Advisors, Inc. At the effective date, Harleysville will assume the obligations under the original agreement subject to an amendment and pay Mr. Kotok a lump sum payment of $10,000. Under the terms of Mr. Kotok's agreement, he will be employed as President, Chairman, and Chief Investment Officer of Cumberland and Chief Economist and Executive Vice President of the Harleysville National Bank and Trust Company's Asset and Wealth Management and Private Banking. The initial term of Mr. Kotok's agreement ends on May 29, 2008. Upon the expiration of the initial term, the agreement will automatically extend annually to provide for a new term of one year unless notice not to renew is given or the agreement is otherwise terminated.

        Under Mr. Kotok's employment agreement he will receive a base salary of $367,100. In addition, Mr. Kotok will receive a bonus equal to 35% of the revenues received by Cumberland, which are attributable to Mr. Kotok for investment advice in excess of $850,000, subject to certain terms and conditions set forth in the agreement. Mr. Kotok is also entitled to participate in the employee benefit plans of Cumberland and Harleysville.

        Mr. Kotok's employment agreement allows Harleysville to terminate his employment for cause, as defined in the agreement. The agreement terminates if Mr. Kotok dies. Harleysville may terminate the agreement if he becomes disabled. If his employment is terminated without cause, or he resigns for any reason, Mr. Kotok will be entitled to:

  (a)
  Base salary, including any increases, from date of termination through the end of the agreement;

  (b)
  Any bonus which would have been otherwise payable to him in the month of termination;

  (c)
  Acceleration of the vesting of certain non-statutory stock options; and

  (d)
  Life insurance, disability, medical, dental and hospitalization benefits for him and his dependants from the date of termination through the end of the agreement.

        Under the original employment agreement with Millennium, Mr. Kotok was granted 55,000 non-statutory stock options to purchase Millennium common stock. These options vest one-third per year following the date of grant. Millennium granted a further 25,000 non-statutory options to Mr. Kotok. These, options vest according to a formula based on Cumberland's performance. Those options, which have not vested by December 31, 2006, shall lapse.

        Mr. Kotok's agreement contains six month non-compete and non-solicitation clauses.

Change In Control Agreements

        Certain officers of Millennium, Alice D. Flaherty, Wayne R. Huey, G. Michael Mara, and Thomas M. Miller, have agreements with Millennium under which they may be entitled to receive change in control payments upon the completion of the merger. If the merger is completed, these officers may receive maximum aggregate payments of approximately $1,398,000.

4.95% Mandatory Convertible Subordinated Notes

        On June 27, 2003, in order to finance Millennium's acquisition of Cumberland Advisors, Millennium issued $1.34 million of its 4.95% Mandatory Convertible Subordinated Notes due June 27, 2013. Millennium's directors and management of Cumberland Advisors were the primary purchasers of the Notes. The Notes provide that, in the event of a change-in-control of Millennium, the Notes will convert into shares of Millennium common stock on the day prior to the record date of any shareholder meeting at which a change in control will be considered. Accordingly, the Notes converted into 157,873 shares of Millennium common stock, at a conversion price of $8.50, on January 29, 2004. Assuming that the merger consideration is $16.00 per share, the shares received upon conversion will have a value of $2.5 million or an appreciation of approximately $1.2 million over the purchase price.

Indemnification; Directors And Officers Insurance

        Harleysville has agreed, after the transaction is completed, to indemnify all directors and officers of Millennium for six years against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement or in connection with any claim, action, suit, proceeding or investigation based in whole or in part out of the fact that the person is or was a director, officer, employee or agent of Millennium and would be entitled to indemnification by Millennium as of the date of the merger agreement.

        Harleysville has agreed to obtain and maintain a directors' and officers' liability insurance tail coverage policy with respect to Millennium's existing directors and officers, relating to periods prior to the effective date of the merger and for a period ending two years after the effective date, subject to certain maximum cost limits.

Stock Ownership of Executive Officers and Directors

        In addition to any payments received by the executive officers of Millennium pursuant to their employment agreements, the executive officers and directors also have an interest in the merger as shareholders of Millennium. As a group, the executive officers and directors of Millennium own 523,571 shares of Millennium common stock, or 21.36% of the outstanding shares of Millennium common stock, and 500,325 options to purchase common stock which if exercised would equal, together with their current ownership interest, approximately 34.69% of the outstanding shares of Millennium common stock as of January 30, 2004.

        Millennium's board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

        The directors and officers of Harleysville and its subsidiaries have no special interests in the merger, other than in their capacity as shareholders of Harleysville. The directors and officers of Harleysville and its subsidiaries will not receive any special consideration or compensation in connection with the completion of the merger.

DISSENTERS' RIGHTS

        General.    The Pennsylvania Business Corporation Law of 1988 ("PBCL") grants shareholders of Millennium the right to dissent from the merger and to obtain payment of the "fair value" of their shares in the event we complete the merger.

        If you are a shareholder of Millennium and you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the PBCL, which is attached to this proxy statement/prospectus as Appendix C. We include a discussion of the provisions of the statute. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law. If holders of shares representing 8% or more of the outstanding shares of Millennium common stock exercise their dissenters' rights, Harleysville will not be obligated to complete the merger. You are advised to consult legal counsel if you are considering the exercise of your dissenters' rights.

        Before the day of the shareholders meeting, send any written notice or demand required concerning your exercise of dissenters' rights to Thomas M. Miller, Secretary, Millennium Bank, Great Valley Corporate Center, 30 Valley Stream Parkway, Malvern, Pennsylvania 17201.

        Fair Value.    The term "fair value" means the value of a share of Millennium common stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

        Notice of Intention to Dissent.    If you wish to dissent, you must:

  •
  File a written notice with Millennium of your intention to demand payment of the fair value of your shares if the merger is consummated, prior to the vote of shareholders on the merger at the meeting;

  •
  Make no change in your beneficial ownership of stock from the date you give notice through the day of completion of the merger; and

  •
  Refrain from voting your shares to approve the merger (a failure to vote against the merger, however, will not constitute a waiver of dissenters' rights).

        Shareholders considering exercising dissenters' rights should recognize that the fair value could be more than, the same as or less than the merger consideration offered by Harleysville that they are to receive under the terms of the merger if they do not exercise dissenters' rights with respect to their shares. Opinions of investment banking firms as to the fairness from a financial point of view of consideration received in a merger are not necessarily determinative of fair value under the PBCL.

        Except as otherwise provided in this paragraph, only a record holder of shares of Millennium common stock is entitled to assert dissenters' rights with respect to the shares registered in such holder's name. A beneficial owner who is not a record holder and who wishes to exercise dissenters' rights may do so only if he or she submits a written consent of the record holder with his or her demand for payment (the demand for payment is described below). Accordingly, beneficial owners are advised to consult promptly with the appropriate record holder as to the timely exercise of dissenters' rights.

        A record holder, such as a broker or depository nominee, who holds shares as a nominee for others may exercise dissenters' rights with respect to all of the shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. The demand for payment (which is described below) must show the name and address of the person or persons on whose behalf the dissenters' rights are being exercised. A beneficial owner may not assert dissenters' rights with respect to some but less than all shares owned by him or her, whether or not all of the shares so owned by him or her are registered in his or her name.

        Neither a proxy nor a vote against approval of the merger satisfies the necessary written notice of intention to dissent.

        Notice to Demand Payment.    If the merger is approved by the required vote of shareholders, Millennium will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the merger agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

        Failure to Comply with Notice to Demand Payment, etc.    You must take each step in the order above and in strict compliance with the statute to maintain your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive 0.6256 shares of Harleysville common stock or a combination of shares and cash for the shares of Millennium common stock that you hold.

        Payment of Fair Value of Shares.    Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, Millennium will send dissenters, who have deposited their stock certificates, the amount that Millennium estimates to be the fair value of the shares or give written notice that no remittance will be made. The remittance or notice will be accompanied by:

  •
  A closing balance sheet and statement of income of Millennium for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

  •
  A statement of Millennium's estimate of the fair value of the Millennium common stock; and

  •
  A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

        If Millennium does not remit the amount of its estimate of the fair value of the shares as provided above, it will return all stock certificates that have been deposited. Millennium may make a notation on any such certificate that a demand for payment has been made. If shares with respect to which notation has been so made are transferred, a transferee of such shares will not acquire by such transfer any rights in Millennium other than those that the original dissenter had after making demand for payment.

        Estimate by Dissenter of Fair Value of Shares.    If a dissenter believes that the amount stated or remitted by Millennium is less than the fair value of the shares, the dissenter may send his or her estimate of the fair value of the shares to Millennium, which will be deemed a demand for payment of the amount of the deficiency. If Millennium remits payment or sends notice to the dissenter of the estimated value of a dissenter's shares and the dissenter does not file his or her own estimate within 30 days after the mailing by Millennium of its remittance or notice, the dissenter will be entitled to no more than the amount stated in the notice or remitted by Millennium.

        Valuation Proceeding.    If any demands for payment remain unsettled within 60 days after the latest to occur of:

  •
  The effective date of the merger;

  •
  Timely receipt by Millennium of any demands for payment; or

  •
  Timely receipt by Millennium of any estimates by dissenters of the fair value,

then, Millennium may file an application in court requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

        If a shareholder is a nonresident, the copy will be served in the manner provided or prescribed by or under applicable provisions of Pennsylvania law relating to bases of jurisdiction and interstate and international procedure. The jurisdiction of the court will be plenary and exclusive. Such court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser will have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of his or her shares is found to exceed the amount, if any, previously remitted, plus interest.

        Interest from the effective time of the merger until the date of payment will be at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors.

        If Millennium fails to file the application, then any dissenter may file an application in the name of Millennium at any time within a period of 30 days following the expiration of the 60-day period and request that the court determine the fair value of the shares. The fair value determined by the court may, but need not, equal the dissenters' estimates of fair value and may be higher or lower than the consideration payable to Millennium shareholders. If no dissenter files an application, then each dissenter entitled to do so shall be paid Millennium's estimates of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

        Millennium intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Millennium intends to file an application requesting that the fair value of the common stock be determined by the court.

        Costs and Expenses.    The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against Millennium, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting shareholders who are parties and whose action in demanding the payment or supplemental payment in accordance with their estimate of the fair value of their shares, as described above, the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

        Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against Millennium and in favor of any or all dissenting shareholders if Millennium failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the PBCL, and may be assessed against either Millennium or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D.

        If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated and should not be assessed against Millennium, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

        From and after the effective time of the merger, dissenting shareholders are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on their shares.

COMPARATIVE STOCK PRICES AND DIVIDENDS
AND RELATED SHAREHOLDER MATTERS

Harleysville Common Stock

        Harleysville common stock is quoted on the Nasdaq National Market System under the symbol "HNBC." The table below shows, for the periods indicated, the high and low prices for Harleysville common stock as reported on Nasdaq, and cash dividends declared per share. The quotations in the table represent quotations between dealers, do not include retail markups, mark downs or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.

2003	High	Low	Cash Dividends Declared Per Share
First Quarter	21.360	19.456	0.152
Second Quarter	23.728	19.608	0.152
Third Quarter	26.310	20.800	0.160
Fourth Quarter	32.700	23.080	0.190
2002	High	Low	Cash Dividends Declared Per Share
First Quarter	18.667	16.762	0.130
Second Quarter	21.463	17.524	0.130
Third Quarter	21.800	17.189	0.136
Fourth Quarter	21.400	18.328	0.168
2001	High	Low	Cash Dividends Declared Per Share
First Quarter	15.000	12.905	0.114
Second Quarter	17.048	13.810	0.114
Third Quarter	20.335	15.162	0.122
Fourth Quarter	19.665	15.960	0.145

        On January 30, 2004, the closing price for Harleysville common stock, as reported on Nasdaq was $30.24. As of January 30, 2004, Harleysville common stock was held by 3,431 holders of record. Harleysville has in the past paid regular quarterly cash dividends to its shareholders; however, there can be no assurance that Harleysville will continue to do so in the future. See "Risk Factors—Risks Associated with Harleysville's Ability to Pay Dividends is Subject to Limitations" beginning on page 19.

Millennium Common Stock

        Millennium's common stock is listed on the OTC Bulletin Board under the symbol "MLBK" and is traded by Boenning and Scattergood, Inc. and Ryan Beck & Co., Inc. Sales and purchases of the shares of Millennium's common stock are infrequent and isolated. The price information is obtained from data about actual trades. To the best of Millennium's knowledge, the following table sets forth the high and low prices for shares of its common stock for each quarter since the beginning of 2001.

2003	High	Low
First Quarter	$7.75	$6.75
Second Quarter	9.35	7.40
Third Quarter	9.75	8.55
Fourth Quarter	16.50	9.25
2002	High	Low
First Quarter	$6.95	$6.10
Second Quarter	7.00	6.55
Third Quarter	6.95	5.80
Fourth Quarter	7.00	6.55
2001	High	Low
First Quarter	$6.12	$4.97
Second Quarter	7.10	5.75
Third Quarter	7.25	6.35
Fourth Quarter	6.50	6.00

        On January 30, 2004, the closing sales price for Millennium common stock was $16.75. Millennium has not paid any cash dividends to its shareholders during its operating history.

COMPARISON OF SHAREHOLDER RIGHTS

        After the merger, the shareholders of Millennium will become shareholders of Harleysville if they receive shares of Harleysville common stock as consideration in exchange for their Millennium common stock. There are certain differences in the rights of shareholders of these two companies. We summarize the differences between Millennium and Harleysville common stock and the rights of their respective holders, as of January 30, 2004, in the following table and the subsequent text.

        The following summary in the table below and the subsequent text does not purport to be a complete statement of the rights of holders of Harleysville common stock under applicable Pennsylvania law, its articles of incorporation or its bylaws or the rights of holders of Millennium common stock under applicable Pennsylvania law, its articles of incorporation or its bylaws, or a complete description of the specific provisions referred to in the summary table below and the subsequent text. This summary table and the subsequent text is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the Pennsylvania Business Corporation Law, the Pennsylvania Banking Code of 1965, and the governing corporate instruments of Harleysville and Millennium. We urge you to read those documents carefully in their entirety. Copies of the applicable governing corporate instruments of Harleysville and Millennium are available to you without charge by following the instructions listed under "Where You Can Find More Information" beginning on page 88.

	Millennium Bank	Harleysville National Corporation
Title	Common stock, with $1 par value per share and preferred stock with $100 par value per share.	Common stock with $1 par value and preferred stock with $1 par value per share.

Shares Authorized	10,000,000 (5,000,000 shares of common stock and 5,000,000 shares of preferred stock).	83,000,000 (75,000,000 shares of common stock and 8,000,000 shares of preferred stock).
Shares Issued and Outstanding	2,451,291 at January 30, 2004.	23,911,878 at January 30, 2004.
Preferred Stock	5,000,000 authorized.	8,000,000 authorized.
Preemptive Rights	No.	No.
Removal of Directors	Shareholders may remove a director only for cause by a majority of all shareholders entitled to vote at an annual election of directors.
Voting: Election of Directors	Non-cumulative	Non-cumulative.
Classification of Board of Directors	Board of directors divided into 3 classes with 3-year terms.	Board of directors divided into 4 classes with 4-year terms; approximately 1/4 of directors elected each year.
Voting: Other Matters	One vote for each share owned of record.	One vote for each share owned of record.
Mergers, Consolidations, Liquidations Sales of Substantially All Assets	Approval by a majority vote of outstanding shares of common stock if 80% of the board of directors approves the transaction. The Pennsylvania Banking Code of 1965 provides that 66.66% of the outstanding shares of common stock are required to approve a merger or similar transaction.	Approval by a vote of 80% of outstanding shares of common stock. However, if the transaction is approved by at least 75% of all members of the board of directors, then by a majority of all outstanding shares of common stock.
Special Shareholder Meetings	By the Chairman or a majority of the Board or by shareholders entitled to cast 20% of the votes entitled to be cast at a shareholders meeting.	Upon request by: the Chairman, the President, the Executive Vice President, or a majority of the board of directors or the Executive Committee. Special meetings may also be called by request of 20% of all outstanding shares entitled to vote at that meeting.
Authorization to Issue Shares	Approval by the board of directors.	Approval by the board of directors, subject to the shareholder approval requirements of The Nasdaq Stock Market, Inc.
Dissenters' Rights	Yes.	No.
Dividend Reinvestment Plan	No.	Yes.

Active Market	Traded on the OTC Bulletin Board.	Listed for quotation on the National Market System of The Nasdaq Stock Market, Inc.
Common Stock Registered Under Exchange Act	No.	Yes.
Dividends	Dividends may be declared and paid out of accumulated earnings.	As declared by the board of directors, payment permitted unless, after payment, company would be unable to pay its debts as they become due in the usual course of business or the sum of its total liabilities would exceed total assets. Federal Reserve Board policy provides that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The ability of Harleysville to pay dividends is largely dependent upon receipt of dividends from its respective subsidiaries, primarily Harleysville National Bank and Trust Company, Security National Bank, and The Citizens National Bank. Payment of dividends by these subsidiaries is subject to a number of regulatory restrictions.
Number of Directors	Not less than five nor more than twenty-five. The board of directors may from time to time fix the number of directors and their respective classifications within these limits.	Not less than five nor more than twenty-five. The board of directors may from time to time fix the number of directors and their respective classifications within these limits.

Notice Request for Shareholder Proposals	Shareholder requests for inclusion of matters in proxy materials for the annual meeting must be submitted in the form required by law in writing before the end of the calendar year preceding the annual meeting. Shareholders requests for inclusion of matters in proxy materials for special meetings shall be handled in accordance with applicable law.	Shareholder requests for inclusion of matters in proxy materials for the annual meeting must be submitted in the form required by law in writing before the end of the calendar year preceding the annual meeting. Shareholder requests for inclusion of matters in proxy materials for special meetings shall be handled in accordance with applicable law.
Amendment of Articles of Incorporation	Section 1503 of the Pennsylvania Banking Code of 1965 provides that the Board of Directors must propose adoption of a resolution to amend the articles. The amendment must be approved by the affirmative vote of a majority of all shares entitled to vote. Section 1504 of the Pennsylvania Banking Code of 1965 provides that upon approval of an amendment to the articles of incorporation the company must file articles of amendment with the Pennsylvania Department of Banking for approval. Within 60 days the Department of Banking must approve or disapprove of the amendment. If the Department of Banking disapproves of the amendment, it will provide written notice of the disapproval which provides details of the reason for its decision.	Article 7 of the Harleysville's articles (relating to mergers, consolidations, liquidation and dissolution) cannot be amended without approval by the affirmative vote of at least 80% of the outstanding shares of common stock. Otherwise, generally the power to make, amend and repeal the articles is vested in the board of directors, subject to the power of the shareholders to change such action.

Amendment of Bylaws	The power to make, amend and repeal the bylaws is vested in the board of directors, subject to the power of the shareholders to change such action; however, holders of 80% or more of outstanding shares of common stock is required with respect to any amendment or change different from that recommended by the board of directors.	The power to make, amend and repeal the bylaws is vested in the board of directors, subject to the power of the shareholders to change such action; however, holders of 80% or more of outstanding shares of common stock is required with respect to any amendment or change different from that recommended by the board of directors.

Analysis of Pennsylvania's Anti-takeover Provisions

        Harleysville is a "registered corporation" within the meaning of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 ("PBCL") because the common stock of Harleysville is entitled to vote generally in the election of directors and is registered under the Securities Exchange Act of 1934. Accordingly, Harleysville would generally be subject to the "anti-takeover provisions" of Chapter 25 of the PBCL. The relevant provisions are contained in Subchapters E through J of Chapter 25 and are described below:

  •
  Subchapter 25E, relating to control transactions, provides that if any person or group of persons were to acquire more than 20% of the voting power of Harleysville, then the remaining shareholders could demand from such person or group of persons the fair value of their shares, including a proportionate amount of any control premium.

  •
  Subchapter 25F, relating to business combinations, delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and a covered corporation, unless the business combination or share acquisition is approved by the corporation's board of directors prior to the date such person became an interested shareholders. "Business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" for this purpose is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

  •
  Subchapter 25G, prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve the voting rights.

  •
  Subchapter 25H, relating to disgorgement, requires persons (1) who acquire 20% or more of the voting power of a covered corporation or (2) announce that they may acquire such control and then sell shares within 18 months after the happening of (1) or (2) to disgorge the profits made from such transaction. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or with 24-months prior thereto.

  •
  Subchapter 25I, relating to severance payments, provides for a minimum severance payment to certain employees terminated within two years of the approval of a control-share acquisition under Subchapter 25G.

  •
  Subchapter 25J prohibits the abolishment of certain labor contracts in connection with a control-share acquisition under Subchapter 25G.

Subchapters 25E through 25H contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

        Harleysville has elected to opt out of Subchapter G and Subchapter H of Chapter 25. Also, Subchapter I and Subchapter J are triggered only by the occurrence of a "control share approval" under Subchapter G. Accordingly, Subchapters G, H, I and J are not applicable to Harleysville.

        Because Millennium does not have a class of shares registered under the Exchange Act, such provisions do not apply to it.

        Furthermore, certain provisions of the PBCL other than Chapter 25 may be deemed to have an anti-takeover effect. Although, by no means an exhaustive list, certain of these provisions are described as follows:

  •
  Removal of Directors. The PBCL provides that a director of a board of directors classified in respect to the term of office can only be removed for cause.

  •
  Director Fiduciary Duty. The PBCL, relating to the statutory duties and responsibilities of directors, provides that: (1) a director can consider a number of the factors and groups in determining whether a certain transaction is in the best interests of the corporation; (2) a director need not consider the interests of any particular group as dominant or controlling; (3) directors, in order to satisfy the presumption that they have acted in the best interests of the company, need not satisfy any greater burden of proof in the acquisition context; (4) actions approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and (5) the fiduciary duty is solely to the corporation and may be enforced by the corporation or a shareholder in a derivative action, but not by a shareholder directly. The PBCL also provides that such fiduciary duty does not require directors to redeem any rights under, or to modify or render inapplicable any shareholder rights plan.

Harleysville has chosen to opt-out of the provisions discussing director fiduciary duty above. Instead, the provision applicable to Harleysville provides that in discharging their duties, the board of directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, suppliers and customers of the corporation and upon communities in which officers of other establishments of the corporation are located, and all other pertinent factors. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director shall be presumed to be in the best interest of the corporation.

INFORMATION ABOUT HARLEYSVILLE NATIONAL CORPORATION

        Harleysville National Corporation, a Pennsylvania corporation, was incorporated in June 1982. On January 1, 1983, Harleysville became the parent bank holding company of Harleysville National Bank and Trust Company established in 1909. On February 13, 1991, the Corporation acquired all of the outstanding common stock of Citizens National Bank, established in 1903. On June 1, 1992, the Corporation acquired all of the outstanding stock of Summit Hill Trust Company. On September 25, 1992, Summit Hill merged into Citizens and is now operating as a branch office of Citizens. On July 1, 1994, Harleysville acquired all of the outstanding stock of Security National Bank, established in 1988. On March 1, 1996, Harleysville acquired all of the outstanding common stock of Farmers & Merchants Bank. Farmers & Merchants Bank was merged into Citizens and is now operating as a branch office of Citizens. On March 17, 1997, the HNC Financial Company was incorporated as a Delaware Corporation. HNC Financial Company's principal business function is to expand the investment opportunities of Harleysville. On January 20, 1999, Harleysville acquired all of the outstanding stock of Northern Lehigh Bancorp, Inc., parent company of Citizens National Bank of Slatington. Citizens National Bank of Slatington was merged into Citizens. On April 28, 2000, Harleysville acquired all of the outstanding common stock of Citizens Bank and Trust Company of Palmerton. CB & T of Palmerton was merged into Citizens. On March 30, 2001, HNC Reinsurance Company was

incorporated as an Arizona Corporation. HNC Reinsurance Company functions as a reinsurer of consumer loan credit life and accident and health insurance. Harleysville is primarily a bank holding company that provides financial services through its three bank subsidiaries. Since commencing operations, Harleysville's business has consisted primarily of managing Harleysville National Bank and Trust Company, Citizens National Bank, and Security National Bank, and its principal source of income has been dividends paid by the banks. Harleysville is registered as a bank holding company under the Bank Holding Company Act of 1956.

        Harleysville National Bank and Trust Company, Citizens National Bank, and Security National Bank are national banking associations under the supervision of the Office of the Comptroller of the Currency. Harleysville's and Harleysville National Bank and Trust Company's legal headquarters are located at 483 Main Street, Harleysville, Pennsylvania 19438. Citizens National Bank's legal headquarters is located at 13-15 West Ridge Street, Lansford, Pennsylvania 18232. Security National Bank's legal headquarters is located at One Security Plaza, Pottstown, Pennsylvania 19464. HNC Financial Company's legal headquarters is located at 2751 Centerville Road, Suite 3164, Wilmington, Delaware 19808. HNC Reinsurance Company's legal headquarters is located at 101 North First Avenue, Suite 2460, Phoenix, AZ 85003.

Management and Additional Information

        Certain financial and other information relating Harleysville, including information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters, is incorporated by reference or set forth in Harleysville's annual report on Form 10-K for the year ended December 31, 2002, Harleysville's Quarterly Report on 10-Q for the quarter ended September 30, 2003, Harleysville's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and Harleysville's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, each of which is incorporated herein by reference. For information on obtaining a copy of these documents, please see "Where You Can Find Additional Information" beginning on page 88.

Incorporation of Certain Documents by Reference

        Certain documents previously filed by Harleysville with the Commission are incorporated by reference into this proxy statement/prospectus as follows:

  •
  Harleysville's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on March 7, 2003;

  •
  Harleysville's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed with the Commission on November 14, 2003;

  •
  Harleysville's Quarterly Report on Form 10-Q for the period ended June 30, 2003, as filed with the Commission on August 13, 2003;

  •
  Harleysville's Current Report on Form 8-K, dated November 25, 2003, as filed with the Commission on December 1, 2003;

  •
  Description of Harleysville's common stock that appears in Harleysville's prospectus filed with the Commission on November 12, 1998, which forms a part of Harleysville's Registration Statement No. 333-67201 on Form S-4, and as amended on November 20, 1998 and December 7, 1998, and Harleysville's Report on Form 10-C, filed with the Commission on March 1, 1996.

        Harleysville incorporates by reference all documents it files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date this proxy statement/prospectus and prior to the earlier of the completion of the merger or termination of the merger agreement, into this proxy statement/prospectus. The incorporated documents are deemed a part of the proxy statement/prospectus from the date of filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. Unless specifically incorporated by reference, Current Reports furnished on Form 8-K shall not be incorporated in this proxy statement/prospectus. You should read all information appearing in this proxy statement/prospectus in conjunction with the information and financial statements, including notes thereto, appearing in the documents incorporated herein by reference, except to the extent stated in this paragraph. All the information in this proxy statement/prospectus is qualified in its entirety by the information in those documents.

INFORMATION ABOUT MILLENNIUM BANK

Description of Business

General

        Millennium is a commercial bank and trust company organized under the laws of the Commonwealth of Pennsylvania. Millennium commenced operations in 1998.

        At September 30, 2003, Millennium had total consolidated assets of $200.5 million, deposits of $151.9 million and shareholders' equity of $15.2 million. Millennium is a member of the Federal Home Loan Bank of Pittsburgh, and its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation.

        Millennium's primary business activities consist of providing personal and corporate banking, investment management and trust services in the communities it serves.

        Millennium operates four full-service banking offices in three southeastern Pennsylvania counties and a loan and trust office in Philadelphia, Pennsylvania that provides fiduciary oversight and investment advice.

        Investment management is offered through Cumberland Advisors, Inc., Millennium's wholly-owned subsidiary, and pursuant to contracts with various sub-advisors, including The Haverford Trust Company and Capital & Security Management, Inc.

        Millennium acquired all of the outstanding capital stock of Cumberland Advisors on May 30, 2003 for $1.496 million. Cumberland Advisors is located in Vineland, New Jersey and manages approximately $689 million in assets for more than 600 clients located in 35 states and several foreign countries.

Competition

        Millennium competes with other banks, savings institutions, credit unions, mortgage banking companies and, with respect to deposits, institutions offering investment alternatives, including money market funds. Millennium's competition may increasingly come from insurance companies, large securities firms and other financial services institutions.

Properties

        Millennium leases its headquarters branch office in the Great Valley Corporate Center in Malvern, Pennsylvania and banking offices in Wyomissing, Pennsylvania, Blue Bell, Pennsylvania and Malvern, Pennsylvania under various lease agreements expiring between October 2004 and February 2009. Millennium also leases a loan and trust sales office in Philadelphia, Pennsylvania which lease expires in June 2005. Cumberland Advisors leases office space in Vineland, New Jersey. Such lease expires in February 2006. In addition, Millennium sub-leases office space located in Blue Bell, Pennsylvania to a third party. The lease and sublease for such property expires in October 2004. On January 5, 2004, Millennium purchased a branch office in Wyomissing, Pennsylvania for $725,000. Millennium expects to relocate its existing leased Wyomissing, Pennsylvania branch office to the new location in February 2004.

Leased Properties

Location	Square Feet	Monthly Rental	Expiration of Term
Malvern (Headquarters)	8,990	$13,578	2008
Wyomissing Office	4,751	$5,462	2009
Blue Bell Office	3,570	$7,289	2007
Malvern Office	3,060	$2,965	2007
Philadelphia	1,747	$3,421	2005
Vineland, NJ	9,750	$2,400	2006
Blue Bell (former office)	2,218	$3,793	2004
Sublease		$(3,364)	2004

Employees

        At September 30, 2003, Millennium employed 65 full-time equivalent employees, including 21 at Cumberland Advisors. None of these employees are covered by a collective bargaining agreement and Millennium believes that its employee relations are good.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following table presents selected consolidated financial and other data at and for each of the periods indicated. The information at and for each of the years in the four-year period ended December 31, 2002, has been derived from audited consolidated financial statements. The information at and for each of the nine-month periods ended September 30, 2003 and 2002 has been derived from our unaudited consolidated financial statements. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the audited financial statements, and include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. You should not consider results for the nine months ended September 30, 2003, necessarily indicative of the results to be expected for the full year. You should read this information in conjunction with, and this information is qualified in its entirety by, the more detailed information included elsewhere in this document, including our audited consolidated financial statements and the related notes thereto.

	At or for the Nine Months ended September 30,		At or for the Years ended December 31,
	2003(1)	2002	2002	2001	2000	1999
	(dollars in thousands, except per share data)
For the period ended
Interest income	$7,019	$6,649	$9,140	$9,320	$8,849	$2,968
Interest expense	2,893	3,337	4,443	5,619	5,541	1,442

Net interest income	4,126	3,312	4,697	3,701	3,308	1,526
Provision for loan losses	220	210	295	331	432	505
Other income	1,329	511	672	850	446	346
Other expenses	5,008	4,324	5,732	5,618	5,346	4,293

Income (loss) before cumulative effect of change in accounting principle	227	(711)	(658)	(1,398)	(2,024)	(2,926)
Cumulative effect of change in accounting principle(2)	—	(264)	(264)	—	—	—

Net income (loss)(3)	$227	$(975)	$(922)	$(1,398)	$(2,024)	$(2,926)

Per share
Basic and diluted net income (loss) per share	$0.10	$(0.43)	$(0.41)	$(0.62)	$(0.90)	$(1.31)
Book value per common share	$6.61	$6.48	$6.52	$6.85	$7.40	$7.92
Common shares outstanding	2,291,743	2,288,926	2,288,926	2,279,010	2,283,810	2,309,359
At period end
Total assets	$200,465	$177,844	$190,940	$159,915	$143,866	$94,535
Investment securities	40,549	42,081	42,813	45,352	62,107	49,254
Loans, net of unearned fees and costs	149,382	130,328	142,264	106,676	74,735	40,003
Allowance for loan losses	1,613	1,434	1,503	1,264	950	518
Deposits	151,849	139,325	141,374	120,953	112,777	74,086
Borrowings	30,943	20,704	33,798	18,492	11,278	1,486
Mandatory Convertible Subordinated Notes	1,342	—	—	—	—	—
Shareholders' equity	15,152	14,824	14,919	15,616	16,896	18,298

	At or for the Nine Months ended September 30,		At or for the Years ended December 31,
	2003(1)	2002	2002	2001	2000	1999
Operating Ratios
Return on average assets(4)	0.16%	-0.81%	-0.56%	-0.97%	-1.66%	-5.94%
Return on average shareholders' equity(4)	2.04%	-8.82%	-6.26%	-8.69%	-11.11%	-14.55%
Net interest spread(4)(5)	2.66%	2.31%	2.42%	1.89%	1.66%	1.09%
Net interest margin(4)(6)	3.01%	2.79%	2.86%	2.62%	2.77%	3.25%
Other income as a percentage of total revenue(7)	24.36%	13.37%	12.52%	18.68%	11.88%	18.48%
Other income as a percentage of average assets(4)	0.96%	0.43%	0.41%	0.59%	0.37%	0.70%
Other expenses to average assets(4)	3.60%	3.60%	3.46%	3.92%	4.39%	8.72%
Efficiency ratio(8)	91.81%	113.10%	106.76%	123.45%	142.41%	229.33%
Asset Quality Ratios
Nonperforming loans to period-end loans(9)	0.01%	0.05%	0.02%	0.10%	0.00%	0.00%
Allowance for loan losses to period end loans	1.08%	1.10%	1.06%	1.19%	1.27%	1.30%
Allowance for loan losses to nonperforming loans	16130%	2078%	5368%	1239%	NM	NM
Nonperforming assets to period end total assets	0.00%	0.04%	0.01%	0.06%	0.00%	0.00%
Net loan charge-offs to average total loans(4)	0.10%	0.05%	0.05%	0.02%	0.00%	0.00%
Selected Capital Ratios
Total risk-based capital	10.78%	11.71%	10.99%	12.76%	16.21%	28.93%
Total tier 1 risk-based capital	8.84%	10.65%	9.96%	11.77%	15.32%	28.12%
Leverage ratio	7.16%	8.70%	7.98%	10.30%	12.03%	23.95%
Period end equity to assets ratio	7.56%	8.34%	7.81%	9.77%	11.74%	19.36%

(1)
The acquisition of Cumberland Advisors, Inc. was completed on May 30, 2003; financial results for Cumberland Advisors are included for the period May 31, 2003 through September 30, 2003.

(2)
The cumulative effect of accounting change reflects the impact of the adoption of SFAS 142- Goodwill and Other Intangible Assets effective January 1, 2002.

(3)
Tax expenses of $77 have not been recorded for the period ended September 30, 2003 due to prior periods' net operating loss carryforwards available to offset future federal income tax liabilities. Tax benefits of $332 for the period ended September 30, 2002 and $313, $475, $688 and $995 for the years ended 2002, 2001, 2000 and 1999 respectively, have not been recognized for financial reporting purposes. Tax benefits will be realized in the future only if Millennium remains profitable. As of December 31, 2002, Millennium has net operating loss carryforwards available for federal income tax purposes of approximately $7,063,000 expiring in the years 2018 through 2022.

(4)
Annualized.

(5)
Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.

(6)
Net interest margin is calculated by dividing net interest income by average interest earning assets.

(7)
Total revenue consists of net interest income and other income.

(8)
Efficiency ratio is other expenses divided by the sum of net interest income and other income.

(9)
Nonperforming assets consist of non-accrual loans and loans past due 90 days or more.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following financial review and analysis is intended to assist in understanding and evaluating the major changes in the financial condition and earnings performance of Millennium with a primary focus on the analysis of operating results for the nine months ended September 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000. The information set forth below should be read in conjunction with Millennium's consolidated financial statements and accompanying notes thereto. For purposes of this section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" references to "we," "our," or "us" refer to Millennium.

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

Overview

        For the nine months ended September 30, 2003, we reported net income of $227,000, or $0.10 per share, as compared to a net loss for the same period last year of $975,000, or $0.43 per share, which included a $264,000 charge in the first quarter of 2002 related to the cumulative effect of accounting change resulting from the adoption of SFAS 142—"Goodwill and Other Intangible Assets" effective January 1, 2002.

        On May 30, 2003, we completed the acquisition of Cumberland Advisors, Inc. Cumberland Advisors' results from May 31, 2003 through September 30, 2003 are included in our financial statements, and their earnings were accretive to our net income for such period.

        In order to finance the acquisition of Cumberland Advisors and maintain our regulatory capital ratio designation as "well capitalized", we issued $1.34 million of 4.95% Mandatory Convertible Subordinated Notes due June 27, 2013. On the day prior to the record date for the special meeting of our shareholders to vote on the approval of the Agreement and Plan of Merger, the Notes converted into 157,873 shares of our common stock. This represents a conversion price of $8.50. The Notes were subscribed to in their entirety by the directors and officers of Millennium and Cumberland Advisors.

        At September 30, 2003, total assets were $200.5 million, total loans were $149.4 million, total deposits were $151.9 million, and shareholders' equity was $15.2 million. Total trust and investment management assets, including those managed by Cumberland Advisors, were $596 million.

Earnings Analysis

  Net Interest Income

        A significant component of our earnings is net interest income. Net interest income is calculated as the interest income earned on interest earning assets (loans, loan fees, investment securities, interest bearing deposits and Federal Funds sold) less interest expense paid on interest bearing liabilities (deposits and borrowings). Net interest income for the nine months ended September 30, 2003 was $4.1 million, an increase of $0.8 million or 24.6% from $3.3 million for the same period a year ago. The improvement is attributable primarily to growth in our loan portfolio and an overall reduction in our cost of funding.

        Earning assets averaged $183.2 million for the first nine months of 2003 compared to $158.9 million for the same period in 2002, an increase of $24.3 million, or 15.3%. Loans and loans held for sale averaged $146.0 million for the first nine months of 2003 compared to $114.2 million for the same period in 2002, representing an increase of $31.7 million, or 27.8%. The average balance of investment securities declined $7.6 million or 18.9% due to investment securities which were called or sold in combination with management's decision not to replace such securities due to deflated reinvestment rates. Net interest margin was positively affected by declining interest rates on deposits and short-term borrowings.

        The yield on our earning assets declined 47 basis points from 5.59% for the first nine months of 2002 to 5.12% for the same period in 2003. However, the cost of interest bearing liabilities declined 83 basis points from 3.29% to 2.46%, reflecting a decrease in overnight funding rates and the re-pricing of deposits. The spread on earning assets improved 35 basis points to 2.66%, while net interest margin increased 22 basis points to average 3.01% for the first nine months of 2003 as compared to 2.79% during the same period a year ago.

  Other Income

        Other income increased $818,000 to $1.3 million for the first nine months of 2003 compared to $511,000 for the same period of 2002. Investment management and trust fee income increased $773,000 between the two periods. Cumberland Advisors accounted for $791,000 in new investment management fee income since the completion of the acquisition on May 30, 2003. Net realized gains on sales of securities were $3,000 for the first nine months of 2003 compared to $49,000 for the same period in 2002. In addition, service fees on loan and deposit accounts increased $69,000 or 44.8% for the first nine months of 2003 compared to the same period in 2002 primarily due to mortgage loan originations and increased business deposit accounts.

  Other Expenses

        Other expenses for the first nine months of 2003 were $5.0 million compared to $4.3 million for the same period of 2002. Excluding the incremental expenses of $754,000 related to the acquisition of Cumberland Advisors and restructuring costs of $243,000 recorded during the first half of 2002 related to the cost savings restructuring and realignment of our Asset Management Unit, other expenses during the nine month period ended September 30, 2003 increased by $173,000 or 4.2% from the same period in 2002. The increase is primarily related to increased staffing, occupancy, and other related operating expenses associated with the relocation of our Blue Bell, Pennsylvania office and the opening of a new office in Malvern, Pennsylvania. The Blue Bell, Pennsylvania office and the Malvern, Pennsylvania office each opened for business in 2002.

Balance Sheet Analysis

  Investment Portfolio

        Due to changing market conditions and in an effort to increase liquidity, we reclassified our portfolio of investment securities by transferring all securities designated as Held to Maturity to the Available for Sale classification during the second quarter of 2003. The amortized cost of the transferred securities was $19,852,000 and the market value of such securities at the time of transfer, was $20,195,000, which resulted in an adjustment to the unrealized gain on available for sale investments of $343,000 which was recorded as an increase to Other Comprehensive Income.

  Loan Portfolio

        The following table sets forth the components of total net loans outstanding in each category at the date indicated (dollar amounts in thousands):

	At September 30,
	2003	2002
Loans
Commercial	$26,584	$31,240
Real estate—construction	10,385	12,159
Real estate—mortgage	79,377	61,587
Consumer	32,897	25,236
Lease financing	0	0

Total Loans	$149,243	$130,222
Net deferred loan costs (fees)	139	106
Allowance for loan losses	(1,613)	(1,434)

Net Loans	$147,769	$128,894

Commitments
Standby letters of credit	$1,533	$2,022
Undisbursed loans and commitments to grant loans	50,452	43,240

Total Commitments	$51,985	$45,262

  Asset Quality and Provision for Loan Losses

        The provision for loan losses for the period ended September 30, 2003 totaled $220,000 as compared to $210,000 for the nine month period ended September 30, 2002. At September 30, 2003, the allowance for possible loan losses was 1.08% of loans outstanding and was deemed adequate by management. Non-performing loans totaled $10,000 or 0.01% of total outstanding loans at September 30, 2003.

        The following table summarizes, for the periods indicated, changes in the allowance for loan losses arising from loans charged-off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for loan losses (dollar amounts in thousands):

	At or for the Nine Months ended September 30,
	2003	2002
Outstanding Loans:
Average for the period	$145,968	$114,248
End of the period	149,382	130,328
Allowance For Loan Losses:
Balance at beginning of period	1,503	1,264
Actual charge-offs:
Commercial	(112)	—
Consumer	—	—
Real estate—construction	—	—
Mortgages	—	(40)
Lease financing	—	—

Total charge-offs	(112)	(40)

Less recoveries:
Commercial	—	—
Consumer	—	—
Real estate—construction	—	—
Mortgages	2	—
Lease financing	—	—

Total recoveries	2	0
Net loans charged-off	(110)	(40)
Provision for loan losses	220	210

Balance at end of period	$1,613	$1,434

Ratios:
Net loans charged-off to average loans(1)	0.10%	0.05%
Allowance for loan losses to total loans	1.08%	1.10%
Net loans charged-off to beginning allowance for loan losses	7.32%	3.16%
Net loans charged-off to provision for loan losses	50.00%	19.05%
Allowance for loan losses to nonperforming loans	16,130%	2,078%

(1)
Annualized

        The following table sets forth the allocation of the allowance for loan losses by loan type for the periods indicated and the percent of loans in each category to total loans (dollar amounts in thousands). The entire allowance for loan losses is available to absorb future loan losses in any loan category.

	September 30, 2003		September 30, 2002
	Amount	Loan %	Amount	Loan %
Commercial	$347	17.8%	$395	24.0%
Real estate—construction	120	7.0%	115	9.3%
Mortgages	498	53.2%	415	47.3%
Consumer	254	22.0%	195	19.4%
Lease financing	—		—
Unallocated	394		314

Total	$1,613		$1,434

  Non-performing Assets

        Non-performing assets were $10,000 at September 30, 2003 compared to $69,000 at 2002, a decrease of $59,000.

  Acquisitions

        On May 30, 2003, we acquired all of the outstanding capital stock of Cumberland Advisors, Inc., for $1.496 million in cash. Cumberland Advisors' revenues and expenses are included in our financial statements from May 31, 2003 through September 30, 2003 and its assets and liabilities are included in our financial statements at September 30, 2003. Cumberland Advisors is an investment management firm specializing in fixed income management with approximately $689 million under management.

        At May 30, 2003, Cumberland Advisors had total assets of $647,000, liabilities of $294,000 and items that may be amortized, for tax accounting purposes, of $2,858,000. We incurred $187,000 of transaction costs associated with the acquisition of Cumberland Advisors. Approximately $1,330,000 of the total purchase price, including transaction costs, was allocated to intangible assets and goodwill. A third-party valuation of Cumberland Advisors is required to determine the allocation of the purchase price between identifiable intangible assets and goodwill. We expect that this valuation will result in both permanent goodwill and amortizable intangible assets. Under GAAP, goodwill is not amortized but is measured periodically and at least annually for impairment, with any resulting impairment recognized immediately as a charge to earnings.

  4.95% Mandatory Convertible Subordinated Notes

        In order to finance the acquisition of Cumberland Advisors, we issued $1.34 million of 4.95% Mandatory Convertible Subordinated Notes due June 27, 2013. On January 29, 2004, the day prior to the record date for the special meeting at which our shareholders will vote on the approval of the Agreement and Plan of Merger, the Notes converted into 157,873 shares of our common stock. This represents a conversion price of $8.50 per share.

  Capital Adequacy

        At September 30, 2003, we were "well capitalized" under regulatory capital adequacy guidelines, with total capital to risk weighted assets of 10.8% compared to a minimum requirement of 10.0%.

YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

  Overview

        For the year ended December 31, 2002, we experienced a net loss of $922,000 compared to a net loss of $1,398,000 in 2001 and $2,024,000 in 2000, a year-to-year improvement of 34.0% from 2001 and 30.9% from 2000. The net loss reported at December 31, 2002 includes a $264,000 charge related to the cumulative effect of accounting change due to the adoption of SFAS 142—"Goodwill and Other Intangible Assets" effective January 1, 2002 and a one-time restructuring charge of $243,000 that was incurred as a result of the repositioning of our Asset Management Unit. The net loss reported at December 31, 2000 includes a goodwill impairment charge of $99,000.

        At December 31, 2002, total assets were $190.9 million, total loans were $142.3 million, total deposits were $141.4 million, and shareholders' equity was $14.9 million. Total trust and investment management assets were $156 million.

        At December 31, 2001, total assets were $159.9 million, total loans were $106.7 million, total deposits were $121.0 million, and shareholders' equity was $15.6 million. Total trust and investment management assets were $148 million.

        At December 31, 2000, total assets were $143.9 million, total loans were $74.7 million, total deposits were $112.8 million, and shareholders' equity was $16.9 million. Total trust and investment management assets were $202 million.

        The following table sets forth several key operating ratios for 2002, 2001 and 2000:

	2002	2001	2000
Return on average assets	(.56)%	(.97)%	(1.66)%
Return on average equity	(6.26)%	(8.69)%	(11.11)%
Average shareholders' equity to average total assets	8.89%	11.21%	14.96%

Earnings Analysis

  Net Interest Income

        A significant component of our earnings is net interest income. Net interest income is the difference between the interest we earn on our loans and investments and the interest we pay on deposits and other interest-bearing liabilities.

        Net interest income is affected by changes in the amount and mix of our interest-earning assets and interest-bearing liabilities, referred to as a "volume change." It is also affected by changes in the yields we earn on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a "rate change."

        The following table sets forth changes in interest income and interest expense for each major category of interest-earning asset and interest-bearing liability, and the amount of change attributable to volume and rate changes for the years indicated. Changes not solely attributable to rate or volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each (dollar amounts in thousands).

	Year Ended December 31, 2002 versus Year Ended December 31, 2001			Year Ended December 31, 2001 versus Year Ended December 31, 2000
	Increase (Decrease) Due To Change In			Increase (Decrease) Due To Change In
	Volume	Rate	Total	Volume	Rate	Total
Interest-Earning Assets:
Investment securities	$(227)	$(280)	$(507)	$(354)	$(599)	$(953)
Federal funds sold	(39)	(94)	(133)	(74)	(119)	(193)
Certificates of deposit	0	0	0	0	0	0
Other earning assets	(2)	(48)	(50)	(47)	(85)	(132)
Loans	1,834	(1,324)	510	2,417	(668)	1,749

Total Interest Income	1,566	(1,746)	(180)	1,942	(1,471)	471
Interest-Bearing Liabilities:
Money market and NOW	(238)	(1,164)	(1,402)	537	(754)	(217)
Savings	249	(33)	216	78	0	78
Time deposits under $100,000	971	(752)	219	100	(117)	(17)
Time deposits $100,000 or more	(75)	(151)	(226)	(88)	4	(84)
Other	233	(216)	17	338	(20)	318

Total Interest Expense	$1,140	$(2,316)	$(1,176)	$965	$(887)	$78

Net Interest Income	$426	$570	$996	$977	$(584)	$393

  2002 Compared to 2001

        Net interest income increased $996,000 to $4.7 million in 2002, an increase of 26.9% from the prior year. The improvement is attributable primarily to growth in the loan portfolio and an overall reduction in our cost of funding.

        Earning assets averaged $164.2 million in 2002 compared to $141.5 million in 2001, an increase of $22.7 million or 16.0%. Loans and loans held for sale averaged $119.1 million in 2002 compared to $89.0 million in the prior year, representing an increase of $30.1 million or 33.8%. The average balance of investment securities, interest bearing deposits and Federal Funds sold declined $7.4 million during this period, as we elected to fund a portion of loan growth with proceeds from maturing securities and overnight investments.

        Interest rates remained constant from December 2001 until November 2002, when the Federal Funds rate declined from 1.75% to 1.25%. The yield on earning assets declined 102 basis points from 6.59% in 2001 to 5.57% in 2002. However, the cost of interest bearing liabilities declined 155 basis points from 4.70% to 3.15%, reflecting a decrease in overnight funding rates and the re-pricing of time deposits. The spread on earning assets improved 53 basis points to 2.42%, while net interest margin increased 24 basis points to average 2.86% as compared to 2.62% during 2001.

        Average deposits grew $13.2 million or 12.1% in 2002 compared to 2001. Average time deposits grew $21.4 million while average savings deposits (including money market accounts) decreased $7.5 million and average demand deposits decreased $0.8 million during that same period. We also took advantage of the lower overnight funding rates as average borrowed funds, including long-term debt, increased $7.7 million.

  2001 Compared to 2000

        Net interest income increased $393,000 to $3.7 million in 2001, an increase of 11.9% from the prior year. The improvement is attributable primarily to growth in earning assets and a shift to a more profitable earning asset mix.

        Earnings assets averaged $141.5 million in 2001 compared to $119.3 million in 2000, an increase of $22.2 million or 18.6%. Loans and loans held for sale averaged $89.0 million in 2001 compared to $56.5 million in the prior year, representing an increase of $32.5 million or 57.5%. The average balance of investment securities, interest bearing deposits and Federal Funds sold declined $10.3 million during this period, as we elected to fund a portion of loan growth with proceeds from maturing securities.

        Interest rates fell throughout the year, with the Federal Funds rate declining from 6.5% at year-end 2000 to 1.75% at year-end 2001. As a result, the yield on earning assets declined 83 basis points from 7.42% in 2000 to 6.59% in 2001, despite the favorable shift in earning asset mix. During this period, the cost of interest bearing liabilities also declined 106 basis points from 5.76% to 4.70%. While the spread on earning assets improved moderately, the net interest margin declined 15 basis points to 2.62%, reflective of the lower value of free funding sources in the lower interest rate environment. From year-end 2000 to year-end 2001, deposits grew $8.2 million or 7.2%.

  Other Income

        Non-interest income totaled $672,000 in 2002 compared to $850,000 in 2001. Included in non-interest income are net realized gains on sales of securities totaling $35,000 and $270,000 in 2002 and 2001, respectively. Excluding the impact of net securities gains, non-interest income increased $57,000 or 9.8% in 2002 compared to 2001. Banking fees increased $75,000 or 44.4% to $244,000 in 2002 compared to $169,000 in 2001. Investment management and trust fees were $393,000 in 2002, a decrease of $18,000 or 4.4% from 2001, primarily resulting from one-time fees recorded in the fourth quarter of 2001 and a decrease in revenue due to the restructuring of our Asset Management Unit, pursuant to which we transferred the management and distribution services of The Penn Street Fund to third parties.

        Non-interest income totaled $850,000 in 2001 compared to $446,000 in 2000. Included in non-interest income are net realized gains on sales of securities totaling $270,000 and $107,000 in 2001 and 2000, respectively. Banking fees increased $96,000 or 131.5% to $169,000 in 2001 compared to $73,000 in 2000. Investment management and trust fees were $411,000 in 2001, an increase of $145,000 or 54.5% from 2000.

  Other Expenses

        Noninterest expense reflects the costs of products and services related to systems, facilities and personnel. The major components of noninterest expense are as follows (dollar amounts in thousands):

	2002	2001
NON-INTEREST EXPENSES
Salaries and employee benefits	$3,060	$3,383
Occupancy	546	441
Equipment and data processing	381	467
Advertising, marketing and business development	190	66
Professional services	452	413
Goodwill amortization	—	20
Restructuring	243	—
Other	860	828

Total Non-Interest Expenses	$5,732	$5,618

        Noninterest expense was $5.73 million in 2002 compared to $5.62 million in 2001, an increase of 2.0%. In 2002, a one-time restructuring charge of $243,000 was incurred in connection with the restructuring of our Asset Management Unit. The costs incurred were associated with the termination of employees, the write-down of remaining carrying values of premises and equipment and legal expenses. Excluding the restructuring charges, non-interest expenses decreased $129,000 or 2.3%. This reduction primarily relates to the reduction of staff and related costs due to the restructuring of our Asset Management Unit. Partially offsetting these reductions are increased advertising and marketing costs related to a market awareness campaign and one-time opening and ongoing operating costs associated with the relocation our the Blue Bell, Pennsylvania office and the opening of a new office at the intersection of routes 30 and 401 in Malvern, Pennsylvania.

        Noninterest expense was $5.62 million in 2001, an increase of $272,000 or 5.1% compared to the $5.35 million reported in 2000.

  Income Taxes

        We had a net loss in each of the years ended 2002, 2001 and 2000 and did not recognize any tax benefits, for financial accounting purposes, in 2002, 2001 or 2000. Tax benefits will be realized in future periods if we are profitable. As of December 31, 2002, we had net operating loss carryforwards available for federal income tax purposes of approximately $7,063,000 expiring in the years 2018 through 2022, which could provide tax benefits of up to $2,401,000.

Balance Sheet Analysis

  Distribution of Assets, Liabilities, and Shareholders' Equity

        The following table presents, for the years indicated, the distribution of average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from average interest-earning assets and the resultant yields, and the dollar amounts of interest expense and average interest-bearing liabilities, expressed both in dollars and in rates. Non-accrual loans are included in the calculation of the average balances of loans, and interest not accrued is excluded (dollar amounts in thousands).

	For the Year Ended December 31,
	2002			2001			2000
	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid
Assets
Interest-earning assets:
Investment securities	$41,387	$2,025	4.89%	$46,035	$2,532	5.50%	$52,476	$3,485	6.64%
Federal funds sold	1,384	23	1.66%	3,731	156	4.17%	5,509	349	6.34%
Certificates of deposit	0	0	N/A	0	0	N/A	0	0	N/A
Other earning assets	2,361	13	0.54%	2,745	63	2.29%	4,813	195	4.04%
Loans	119,061	7,079	5.95%	88,971	6,569	7.38%	56,466	4,820	8.54%

Total interest-earning assets	$164,193	$9,140	5.57%	$141,482	$9,320	6.59%	$119,264	$8,849	7.42%
Cash and due from banks	513			473			428
Premises and equipment	1,111			1,197			1,378
Accrued interest and other assets	1,301			1,410			1,532
Allowance for loan losses	(1,368)			(1,085)			(737)

Total assets	$165,750			$143,477			$121,865

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW accounts	$8,502	$92	1.08%	$9,258	$263	2.84%	$13,841	$685	4.95%
Money market and savings	36,733	587	1.60%	44,240	1,602	3.62%	23,638	1,320	5.59%
Time deposits under $100,000	68,655	2,882	4.20%	45,514	2,664	5.85%	43,805	2,680	6.12%
Time deposits of $100,000 or more	7,991	352	4.40%	9,689	578	5.97%	11,158	662	5.93%
Other	19,353	530	2.74%	10,841	512	4.72%	3,698	194	5.25%

Total interest-bearing liabilities	$141,234	$4,443	3.15%	$119,542	$5,619	4.70%	$96,140	$5,541	5.76%
Noninterest-bearing liabilities:
Demand deposits	8,794			6,840			6,672
Other liabilities	994			1,011			827
Shareholders' equity	14,728			16,084			18,226

Total liabilities and shareholders' equity	$165,750			$143,477			$121,865

Net interest income		$4,697			$3,701			$3,308

Net yield on interest-earning assets			2.86%			2.62%			2.77%

  Investment Portfolio

        The following tables summarize the amounts, distribution and maturities of our investment securities held as of the dates indicated, and the weighted average yields as of December 31, 2002 (dollars in thousands):

	For the Year Ended December 31,
	2002			2001		2000
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for Sale Securities:
U.S. Treasury securities	$0	$0	0.00%	$0	$0	$2,999	$2,999
U.S. Government agencies	7,840	7,965	5.58%	21,611	21,868	27,407	27,622
Corporate securities	50	50	7.00%	15,370	15,370	25,871	25,871
Mortgage-backed securities	6,491	6,788	6.01%	7,591	7,684	4,283	4,335
Equity securities	1,440	1,440	2.20%	430	430	280	280
State Government securities	490	504	3.96%	0	0	0	0

	$16,311	$16,747	5.41%	$45,002	$45,352	$60,840	$61,107

Held to Maturity:
U.S. Government agencies	$12,000	$12,058	3.97%	$0	$0	$1,000	$1,000
Mortgage-backed securities	14,066	14,377	5.02%	0	0	0	0

	$26,066	$26,435	4.53%	$0	$0	$1,000	$1,000

Total	$42,377	$43,182	4.87%	$45,002	$45,352	$61,840	$62,107

	For the Year Ended December 31,
	2002		2001		2000
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for Sale
Due in one year or less	$0	$0	$20,320	$20,338	$43,368	$43,363
Due after one year through five years	4,890	4,908	15,911	16,104	9,901	10,000
Due after five years through ten years	3,000	3,107	750	796	3,008	3,129
Due after ten years	490	504	0	0	0	0

	$8,380	$8,519	$36,981	$37,238	$56,277	$56,492
Mortgage-backed securities	6,491	6,788	7,591	7,684	4,283	4,335
Equity securities	1,440	1,440	430	430	280	280

	$16,311	$16,747	$45,002	$45,352	$60,840	$61,107

Held to Maturity
Due after one year through five years	$4,000	$4,021	$0	$0	$0	$0
Due after five years through ten years	6,000	6,038	0	0	1,000	1,000
Due after ten years	2,000	1,999	0	0	0	0

	$12,000	$12,058	$0	$0	$1,000	$1,000
Mortgage-backed securities	14,066	14,377	0	0	0	0

	$26,066	$26,435	$0	$0	$1,000	$1,000

Total	$42,377	$43,182	$45,002	$45,352	$61,840	$62,107

        Securities may be pledged to meet security requirements imposed as a condition to receipt of deposits of public funds and other purposes. At December 31, 2002 and 2001, the carrying values of securities pledged to secure public deposits and other purposes were $40.8 million and $25.4 million, respectively.

  Loan Portfolio

        The following table sets forth the components of total net loans outstanding in each category at the date indicated (dollar amounts in thousands):

	At December 31,
	2002	2001	2000	1999
Loans
Commercial	$32,433	$28,360	$22,572	$13,493
Real estate—construction	10,986	7,718	1,980	329
Real estate—mortgage	70,208	46,878	30,847	14,956
Consumer	28,505	23,563	19,131	11,092
Lease financing	0	0	0	0

Total Loans	$142,132	$106,519	$74,530	$39,870
Net deferred loan costs (fees)	132	157	205	133
Allowance for loan losses	(1,503)	(1,264)	(950)	(518)

Net Loans	$140,761	$105,412	$73,785	$39,485

Commitments
Standby letters of credit	$2,020	$2,139	$676	$334
Undisbursed loans and commitments to grant loans	48,715	46,337	34,212	19,946

Total Commitments	$50,735	$48,476	$34,888	$20,280

  Risk Elements

        We assess and manage credit risk on an ongoing basis through our lending policies. We strive to continue our historically low level of credit losses by continuing our emphasis on credit quality in the loan approval process, active credit administration and regular monitoring.

        In extending credit and commitments to borrowers, we generally require collateral or guarantees as security. Our requirement for collateral or guarantees is determined on a case-by-case basis in connection with our evaluation of the credit worthiness of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing properties, residences and other real property. We generally secure our collateral by perfecting our interest in business assets or obtaining mortgages.

        The following table shows the maturity distribution of the fixed rate portion of our loan portfolio and the re-pricing distribution of the variable rate portion of our loan portfolio at December 31, 2002:

3 Months or Less	Over 3 Months through 12 months	Due after one year to five years	Due after five years	Total
$71,890	$4,855	$47,413	$18,078	$142,236

Loans on non-accrual				$28

Total loans, including loans held for sale and net deferred loan costs				$142,264

  Non-performing Assets

        The following table provides information with respect to the components of our non-performing assets at the dates indicated (dollar amounts in thousands):

	For the Year Ended December 31,
	2002	2001	2000	1999
Loans 90 days past due and still accruing	$0	$102	$0	$0
Non-accrual loans	28	0	0	0

Total non-performing loans	$28	$102	$0	$0

Total non-performing assets	$28	$102	$0	$0

Non-performing loans as a percentage of total loans	0.02%	0.10%	0.00%	0.00%
Allowance for loan loss as a percentage of non-performing loans	5,368%	1,239%	N/M	N/M
Non-performing assets as a percentage of total assets	0.01%	0.06%	0.00%	0.00%

        Non-accrual loans are generally past due 90 days or are loans that we believe the interest on which may not be collectible. Loans past due 90 days will continue to accrue interest only when we believe the loan is both well-secured and in the process of collection.

  Asset Quality and Provision for Loan Losses

        The allowance for loan losses is maintained at a level that is considered adequate to provide for the loan losses inherent in our loans. The provision for loan losses was $295,000 in 2002 compared to $331,000 in 2001 and $432,000 in 2000.

        The following table summarizes, for the years indicated, changes in the allowance for loan losses arising from loans charged-off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for loan losses (dollar amounts in thousands):

	At or for the Year Ended December 31,
	2002	2001	2000	1999
Outstanding Loans:
Average for the year	$119,061	$88,971	$56,466	$17,427
End of the year	142,264	106,676	74,735	40,003

Allowance For Loan Losses:	$1,264	$950	$518	$13
Balance at beginning of year
Actual charge-offs:
Commercial	0	(26)	0	0
Consumer	0	0	0	0
Real Estate—construction	0	0	0	0
Mortgages	(56)	0	0	0
Lease financing	0	0	0	0

Total charge-offs	$(56)	$(26)	$0	$0

Less recoveries:
Commercial	0	10	0	0
Consumer	0	0	0	0
Real Estate—construction	0	0	0	0
Mortgages	0	0	0	0
Lease financing	0	0	0	0

Total recoveries	$0	$10	$0	$0

Net loans charged-off	$(56)	$(16)	$0	$0
Off-balance sheet commitment
Provision for loan losses	295	330	432	505

Balance at end of year	$1,503	$1,264	$950	$518

Ratios:
Net loans charged-off to average loans	0.05%	0.02%	0.00%	0.00%
Allowance for loan losses to total loans	1.06%	1.19%	1.27%	1.30%
Net loans charged-off to beginning allowance for loan losses	4.43%	1.68%	0.00	0.00
Net loans charged-off to provision for loan losses	19.0%	4.85%	0.00	0.00
Allowance for loan losses to nonperforming loans	5,368%	1,239%	N/M	N/M

        It is the opinion of our management that the allowance for loan losses is adequate. Management performs detailed reviews of the loan portfolio on a quarterly basis to identify the risks inherent in the loan portfolio, assess the overall quality of the loan portfolio and to determine the adequacy of the allowance for loan losses and the related provision for loan losses charged to expense.

        Management uses a consistent procedural discipline to maintain an allowance for loan losses sufficient to absorb losses inherent in the loan portfolio. The allowance contains three components: (1) reserves for specifically identified problem loans, (2) reserves for pools of all other classified and other loan types established based upon specific quantitative and qualitative factors including delinquency and non-performing loan trends, economic conditions, concentrations of credit exposure, trends in loan volume, experience and depth of lending staff and examination and audit results, and (3) the balance of the reserve, if any, which is available to absorb losses arising due to unforeseen events resulting in a variance from management's assessment and recognizing the limitations inherent in the model and the estimation risk associated with the specific and formula driven allowances.

        The following table sets forth the allocation of the allowance for loan losses by loan type for the years indicated and the percent of loans in each category to total loans (dollar amounts in thousands). The entire allowance for loan losses is available to absorb future loan losses in any loan category.

	December 31, 2002		December 31, 2001		December 31, 2000		December 31, 1999
	Amount	Loan %	Amount	Loan %	Amount	Loan %	Amount	Loan %
Commercial	$435	22.8%	$364	26.6%	$402	30.3%	$286	33.9%
Real estate—construction	89	7.7%	74	7.3%	30	2.7%	0	0.8%
Mortgages	467	49.4%	340	44.0%	330	41.4%	0	37.5%
Consumer	221	20.1%	170	22.1%	99	25.6%	114	27.8%
Lease financing	0		0		0		0
Unallocated	291		316		89		118

Total	$1,503		$1,264		$950		$518

  Funding

        Deposits are our primary source of funds. At December 31, 2002, we had a deposit mix of 66% in time deposits, 22% in money market and savings deposits, 5% in NOW deposits, and 7% in noninterest-bearing demand deposits.

        The following table summarizes the distribution of average deposits and the average rates paid for the years indicated (dollar amounts in thousands):

	December 31,
	2002		2001		2000
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
NOW accounts	$8,502	1.08%	$9,258	2.84%	$13,841	4.95%
Money market and savings	36,733	1.60%	44,240	3.62%	23,638	5.59%
Time deposits of less than $100,000	68,655	4.20%	45,514	5.85%	43,805	6.12%
Time deposits of $100,000 or more	7,991	4.40%	9,689	5.97%	11,158	5.93%

Total interest-bearing demand deposits	$121,881	3.21%	$108,701	4.70%	$92,442	5.78%
Noninterest-bearing demand deposits	8,794	—	6,840	—	6,672	—

Total Average Deposits	$130,675	2.99%	$115,541	4.42%	$99,114	5.39%

        The scheduled maturity distribution of Millennium's time deposits of $100,000 or greater, as of December 31, 2002, was as follows (dollar amounts in thousands):

Three months or less	$1,152
Over three months to one year	$5,463
Over one year to three years	$3,294
Over three years	$501

Total	$10,410

  Liquidity Management

        We manage our liquidity to ensure that we have access to sufficient sources of funds at reasonable costs. Liquidity management permits us to meet all of our ongoing and unexpected cash needs and allows us to take advantage of income producing opportunities as they arise. We maintain asset liquidity within our investment portfolio. Sources of liability liquidity include borrowing arrangements with the Federal Home Loan Bank of Pittsburgh and various correspondent banks. To assure funding flexibility, capabilities have been developed to access national markets for additional deposit sources.

  Capital Adequacy

        We are required to maintain certain regulatory capital requirements based on risk-adjusted assets. Our risk-based capital ratios, shown below as of December 31, 2002 and 2001, have been computed in accordance with regulatory accounting policies.

	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)
As of December 31, 2002:
Total capital (to risk-weighted assets)	$15,986	11.0%	$	≥11,634	≥8.0%	$	≥14,542	≥10.0%
Tier 1 capital (to risk-weighted assets)	14,483	10.0		≥5,817	≥4.0		≥8,725	≥6.0
Tier 1 capital (to average assets)	14,483	8.0		≥7,261	≥4.0		≥9,076	≥5.0
As of December 31, 2001:
Total capital (to risk-weighted assets)	$16,291	12.8%	$	≥10,194	≥8.0%		≥12,742	≥10.0%
Tier 1 capital (to risk-weighted assets)	15,027	11.8		≥5,097	≥4.0		≥7,645	≥6.0
Tier 1 capital (to average assets)	15,027	10.3		≥5,835	≥4.0		≥7,295	≥5.0

Effects of Inflation

        The related financial information presented herein has been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or same magnitude as the price of goods and services.

Recent Accounting Pronouncements

        SFAS No. 142 "Goodwill and Other Intangible Assets" addresses financial accounting and reporting for acquired goodwill and other intangible assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition.

        At December 31, 2001, we had goodwill of $264,000, $240,000 of which related to the acquisition of Millennium Capital Advisors of Pennsylvania, Inc. Upon adoption of Statement No. 142 in 2002, a one-time, noncash charge of $264,000 was recorded to eliminate the carrying value of its goodwill. This charge is reflected as a cumulative effect of a change in accounting principle in the consolidated statement of income; excluding this charge, our loss for 2002 was $658,000 or $0.29 per share.

Changes In and Disagreements With Accountants

        There have been no changes in and disagreements with accountants on accounting and financial disclosure during the nine months ended September 30, 2003 or the years ended December 31, 2002, 2001 or 2000.

Quantitative and Qualitative Disclosure About Market Risk

  Net Interest Margin

        As previously discussed, net interest income is the difference between the interest income and fees earned on loans and investments and the interest expense paid on deposits and other liabilities. The amount by which interest income exceeds interest expense depends on two factors: the volume of earnings assets compared to the volume of interest-bearing deposits and liabilities, and the interest rate earned on those interest earning assets compared with the interest paid on those interest- bearing deposits and liabilities.

        Net interest margin is the net interest income expressed as a percentage of earning assets. In order to maintain our net interest margin, we must manage the relationship between interest earned and paid, and the relationship is subject to the following types of risks that are related to changes in interest rates.

        Net interest margin was 2.86% in 2002 compared to 2.62% in 2001 and 2.77% in 2000.

        Market Risk. The market values of assets or liabilities on which the interest rate is fixed will increase or decrease with changes in market interest rates. If we invest funds in a fixed rate long-term security and then interest rates rise, the security is worth less than a comparable security because the older security pays less interest than the newly issued security. If the older security had to be sold, a loss would be recognized. Correspondingly, if interest rates decline after a fixed rate security is purchased, its value increases. Therefore, while the value changes regardless of which direction interest rates move, the adverse exposure to "market risk" of fixed rate assets is primarily due to rising interest rates. This exposure is mitigated by managing the amount of fixed rate assets, the term of the assets and the amount and term of fixed rate liabilities.

        There is market risk relating to our fixed rate or term liabilities as well as our assets. For liabilities, the adverse exposure to market risk is to lower rates because we must continue to pay the higher rate until the end of the term. However, because the amount of fixed rate liabilities is less than the fixed rate assets, and because the average maturity is substantially less for liabilities than for the assets, the market risk is not as great.

        The following is a summary of the carrying amounts and estimated fair values of our selected financial assets and liabilities at December 31, 2002 (amounts in thousands):

	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$4,364	$4,364
Securities available for sale	$16,747	$16,747
Securities held to maturity	$26,066	$26,435
Loans receivable, net	$140,761	$143,577
Accrued interest receivable	$1,116	$1,116
Financial Liabilities:
Deposits	$141,374	$142,845
Securities sold under agreements to repurchase	$7,688	$7,688
Other borrowed funds	$24,110	$24,110
Long-term debt	$2,000	$2,015
Accrued interest payable	$639	$639

        Other than a relatively small difference due to credit quality issues pertaining to loans, the difference between the carrying amount and the fair value is a measure of how much more or less valuable our financial instruments are than when acquired. The net positive difference for interest-bearing financial assets is $1.7 million. The amount is not deemed to be significant compared to the outstanding balances taken as a whole.

        Mismatch Risk.    Another interest-related risk arises from the fact that when interest rates change, the changes do not occur equally in the rates of interest earned and paid because of difference in the contractual terms of the assets and liabilities held.

        A decrease in net interest income could also occur with rising interest rates if we had a large portfolio of fixed rate loans and securities funded by deposit accounts on which the rate is steadily rising. This exposure to "mismatch risk" is managed by matching the maturities and repricing opportunities of assets and liabilities. This is done by varying the terms and conditions of the products that are offered to depositors and borrowers.

        Basis Risk.    A third interest-related risk arises from the fact that interest rates rarely change in a parallel or equal manner. The interest rates associated with the various assets and liabilities differ in how often they change, the extent to which they change, and whether they change sooner or later than other interest rates.

Description of Capital Stock

        The authorized capital stock of Millennium consists of 5,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of preferred stock, $100 par value per share. As of January 30, 2004, there were 2,451,291 shares of common stock issued and outstanding. There are no other shares of capital stock of Millennium authorized, issued or outstanding. Millennium has no options, warrants, or other rights authorized, issued or outstanding, except for the employee stock options.

        The holders of common stock are entitled to one vote for each share held of record on each matter presented for consideration by shareholders. Shareholders are not entitled to cumulate votes in the election of directors. The holders of common stock have no preemptive rights to acquire any additional shares. The shares of common stock issued are fully paid and nonassessable and the holders thereof will not be subject to call or assessment under state law. One-third of the members of the board of directors are elected annually to staggered three year terms.

        In the event of liquidation, dissolution or winding-up of Millennium, holders of common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities.

Dividends

        Millennium is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated earnings. Millennium has not paid any cash dividends to its shareholders during its operating history.

Principal Holders

        The following table shows, as of January 30, 2004, to our knowledge, those persons or entities, who owned of record or beneficially on January 30, 2004 approximately 5% or more of the outstanding Millennium common stock.

        We determined beneficial ownership of shares of Millennium common stock by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be attributed ownership of any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

  •
  Voting power, which includes power to vote or to direct the voting of the stock,

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock, or

  •
  Has the right to acquire beneficial ownership within 60 days after January 30, 2004.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock, $1 par value per share	David E. Sparks 1572 Melville Drive, Pottstown, PA	246,530	(1)	9.56%

(1)
Includes a total of 127,300 options.

Beneficial Ownership of Executive Officers and Directors

        The following table shows, as of January 30, 2004, the amount and percentage of Millennium common stock beneficially owned by each director, each named executive officer and all directors and executive officers of Millennium as a group. The amounts shown include the conversion of the outstanding 4.95% Mandatory Convertible Notes purchased by directors of Millennium and Management of Cumberland Advisors.

        The address for all individuals named below is Millennium Bank, Great Valley Corporate Center, 30 Valley Stream Parkway, Malvern, Pennsylvania 19355.

        Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors and executive officers is rounded to the nearest whole share. The percentage of all Millennium common stock owned by each director or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors
Thomas W. Martell	62,306	2.53%
Samuel A. McCullough	63,476	2.57%
David E. Sparks	246,530	9.56%
John K. Desmond, Jr.	59,264	2.40%
G. Robert Hoffman	91,500	3.60%
Mel A. Shaftel	72,591	2.94%
Roger S. Hillas	68,500	2.78%
William H. Combs, III	64,764	2.64%
Vincent P. Small	26,264	1.07%
Other Executive Officers
Wayne R. Huey, Jr.	98,713	3.93%
Thomas M. Miller	71,165	2.83%
David R. Kotok	98,823	3.90%
All Directors and Executive Officers as a Group (12 persons)	1,023,896	34.69%

(1)
Securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after December 10, 2003. Stated ownership also includes vested but unexercised options that have been granted. Individuals may disclaim beneficial ownership as to certain of the securities reported.

Biographical Information

        David E. Sparks.    Mr. Sparks, age 58 has served as Chairman and Chief Executive Officer of Millennium since 1998 and has been a member of the Board of Directors since 1998. Upon the effective date of the merger, Mr. Sparks will be employed as Executive Vice President of Harleysville and President of Harleysville's Asset and Wealth Management Group to be renamed Millennium Wealth Management and Private Banking.

        David R. Kotok.    Mr. Kotok, age 60, founded Cumberland Advisors in 1973 and has served as President of Cumberland Advisors, Inc. (successor to Cumberland Advisors) since January 21, 1998 through May 30, 2003. Upon Millennium's acquisition of Cumberland Advisors on May 30, 2003, Mr. Kotok was appointed Chairman, President and Chief Investment Officer of Cumberland. Upon the effective date of the merger, Mr. Kotok will be employed as President, Chairman, and Chief Investment Officer of Cumberland and Executive Vice President of Harleysville's Asset and Wealth Management Group to be renamed Millennium Wealth Management and Private Banking.

        Vincent P. Small, Jr.    Vincent P. Small, Jr., age 59, has served as a director of Millennium since 2002. Under the merger agreement, upon the effective date of the merger, Harleysville will appoint Mr. Small to its Board of Directors.

Executive Compensation

        The following table sets forth all annual compensation for services, in all capacities, to Millennium for each of the last three fiscal years to the chief executive officer:

Summary Compensation Table

Name and principal position	Year	Salary		Bonus		Securities underlying options/SARS	All other compensation
David E. Sparks Chairman and Chief Executive Officer, Millennium	2002 2001 2000	$ $ $	160,000 115,000 100,000	$ $ $	0 0 0	32,300 0 50,000	$ $ $	1,366 1,304 1,260

Stock Option Grants in Fiscal Year 2002

        The following table sets forth certain information relating to stock options granted in fiscal year 2002 to the executive named in the Summary Compensation Table. The executive did not exercise any stock options in 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name (a)	Number of Securities underlying options/SARs granted (#) (b)	Percent of total options/ SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)
David E. Sparks, Chairman and Chief Executive Officer	20,000	7.8%	$7.50	6/21/13

Recommendation of the Board of Directors

        The Millennium board of directors recommends that the shareholders vote "FOR" the approval of the merger agreement.

MATTER NO. 2
ADJOURNMENT

        In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at the time of the meeting, the merger agreement could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Millennium, at the time of the meeting to be voted for the adjournment, if necessary, Millennium has submitted the question of adjournment to its shareholders as a separate matter for their consideration. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place that is given at the meeting.

Recommendation of the Board of Directors

        The Millennium board of directors recommends that the shareholders vote "FOR" the approval of the adjournment proposal.

MISCELLANEOUS ADDITIONAL INFORMATION

Conduct of the Meeting

        Millennium management knows of no business other than as described in this proxy statement/prospectus that is planned to be brought before the meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote on those matters according to their best judgment.

        Abstentions or broker nonvotes will be counted for purposes of determining whether a quorum is present at the meeting but will not be counted as votes cast for or against any matter to be considered at the meeting.

Shareholder Proposals

        If the merger has not been completed, the Millennium board of directors will consider and include in its proxy statement for the annual meeting of shareholders, in 2004, proposals that meet the regulations of Pennsylvania law and Millennium's bylaws. Proposals should be addressed to the attention of Thomas M. Miller, Secretary, Millennium Bank, Great Valley Corporate Center, 30 Valley Stream Parkway, Malvern, Pennsylvania 19355.

Other Matters

        The board of directors does not intend to bring any other matter before the Millennium meeting and is not presently informed of any other business that others may bring before the Millennium meeting other than as set forth in the Notice of Special Meeting of Shareholders. If any other matters should properly come before the meeting, or any postponement or adjournment of the meeting, however, proxy holders intend to vote on these matters as they, in their discretion, may determine.

EXPERTS

        The consolidated financial statements of Harleysville as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

        The legality of the shares of Harleysville common stock to be issued in connection with the merger will be passed upon by the law firm of Shumaker Williams, P.C., counsel to Harleysville.

WHERE YOU CAN FIND MORE INFORMATION

        Harleysville is subject to the informational requirements of the Exchange Act, and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information are available for inspection and copying at the Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Harleysville is an electronic filer with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

        This proxy statement/prospectus forms a part of a Registration Statement that Harleysville has filed with the Commission under the Securities Act on Form S-4, with respect to the Harleysville common stock to be issued in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may access and copy the Registration Statement, including any amendments and exhibits, at the locations mentioned above or through the Commission's website at the address listed above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

        Documents that Harleysville incorporates by reference are available from Harleysville without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Harleysville at the following address:

    Harleysville National Corporation
    483 Main Street
    Harleysville, Pennsylvania 19438
    (215) 256-8851
    Attention: Jo Ann M. Bynon, Corporate Secretary

        If you would like to request documents, please do so by March 17, 2004, in order to receive them before the meeting. If you request any incorporated documents from Harleysville or other documents from Millennium, they will be mailed to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

        We have authorized no one to give you any information or to make any representation about the merger of Harleysville or Millennium that differs from or adds to the information contained in this document or in the documents Harleysville has publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

        If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

        The information contained in this proxy statement/prospectus speaks only as the date indicated on the cover of this document, unless the information specifically indicates that another date applies.

APPENDIX A

AGREEMENT
AND
PLAN OF MERGER

HARLEYSVILLE NATIONAL CORPORATION,

HARLEYSVILLE NATIONAL BANK

AND TRUST COMPANY

AND

MILLENNIUM BANK

October 15, 2003

i

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (the "Agreement") dated as of October 15, 2003, by and among Harleysville National Corporation, a Pennsylvania business corporation and registered bank holding company having its principal office in Harleysville, Pennsylvania ("HNC"), Harleysville National Bank and Trust Company ("HNB"), a national banking association and wholly-owned subsidiary of HNC, and Millennium Bank, a Pennsylvania chartered bank and trust company, having its principal office in Malvern, Pennsylvania ("Millennium").

Background

        1.     The Boards of Directors of HNC and Millennium desire that Millennium merge with and into HNB, with HNB surviving the merger as a wholly-owned subsidiary of HNC, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and this Agreement (the "Merger").

        2.     HNC and Millennium intend that the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code").

        3.     As a condition and inducement to each of HNC, HNB and Millennium to enter into this Agreement, HNC has entered into an employment agreement with David E. Sparks (the "Sparks Agreement"), regarding the terms of his employment following consummation of the transactions contemplated by this Agreement, which Sparks Agreement is attached as Exhibit 1 to this Agreement.

        4.     As a condition and inducement to each of HNC, HNB and Millennium to enter into this Agreement, HNC has entered into an amendment to the Employment Agreement, dated May 30, 2003, between Millennium Bank, Cumberland Advisors, Inc. ("Cumberland") and David R. Kotok (the "Kotok Amendment"), regarding the terms of his employment following consummation of the transactions contemplated by this Agreement, which Kotok Amendment is attached as Exhibit 2 to this Agreement.

        5.     As a condition and inducement to HNC to enter into this Agreement, the directors and certain officers of Millennium are concurrently executing a letter agreement, in the form attached to this Agreement as Exhibit 3.

        6.     Each of the parties desires to provide for certain undertakings, conditions representations, warranties and covenants in connection with the transactions contemplated by this Agreement and governing the transactions contemplated in this Agreement.

        7.     The parties intend that this Agreement shall constitute a plan of reorganization among HNC, HNB and Millennium and a merger between HNB and Millennium.

        NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.    THE MERGER.

A.
Closing.

        The closing of the transactions contemplated by this Agreement (the "Closing") will take place on a date at a time and place to be agreed upon by the parties (the "Closing Date"); provided, however, that unless mutually agreed by the parties, Closing shall occur within 15 days after all conditions to closing set forth in Section 11 of this Agreement (other than the delivery of certificates, opinions, and

1

other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

B.
The Merger.

        Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States and the Commonwealth of Pennsylvania:

  1.
  Millennium shall merge with and into HNB, under the charter of HNB;

  2.
  The separate existence of Millennium shall cease;

  3.
  HNB shall be the surviving bank in the Merger (the "Surviving Bank") and a wholly-owned subsidiary of HNC; and

  4.
  All of the property (real, personal, intangible and mixed), rights, powers, duties, obligations and liabilities of Millennium shall be taken and deemed to be transferred to and vested in HNB, as the Surviving Bank, without further act or deed.

        (Collectively, the "Effective Date".)

C.
HNB's Name and Business.

        The name of the Surviving Bank shall be "Harleysville National Bank and Trust Company." The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office, which shall be located at Harleysville, Pennsylvania 19438, and its legally established branches.

D.
HNB's Articles of Association and Bylaws.

1.
The articles of association of the Surviving Bank, as in effect immediately prior to the Effective Date, shall be the articles of association of the Surviving Bank, until changed in accordance with applicable law, the articles of association, and the Surviving Bank's bylaws.

2.
The bylaws of the Surviving Bank, as in effect immediately prior to the Effective Date, shall be the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and the bylaws.

E.
HNC's Board of Directors and Officers.

1.
On and after the Effective Date, the directors of HNC shall consist of all of the directors of HNC serving immediately prior to the Effective Date and Vincent P. Small, Jr., who shall serve as a Class A Director, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable laws and the Articles of Incorporation and Bylaws of HNC. In addition, Roger S. Hillas shall be appointed to serve as a "Consulting Director" to the HNC Board of Directors. He shall serve in an advisory capacity to the Board for at least one year from the Effective Date.

2.
The officers of HNC immediately prior to the Effective Date shall be the officers of HNC, together with David E. Sparks, who shall serve as Executive Vice President, and other officers as may be appointed from time to time, each to hold office until they resign or are removed in accordance with applicable law and the Articles of Incorporation and Bylaws of HNC until his or her successor is duly elected or appointed and qualified.

F.
HNB's Board of Directors and Officers.

1.
On and after the Effective Date, the directors of HNB duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Bank, each to

2

    hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

  2.
  On and after the Effective Date, the officers of HNB duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with David E. Sparks, who shall serve as President of HNB's Asset and Wealth Management Group, which shall be named Millennium Asset, Wealth and Private Banking Division, and such other officers as may be appointed from time to time, each to hold office until they resign or are removed in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

SECTION 2.    CONVERSION ELECTION PROCEDURES.

A.
Conversion of Millennium Common Stock.

1.
At the Effective Date, subject to the other provisions of this Agreement, each share of common stock, par value $1.00 per share, of Millennium, including all shares issuable upon conversion of the Convertible Notes, as defined, below (the "Millennium Common Stock"), issued and outstanding immediately prior to the Effective Date (other than shares of Millennium Common Stock held directly or indirectly by HNC or Millennium or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as defined below) and shares with respect to which the holder duly exercises the right to dissent, shall, by virtue of this Agreement and without any action on the part of the holder, be converted into and exchangeable for the right to receive, at the election of the holder as provided in and subject to the provisions of Paragraph B, below, either (x) $16.00 in cash (the "Per Share Cash Consideration") or (y) .6256 validly issued, fully paid and nonassessable shares of HNC common stock, $1.00 par value (the "HNC Common Stock") (the "Per Share Stock Consideration"). The Per Share Cash Consideration and the Per Share Stock Consideration, as adjusted pursuant to Paragraph B, below are, collectively, referred to herein as the Merger Consideration.

    For purposes of this Agreement:

    "Total Stock Amount" means the product obtained by multiplying (x) .6256 by (y) 60% of the total number of shares of Millennium Common Stock outstanding as of the close of business on the Effective Date.

    "Total Cash Amount" means the product obtained by multiplying (x) $16.00 by (y) 40% of the total number of shares of Millennium Common Stock outstanding as of the close of business on the Effective Date.

  2.
  The Merger Consideration shall consist of no more than 40% cash, which shall be the "Total Cash Amount," as defined above, and a maximum of 1,235,573 shares of HNC Common Stock, which shall be the aggregate stock consideration for the Merger, subject to the provisions of Paragraph B, below, and to the antidilution provisions of Paragraph A(4), below, but in no event shall exceed the Total Stock Amount.

  3.
  All of the shares of Millennium Common Stock converted into the Merger Consideration, pursuant to this Agreement, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (each a "Certificate") previously representing shares of Millennium Common Stock shall cease to have any rights with respect to those securities, except the right to receive (a) the Merger Consideration, (b) any dividends and other distributions, in accordance with Section 3 of this Agreement, and (c) any cash to be paid in lieu of any fractional share of HNC Common Stock, in accordance with this Agreement.

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  4.
  If, between the date of this Agreement and the Effective Date, the shares of HNC Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within the period, appropriate adjustments shall be made to the Per Share Cash Consideration and the Per Share Stock Consideration.

  5.
  At the Effective Date, all shares of Millennium Common Stock that are owned directly or indirectly by HNC or Millennium or any of their respective Subsidiaries (other than shares of Millennium Common Stock (a) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (these shares, and shares of HNC Common Stock that are similarly held, whether held directly or indirectly by HNC or Millennium, as the case may be, being referred to herein as "Trust Account Shares") and (b) held by HNC or the Millennium or any of their respective Subsidiaries in respect of a debt previously contracted (these shares of Millennium Common Stock, and shares of HNC Common Stock that are similarly held, whether held directly or indirectly by HNC or Millennium, are referred to in this Agreement as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of HNC, cash or other consideration shall be delivered in exchange for them. All shares of HNC Common Stock that are owned by Millennium or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become authorized unissued stock of HNC.

  6.
  The calculations required by this Section 2 shall be prepared jointly by HNC and Millennium prior to the Closing Date.

  7.
  Dissenting Millennium Shareholders. If there are holders of Millennium Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting Millennium Shares") pursuant to Section 1222 of the Pennsylvania Banking Code of 1965, as amended, the following provisions will govern payments to be made in respect of Dissenting Millennium Shares:

  a.
  All payments in respect of Dissenting Millennium Shares, if any, will be made by HNC, as they shall agree.

  b.
  Dissenting Millennium Shares, if any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to this Section 2 unless and until the holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of Millennium Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost his right, each of his shares of Millennium Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive the Merger Consideration.

B.
Election Procedures.

1.
An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates that represented shares of Millennium Common Stock shall pass, only upon proper delivery of the certificates to the Exchange Agent) in the form that HNC and Millennium shall mutually agree (the "Election Form") shall be mailed 35 days prior to the anticipated Effective Date or on another date that Millennium and HNC choose (the "Mailing Date") to each holder of record of Millennium Common Stock, or options, as the case may be, as of the close of business on the 5th business day prior to the Mailing Date (the "Election Form Record Date").

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  2.
  Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (a) the number of shares of the holder's Millennium Common Stock with respect to which the holder elects to receive the Per Share Stock Consideration ("Stock Election Shares"), (b) the number of shares of the holder's Millennium Common Stock with respect to which the holder elects to receive the Per Share Cash Consideration ("Cash Election Shares"), or (c) that the holder makes no election with respect to the holder's Millennium Common Stock ("No Election Shares"). Any Millennium Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., on the 33rd day following the Mailing Date (or another time and date upon which HNC and Millennium mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

  3.
  HNC shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Millennium Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and Millennium shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified in this Agreement.

  4.
  An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of the certificates or the guaranteed delivery of the certificates) representing all shares of Millennium Common Stock covered by the Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting the Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Millennium Common Stock represented by the Election Form shall become No Election Shares and HNC shall cause the certificates representing Millennium Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of HNC regarding these matters shall be binding and conclusive. Neither HNC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

  5.
  Within 10 business days after the Election Deadline, unless the Effective Date has not yet occurred, in which case, as soon thereafter as practicable, HNC shall cause the Exchange Agent to effect the allocation among the holders of Millennium Common Stock of rights to receive HNC Common Stock or cash in the Merger in accordance with the Election Forms as follows:

  a.
  Cash Election Shares More Than Total Cash Amount. If the aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares is greater than the Total Cash Amount, then:

  (1)
  All Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

  (2)
  The Exchange Agent shall then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares ("Stock Designated Shares") so that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration, and

5

      (3)
      The Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

    b.
    Cash Election Shares Less Than Total Cash Amount. If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares is less than the Total Cash Amount, then:

    (1)
    All Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

    (2)
    The Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Stock Election Shares, by a pro rata selection process, a sufficient number of shares ("Cash Designated Shares") so that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

    (3)
    The Stock Election Shares and the No Election shares that are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

    c.
    Cash Election Shares Equal to Total Cash Amount. If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Total Cash Amount, then subparagraphs (a) and (b) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

  6.
  The pro rata selection process to be used by the Exchange Agent shall consist of equitable proration processes, as mutually determined by HNC and Millennium.

C.
Stock Options.

        On and after the Effective Date, each option (each, a "Millennium Option") to purchase shares of Millennium Common Stock issued by Millennium and outstanding on the Effective Date shall, by virtue of this Agreement and at the election of the holder, be converted into and be exchangeable for the right to receive cash or options to acquire HNC Common Stock, or a combination of cash and options to acquire HNC Common Stock with any necessary proration determined by HNC and Millennium, and, not withstanding anything to the contrary, in no event shall more than 60% of the outstanding Millennium Options be converted into options to acquire HNC Common Stock.) as set forth below:

  1.
  The holder of each Millennium Option shall have a right to receive $16.00 minus the Millennium Option exercise price ("Value of Millennium Option"); or

  2.
  HNC shall assume each Millennium Option, in accordance with the terms of the Millennium Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Date, (a) HNC and its Board of Directors shall be substituted for Millennium and the committee of Millennium's Board of Directors (including, if applicable, the entire Board of Directors of Millennium) administering the Millennium Stock Option Plan, (b) each Millennium Option assumed by HNC may be exercised solely for shares of HNC Common Stock, (c) the number of shares of HNC Common Stock subject to the Millennium Option shall be equal to the number of shares of Millennium Common Stock subject to the Millennium Option immediately prior to the Effective Date multiplied by .6256, as the case may be, provided that any fractional shares of HNC Common Stock resulting from the multiplication shall be rounded down to the nearest share, and (d) the per share exercise price under each such Millennium Option shall be adjusted by dividing the Per Share Exercise

6

    Price under each Millennium Option by .6256, as the case may be, provided that the exercise price shall be rounded up to the nearest cent.

  3.
  Each Millennium Option that is an "incentive stock option" shall be adjusted, as required by Section 424 of the Internal Revenue Code (the "Code"), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. HNC and Millennium agree to take all necessary steps to effect the foregoing provisions of this Section 2.C.

  4.
  Schedule 2(C) sets forth a list of each Millennium Option, as of the date of this Agreement, including the optionee, date of grant, shares of Millennium Common Stock subject to the option, exercise price, expiration date, classification as an incentive stock option or a non-qualified stock option, vesting schedule and any special features of each option.

D.
HNC Common Stock.

        Except for shares of HNC Common Stock owned by Millennium or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into authorized unissued stock of HNC as contemplated by this Agreement, the shares of HNC Common Stock issued and outstanding immediately prior to the Effective Date shall be unaffected by the Merger and the shares shall remain issued and outstanding.

E.
Exchange Of Shares.

        HNC to Make Shares and Cash Available. At or prior to the Effective Date, HNC shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of HNC) (the "Exchange Agent"), selected by HNC, for the benefit of the holders of Certificates, for exchange in accordance with this Section 2, (a) certificates representing the shares of HNC Common Stock to be issued in exchange for outstanding shares of Millennium Common Stock, (b) the cash necessary to pay the Per Share Cash Consideration, and (c) the cash in lieu of fractional shares. The cash and certificates for shares of HNC Common Stock, together with any dividends or distributions with respect to them are referred to as the "Exchange Fund" in this Agreement.

F.
Exchange Procedures.

1.
As soon as practicable after the Effective Date, and in no event more than 5 business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates, who has not submitted his or her holder's Certificate or Certificates with an Election Form, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. After completion of the allocation procedure set forth in Paragraph B, above, and upon surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal or Election Form, as the case may be, the holder of the Certificate or Certificates shall be entitled to receive in exchange therefore (a) a certificate representing that number of whole shares of HNC Common Stock that the holder of Millennium Common Stock became entitled to receive, pursuant to the provisions of Section 2 of this Agreement, and/or (b) a check representing the aggregate Per Share Cash Consideration and/or the amount of cash in lieu of fractional shares, if any, that the holder has the right to receive in respect of the Certificate or Certificates surrendered. The Certificate or Certificates so surrendered shall be cancelled. No interest will be paid or accrued on the Per Share Cash Consideration, the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of Certificates.

7

  2.
  No dividends or other distributions declared after the Effective Date with respect to HNC Common Stock and payable to holders of record shall be paid to the holder of any unsurrendered Certificate until the holder surrenders the Certificate, in accordance with the terms of this Agreement. After the surrender of a Certificate, the record holder shall be entitled to receive any dividends or other distributions, without interest, that were payable with respect to the shares of HNC Common Stock represented by the Certificate.

  3.
  If any certificate representing shares of HNC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange is registered, it shall be a condition of the issuance that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting the exchange shall pay to the Exchange Agent, in advance, any transfer or other taxes required by reason of the issuance of a certificate representing shares of HNC Common Stock in any name other than that of the registered holder of the Certificate surrendered or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that the tax has been paid or is not payable.

  4.
  After the Effective Date, there shall be no transfers on the stock transfer books of Millennium of the shares of Millennium Common Stock, which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing the shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of HNC Common Stock or cash or both, as provided in this Agreement.

  5.
  Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of HNC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to HNC Common Stock shall be payable on or with respect to any fractional share, and the fractional share interests shall not entitle the owner to vote or to any other rights of a shareholder of HNC. In lieu of the issuance of any fractional share, HNC shall pay to each former shareholder of Millennium, who otherwise would be entitled to receive a fractional share of HNC Common Stock, an amount in cash determined by multiplying (a) HNC Market Value, as defined below, by (b) the fraction of a share of HNC Common Stock that the holder would otherwise be entitled to receive.

  6.
  Any portion of the Exchange Fund that remains unclaimed by the shareholders of Millennium for twelve months after the Effective Date shall be paid to HNC. Any shareholders of Millennium, who have not complied with the terms of this Agreement, shall, thereafter, look only to HNC for payment of the Merger Consideration, the cash in lieu of fractional shares and/or the unpaid dividends and distributions on HNC Common Stock deliverable in respect of each share of Millennium Common Stock that the shareholder holds, as determined pursuant to this Agreement, in each case, without any interest. Notwithstanding the foregoing, none of HNC, Millennium, the Exchange Agent or any other person shall be liable to any former holder of shares of Millennium Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  7.
  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the Certificate is lost, stolen or destroyed and, if required by HNC, the posting by the person of a bond, in an amount that HNC reasonably directs, as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent will issue, in exchange for the lost, stolen or destroyed Certificate, the Merger Consideration deliverable pursuant to the terms of this Agreement.

8

  8.
  Other Matters.

    Nothing set forth in this Agreement or any exhibit or schedule to this Agreement shall be construed to:

    a.
    Preclude HNC or any HNC affiliate from acquiring or assuming, or to limit in any way the right of HNC or any HNC affiliate to acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of HNC Common Stock, or otherwise;

    b.
    Preclude HNC from issuing, or to limit in any way the right of HNC to issue, prior to or following the Effective Date, HNC Common Stock or other securities;

    c.
    Preclude HNC from granting employee, director or compensatory options at any time with respect to HNC Common Stock or other securities;

    d.
    Preclude option holders of HNC from exercising options at any time with respect to HNC Common Stock or other securities; or

    e.
    Preclude HNC or any HNC affiliate from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF HNC.

        HNC represents and warrants to Millennium as follows:

A.
Authority.

        The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of HNC, and no other corporate action on the part of HNC is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by HNC and, assuming due authorization, execution and delivery by Millennium's Board of Directors and approval of this Agreement by Millennium's shareholders, receipt of required regulatory approvals, constitutes a valid and binding obligation of HNC, enforceable against HNC in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditor's rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNC is a party or by which HNC or any of its properties are bound.

B.
Organization and Standing.

        HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. HNC owns, directly or indirectly all of the issued and outstanding shares of capital stock of HNB. HNB is a national banking association having its corporate headquarters in Harleysville, Pennsylvania, and is duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

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C.
Capitalization.

        The authorized capital stock of HNC consists of 75,000,000 shares of common stock, par value $1.00 per share ("HNC Common Stock") and 8,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2003, 23,832,936 shares of HNC Common Stock and no shares of HNC Preferred Stock are issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable.

D.
Articles of Incorporation and Bylaws.

        The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of HNC, which have been delivered to Millennium, are true, correct, and complete in all respects.

E.
Financial Statements.

        HNC has delivered to Millennium the following financial statements: (1) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows and accompanying notes as of and for the years ended December 31, 2002, and December 31, 2001, certified by Grant Thornton, LLP, and set forth in the Annual Report to the shareholders of HNC for the year ended December 31, 2002; (these financial statements are referred to as the "HNC Financial Statements"). Each of the HNC Financial Statements fairly presents the consolidated financial position, assets, liabilities and results of operations of HNC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles("GAAP") consistently applied, except as otherwise noted in a footnote.

F.
Absence of Undisclosed Liabilities.

        Except as disclosed in Schedule 3(F) or as reflected, noted or adequately reserved against in the HNC Balance Sheet, at December 31, 2002, HNC had no material liabilities (whether accrued, absolute, contingent or otherwise) that are required to be reflected, noted or reserved against under GAAP or that are, in any case or in the aggregate, material. Except as described in Schedule 3(F), since December 31, 2002, HNC has not incurred any liability other than liabilities of the same nature as those set forth in the HNC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

G.
Absence of Changes.

        Since December 31, 2002, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations of HNC or HNB, except for general economic conditions affecting the banking industry generally.

H.
Litigation.

        Except as disclosed in Schedule 3(H) or set forth in HNC's Annual Report on Form 10-K for the year ended December 31, 2002: (1) there is no litigation, investigation or proceeding pending, or to the Knowledge of HNC threatened, that involves HNC or its properties and that, if determined adversely to HNC, would have a Material Adverse Effect; (2) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC that would have a Material Adverse Effect; and (3) HNC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding that, if determined adversely to HNC, would have a Material Adverse Effect. For purposes of this paragraph only, HNC shall be deemed to include HNB and HNC subsidiaries.

10

I.
Compliance with Laws; Governmental Authorizations.

        Except as disclosed in Schedule 3(I) or where noncompliance would not have a Material Adverse Effect: (1) HNC is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to HNC or to any of its properties; and (2) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of HNC as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the Knowledge of HNC threatened, that may result in the revocation, cancellation, suspension or materially adverse modification of them.

J.
Complete and Accurate Disclosure.

        Neither this Agreement (insofar as it relates to HNC, HNC Common Stock and HNC's involvement in the transactions contemplated in this Agreement) nor any financial statement, schedule, certificate, or other statement or document delivered by HNC to Millennium in connection with this Agreement contains any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements not materially false or misleading.

K.
Reporting Requirements of the Securities Exchange Act of 1934.

        HNC Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 ("1934 Act") and is subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

L.
Accuracy of Representations.

        Until Closing, HNC will promptly notify Millennium if any of the representations contained in this Agreement cease to be true and correct.

M.
Reports.

        HNC has made available to Millennium complete copies of (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (2) the proxy statement relating to HNC's 2003 Annual Meeting of Shareholders, (3) all Current Reports on Form 8-K, filed by HNC during 2003, and (4) all Call Reports filed by HNB with the FDIC and the Office of the Comptroller of the Currency during 2003.

N.
Loans.

        All loans reflected as assets in the HNC financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

O.
HNC Common Stock.

        The shares of HNC Common Stock to be issued and delivered to Millennium shareholders in accordance with this Agreement, and the shares of HNC Common Stock issuable for Millennium Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of HNC shall have any pre-emptive right with respect to them.

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P.
Fundamental Corporate Change.

        HNC has not entered into any negotiations, agreements, arrangements or understandings, or in any transaction pursuant to which the shares of HNC Common Stock or shares of a successor to HNC would no longer be registered under Section 12 of the 1934 Act.

Q.
Brokers.

        HNC only assumes responsibility for payment of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon contracts or agreements made by or on behalf of HNC.

R.
National Market System.

        HNC Common Stock is listed for trading on the NASDAQ/NMS.

S.
SEC Reports and Financial Statements.

        Since December 31, 2002, HNC has filed on a timely basis with the SEC and NASDAQ, where appropriate, and has made or will make available to Millennium true and complete copies of all forms, reports, schedules, statements, registrations and other documents required to be filed by it under the Exchange Act or the Securities Act, and HNC will file on a timely basis all such forms, reports, schedules, statements, registrations and other documents required to be filed by it from the date of this Agreement to the Closing Date (as such documents have been or will be amended or supplemented since the time of their filing, collectively, the "HNC SEC Documents"). The HNC SEC Documents, including without limitation any financial statements or schedules included in them, at the time filed, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the document or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, complied and will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC under those Acts, and, complied and will comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The financial statements of HNC included in the HNC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to the HNC SEC Documents or, in the case of the unaudited statements, as permitted by SEC Form 10-Q) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of HNC as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. HNC shall deliver to Millennium copies of all HNC SEC Documents filed after the date of this Agreement.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF HNB.

        HNC, on behalf of HNB, represents and warrants to Millennium, as of the Closing Date, as follows:

A.
Authority.

        The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of HNB, and no other corporate action on the part of HNB is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated by this Agreement, other than approval of HNC as sole shareholder of HNB. This Agreement has been duly executed and delivered by HNB and, assuming due authorization, execution and delivery by Millennium's Board of Directors and approval of this Agreement by Millennium's shareholders, receipt of required regulatory approvals,

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constitutes a valid and binding obligation of HNB, enforceable against HNB in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditor's rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Association or the Bylaws of HNB or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNB is a party or by which HNB or any of its properties are bound.

B.
Capital Structure of HNB.

        HNB is authorized to issue 75,000,000 shares of capital stock, par value $1.00 per share, of which 2,050,000 shares are outstanding and held by HNC.

C.
Organization and Standing.

        HNB is a national banking association, and duly organized, validly existing and in good standing under the laws of United States. HNB has full power and lawful authority to own and hold its properties and to carry on its present business. HNB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

D.
Insurance.

        The deposits of HNB are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided in the Federal Deposit Insurance Act.

E.
CRA Compliance.

        HNB has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. HNB has no Knowledge of any facts or circumstances that would prevent it from receiving satisfactory ratings upon its next appropriate examination.

F.
Loan Loss Reserve.

        The loan loss reserve of HNB is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the Office of the Comptroller of the Currency (the "OCC").

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF MILLENNIUM.

        Millennium represents and warrants to HNC as follows:

A.
Organization and Standing.

        Millennium is a Pennsylvania state chartered bank and trust company that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the real property owned, leased or operated, or the business conducted, by Millennium requires qualification, except for a failure to qualify or be in good standing which, when taken together with all other failures, would not have a Material Adverse Effect.

B.
Articles and Bylaws.

        The copies of the Articles of Incorporation and the Bylaws of Millennium delivered to HNC are complete and accurate copies, as in effect on this date. The minute books of Millennium that have been made available for inspection by HNC contain in all material respects a complete and accurate record of all meetings of Millennium.

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C.
Authority.

        The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of Millennium, and no other corporate action on the part of Millennium is necessary to authorize the approval of this Agreement. Millennium (1) has corporate power to own its properties and to conduct its business as currently conducted, (2) has substantially complied with, and is not in default in any respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including regulatory minimum capital requirements, the non-compliance with which or the default under which in the aggregate would have a Material Adverse Effect, (3) has not failed to file with the proper federal, state, local or other authorities any report or other document required to be so filed, and (4) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with all governmental and regulatory authorities, which are necessary to the business or operations of Millennium, except where the failure to obtain would have a Material Adverse Effect.

D.
Capitalization.

        The authorized capital stock of Millennium consists of 5,000,000 shares of Millennium Common Stock, par value $1.00 per share and 5,000,000 shares of Preferred Stock, par value $100 per share, of which 2,291,743 shares of Common Stock were validly authorized, issued and outstanding, fully paid and nonassessable and have not been issued in violation of preemptive or similar rights of any shareholder of Millennium or other person arising by operation of securities laws, or any other applicable law or agreement or Millennium's Articles of Incorporation or Bylaws, and no shares of Preferred Stock are outstanding, as of this date. Other than options set forth on Schedule 2(C), (for an aggregate of 842,075 shares) and restricted shares totaling 14,950 shares as of this date there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Millennium to issue or dispose of any securities of Millennium or securities of Millennium convertible into any shares of Millennium Common Stock except, however, for $1.34 million of 4.95% Mandatory Convertible Subordinated Notes, due June 27, 2013, issued on June 27, 2003 (the "Convertible Notes"), which are convertible into 157,882 shares of Millennium Common Stock. From January 1, 2003 to this date, no dividends or other distributions (including, without limitation, any stock dividend or distribution) have been declared, set aside or paid to the holders of Millennium Common Stock.

E.
Equity Interests.

        Millennium does not own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership or other entity, except in a fiduciary capacity, except Cumberland Investment Advisors, Inc. ("Cumberland") and a 4.9% interest in Capital Security Management of West Chester.

F.
Financial Statements.

1.
Millennium has delivered to HNC copies of the following financial statements, each of which (including any related notes and schedules) presents fairly the financial condition and results of operations of Millennium, at the dates and for the periods covered by the statements, in accordance with GAAP, consistently applied throughout the periods covered by the statements, except as otherwise noted in a footnote:

a.
Balance Sheet (the "Millennium 2002 Balance Sheet"), Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flows, together with notes thereto, at December 31, 2002, and for the twelve months then ended, certified by Beard Miller Company, LLP.

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    b.
    Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows, together with notes thereto, at December 31, 2001, and December 31, 2000, and for the years then ended, certified by Beard Miller Company, LLP.

    c.
    Millennium has delivered to HNC, Millennium's quarterly financial information for the quarter ended June 30, 2003, containing the unaudited balance sheet of Millennium, as of that date, and the unaudited statements of income and cash flows of Millennium for the three-month period reflected therein.

    d.
    Any annual audit report or summary report regarding the accounts that Millennium holds in a fiduciary capacity, as required by 7 P.S. §1407, for the years ended December 31, 2002 and December 31, 2001.

  2.
  Millennium has provided HNC with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 2001, and will provide HNC with copies of the statements, reports, and documents issued after the date of this Agreement, on or prior to the Effective Date, and all reports and other documents filed by it with any federal or state authority during the period. Millennium shall make available for inspection by officials or representatives of HNC all financial statements prepared by Millennium and examined by Beard Miller Company, LLP or any other auditor.

  3.
  Except as disclosed in Schedule 5(F) or, as reflected, noted, or adequately reserved against, in the Millennium 2002 Balance Sheet, Millennium had no material liability (whether accrued, absolute, contingent or otherwise) that is required to be reflected, noted or reserved against therein under GAAP or which is, in any case or in the aggregate, material. Except as described in Schedule 5(F), since December 31, 2002, Millennium has not incurred any liability other than liabilities of the same nature as those set forth in the Millennium 2002 Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

G.
Complete and Accurate Disclosure.

        The documents referred to in this Agreement, or to be contained in any financial statement, proxy statement, report, document or other written materials provided to HNC, as of the date of the document or other materials, did not contain, or as to documents or other materials to be delivered after the date of this Agreement will not contain, any untrue statement of material fact, or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

H.
Taxes.

1.
Millennium has timely filed all federal, state, county, and local Tax Returns in respect of Taxes due through the date of this Agreement (taking into account any extensions granted with respect to the due date). Each Tax Return is complete and accurate in all respects. Millennium has paid all taxes owed or owing except for amounts that have been reserved against or which are the subject of a good faith dispute. No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. There are no claims pending against Millennium for the alleged deficiency in the payment of any Taxes, and Millennium does not know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

2.
As of the date of this Agreement, Millennium has made available to HNC true and correct copies of all income, franchise, capital and other Tax Returns, filed by Millennium for all taxable years or periods for which the relevant statute of limitations has not expired.

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    Millennium is not a party to any tax allocation or sharing agreement. Millennium has not been a member of an affiliated group filing consolidated or combined Tax Returns or otherwise has any tax liability for the Taxes of any Person (other than Millennium) except, however, with respect to Cumberland, who was a member of another consolidated group and who shall file as a member of the Millennium consolidated group. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Millennium.

  3.
  To the extent required by GAAP, the provision for current taxes payable reflected in "Other Liabilities" in the Millennium 2002 Balance Sheet, as of the date of this Agreement and as of the Effective Date, is and will be adequate to cover (a) all accrued and unpaid taxes of Millennium, whether or not disputed, for the period ended December 31, 2002, and for all prior periods, and (b) all Taxes that may become due and payable by Millennium in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 2002, which by virtue of tax or accounting treatment will not be included in income until subsequent to the date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Millennium auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by the Service. The provision for applicable taxes stated on the consolidated books of Millennium as of the date hereof and as of the Effective Date, is and will be adequate to cover (1) all accrued and unpaid federal, state, county and local taxes of Millennium, whether or not disputed, for the period ended on the date hereof or on the Effective Date, as the case may be, and for all prior periods, and (2) all federal, state, county and local Taxes that may become due and payable by Millennium in future periods (a) in respect of the transactions, sales or services occurring or performed on or prior to the date hereof or the Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to the dates, or (b) in respect of deductions, costs or other allowances taken for federal income tax purposes which Millennium auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by the Service.

  4.
  No consent has been filed relating to Millennium pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

  5.
  Schedule 5(H) identifies, to the best Knowledge of Millennium, all employees of Millennium who are parties to employment agreements or change-in-control agreements and all directors of Millennium to whom HNC, Millennium or HNB may be obligated to make any payment that will be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code (without regard to whether the payment is reasonable compensation for personal services performed or to be performed in the future), as a result of the transactions contemplated in this Agreement. Schedule 5(H) further sets forth, to the best Knowledge of Millennium, the approximate amount of the "parachute payment" and the related excise tax that may be due and payable with respect to each individual identified on the Schedule, it being understood that calculation of the exact amount of the "parachute payment" and related excise tax is a complex calculation and one that is not susceptible to final determination until Closing.

  6.
  As used in this Agreement, (1) the term "Tax" (including, with correlative meaning, the term "Taxes," and "Taxable") shall mean all federal, state, county, and local income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, customs, duties, franchise, bank shares, employment, withholding and other taxes, together with all interest, penalties and additions imposed with respect to the amounts, and (2) the term "Tax Return" shall mean all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

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I.
Absence of Undisclosed Liabilities.

        Except as provided on Schedule 5(I), since December 31, 2002, Millennium has not incurred any liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect.

J.
Properties.

1.
Millennium owns no real property and, except as provided on Schedule 5(J), Millennium has the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the Millennium December 31, 2002 Balance Sheet or purported to have been acquired by it since that date (except property held as lessee under leases and disclosed in writing prior to the date of this Agreement and except real or personal property sold or otherwise disposed of in the ordinary course of business), except liens for taxes or assessments not delinquent, and other liens and encumbrances and imperfections of title that do not materially affect the value of the property or as reflected in the Millennium December 31, 2002 Balance Sheet and that do not interfere with or impair its present and continued use. All real property owned, leased or operated by Millennium (the "Millennium Real Property") that is material to the business, operations or financial condition of Millennium are in substantially good operating condition and repair (ordinary wear and tear excepted). None of the material structures on the Millennium Real Property encroaches upon real property of another Person, and no structure of any Person encroaches upon the Millennium Real Property. The Millennium Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not in any material respect constitute a nonconforming use under any applicable law, statute, ordinance, code, order, regulation or standard.

2.
All properties held by Millennium under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with exceptions that are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of the leased properties. Millennium, and to its Knowledge any third party, is not in default, in any material respect, under any material lease, agreement or obligation regarding Millennium's properties or to which Millennium is a party or by which it is bound.

K.
Investment Securities.

        None of the investments reflected in the Millennium December 31, 2002 Balance Sheet under the heading "Securities Available for Sale" and "Securities Held to Maturity" and none of the investments made since December 31, 2002, is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Millennium freely to dispose of the investment at any time, and all of the investments comply with applicable law, rule and regulation.

L.
Employee Benefits.

1.
Schedule 5(L) contains a complete list of each pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income

17

    Security Act of 1974, as amended ("ERISA") ("Pension Plan") and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan")) sponsored or maintained by Millennium or any ERISA Affiliate (as defined herein) and covering any active or former employees (or their beneficiaries) of Millennium, (a) to which Millennium or any ERISA Affiliate is a party or by which Millennium or an ERISA Affiliate (or any of the rights, properties or assets thereof) is bound, or (b) with respect to which Millennium or any ERISA Affiliate may otherwise have any liability (whether or not Millennium or the ERISA Affiliate still maintains the Millennium Benefit Plan) (collectively, the "Millennium Benefit Plans"). "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with Millennium would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code. With respect to the Millennium Benefit Plans required to be listed in Schedule 5(L), Millennium has provided to HNC an accurate and complete copy of the most recent plan documents, the most recent annual report (Form 5500 series) filed with the United States Department of Labor and the Internal Revenue Service, the most recent financial and actuarial reports, the most recently issued Internal Revenue Service rulings or determination letters, and all notices to the Pension Benefit Guaranty Corporation of "Reportable Events," as defined in ERISA. All accrued contributions and other payments to be made under each Pension Plan have been set aside.

  2.
  Except as disclosed in Schedule 5(L), with respect to the Millennium Benefit Plans:

  a.
  Neither Millennium nor any ERISA Affiliate has any continuing liability, including any post-retirement medical, dental, life insurance or other benefits, under any Welfare Plan which provides for continuing benefits or coverage for any participant or any dependent or beneficiary of a participant after the participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA ("COBRA"), or under any applicable state law.

  b.
  Each Millennium Benefit Plan complies in all material respects with the applicable requirements of ERISA, the Code, the Securities Act, the 1934 Act and any other applicable laws governing the Millennium Benefit Plan, and each Millennium Benefit Plan has at all times been administered in all material respects in accordance with all requirements of the law and all regulations issued thereunder, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all requirements of law. Each Pension Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust established by each Pension Plan is exempt from federal income tax under Section 501(a) of the Code. Each Pension Plan is, and from its establishment has been, the subject of a favorable determination letter from the IRS stating that the Pension Plan meets the requirements of Section 401(a) of the Code and that the trust associated with the Pension Plan is tax-exempt under Section 501(a) of the Code. No event has occurred since the date of each Pension Plan's last determination letter that would jeopardize the qualified status of the plan or the tax-exempt status of any trust under Sections 401(a) and 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person, governmental entity, regulatory body or arbiter have been filed, are pending or are threatened with respect to any Millennium Benefit Plan and there is no fact or contemplated event that would give rise to any lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Millennium Benefit Plan. Without limiting the foregoing, the following are true with respect to each Millennium Benefit Plan:

  (1)
  With respect to each Millennium Benefit Plan, there has not occurred, and no Person is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

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      (2)
      No Millennium Benefit Plan is a Defined Benefit Plan as defined in Section 3(35) of ERISA and no ERISA Affiliate has ever maintained or been obligated to contribute to any Defined Benefit Plan.

      (3)
      No Millennium Benefit Plan is a Multiemployer Plan as defined in Section 3(37) of ERISA.

      (4)
      No Millennium Benefit Plan is an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

      (5)
      No Millennium Benefit Plan is a Qualified Foreign Plan as the term is defined in Section 404A of the Code and no Millennium Benefit Plan is subject to the laws or regulations of any other jurisdiction other than the United States of America or one of its political subdivisions.

      (6)
      No Welfare Plan is a Voluntary Employees' Beneficiary Association as defined in Section 501(c)(9) of the Code.

      (7)
      All Welfare Plans and their related trusts comply in all material respects with and have been administered in compliance with (a) Section 4980B of the Code and Sections 601 through 609 of ERISA and all Department of Treasury and Department of Labor regulations issued thereunder, respectively, and (b) the Health Insurance Portability and Accountability Act of 1996 and all Department of Labor regulations issued thereunder.

      (8)
      With respect to each Millennium Benefit Plan maintained by Millennium or any ERISA Affiliate, each Millennium Benefit Plan provides the plan sponsor the authority to amend or terminate the Millennium Benefit Plan at any time, subject to the applicable requirements of ERISA and the Code and the provisions of the Millennium Benefit Plan.

M.
Management Contracts.

        Except as specifically disclosed and identified in Schedule 5(M) Millennium has no contracts or other agreements with any member of management, any affiliate (as that term is defined in Rule 12b-2 promulgated under the 1934 Act) or any management or consultation agreement not terminable at will by it without liability, and no contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management, affiliate (as defined in Rule 12b-2 of the 1934 Act) or any other Person.

N.
Actions, Suits, and Proceedings.

1.
There are no actions, suits, investigations or proceedings instituted, pending or, to the Knowledge of Millennium, threatened against Millennium before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and

2.
To the best of its Knowledge, Millennium is not subject to any potential adverse claim, the outcome of which could individually, or in the aggregate, have a Material Adverse Effect on Millennium. Millennium has no Knowledge of any pending or threatened claims or charges against it before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance, any Human Relations Commission or any other federal, state or local government agency.

O.
Binding Agreement.

1.
This Agreement has been duly executed and delivered by Millennium and (assuming due execution and delivery by HNC) constitutes, and, upon its execution and delivery shall

19

    constitute, a valid, binding and enforceable obligation of Millennium, subject to (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Pennsylvania state chartered bank and trust companies, (b) laws relating to the safety and soundness of bank and trust companies, and (c) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

  2.
  As of the date hereof, this Agreement has been approved by a majority of the Board of Directors.

  3.
  The execution, delivery and performance by Millennium of this Agreement and the consummation of the transactions herein contemplated have been duly authorized and do not violate any provision of the Articles of Incorporation or Bylaws of Millennium, any provisions of federal or state law or any governmental rule or regulation (assuming the organization of HNB and its adoption of this Agreement, the appropriate filing of documents with the Board of Governors of the Federal Reserve System and the OCC, the receipt of the government approvals, the receipt of the requisite Millennium shareholder approval, and the accuracy of the representations of HNC), and do not require any consent of any person under, conflict with, or give rise to any right of termination, cancellation, modification, or result in a breach of or accelerate the performance required by any of the terms of, any debt instrument, lease, license, covenant, agreement or understanding to which Millennium is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which it is subject, or constitute a default thereunder or result in the creation or imposition of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of its properties or assets, except where the conflict or breach, or when the failure to obtain the consent would not result in a Material Adverse Effect.

P.
Financial Advisor.

        Except for Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), no broker, agent, finder, consultant or other party (other than legal and accounting advisors) has been retained by Millennium or is entitled to be paid based upon any agreements, arrangements or understandings made by Millennium in connection with any of the transactions contemplated by this Agreement.

Q.
Insurance.

        Millennium is insured by reputable insurers against all risks normally insured against by financial institutions, and all of the insurance policies or bonds maintained by it are in full force and effect and for reasonable amounts against risks that companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and have maintained all insurance required by applicable laws and regulations. Millennium is not in default and all material claims have been filed in due and timely fashion.

R.
Compliance with Laws; Governmental Authorizations.

1.
Millennium and all subsidiaries of Millennium, are currently, and to Millennium's Knowledge always has been, operating in compliance with all applicable laws, statutes, ordinances, codes, common law, rules, regulations, or orders ("Legal Requirements") relating to pollution or to protection of human health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), and record keeping notification and reporting requirements with respect to Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, investigation, remediation, storage, disposal, transport or handling of Hazardous Substances. To Millennium's Knowledge, Millennium is currently, and always has been, operating in compliance with Legal

20

    Requirements relating to any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, depositing, disposal, discharge, dispersal, leaching, or migration on or into the environment ("Releases") or threatened Releases of any pollutant, toxic substance, contaminant, hazardous waste, hazardous substance, or extremely hazardous material which is now regulated or governed under any Legal Requirements, including, without limitation, petroleum, or any refined product or fraction thereof, asbestos, or polychlorinated biphenyls ("Hazardous Substances") applicable to any real property Millennium or its subsidiaries formerly owned, leased or operated (collectively, the "Former Real Property") or any Millennium Real Property currently owned, leased or operated by Millennium;

  2.
  Millennium has not received any notice from any governmental authority or other person of any violation or alleged violation of any Environmental Law applicable to any Former Real Property or Millennium Real Property owned, leased or operated by Millennium;

  3.
  There is no order, writ, injunction or decree of any court or any governmental department, commission, board, agency or instrumentality, domestic or foreign, outstanding, or any claim, action, suit, proceeding, charge, complaint, inquiry, audit or investigation pending or, to Millennium's Knowledge, threatened relating to compliance with, or liability under, any Environmental Law affecting real property owned, leased or operated by Millennium or, to Millennium's Knowledge, any Former Real Property; and

  4.
  Millennium currently possesses all permits and licenses required by any Environmental Law necessary for the operation of Millennium's business, other than permits and licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

S.
Complete and Accurate Disclosure.

        The information pertaining to Millennium, which has been or will be furnished to HNC by or on behalf of Millennium for inclusion in the HNC Registration Statement, or in the applications to be filed to obtain the government approvals (the "Applications"), will contain no untrue statement of any material fact required to be stated in the Application or necessary to make the statements in the Application, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify the information as of an earlier date. All financial statements of Millennium, included in the Prospectus or the Proxy Statement, will present fairly the consolidated financial condition and results of operations of Millennium at the dates and for the periods covered by the statements, in accordance with generally accepted accounting principles consistently applied throughout the periods covered by the statements. Millennium shall promptly advise HNC, in writing, if prior to the Effective Date it shall obtain Knowledge of any facts that would make it necessary to amend the HNC Registration Statement, the Prospectus/Proxy Statement or any Application, or to supplement the Prospectus/Proxy Statement, in order to make the statements therein not misleading or to comply with applicable law.

T.
Representations and Warranties.

        No representation or warranty by Millennium and no statement by Millennium in any certificate, agreement, exhibit or other document furnished in connection with the transactions contemplated by this Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the representation, warranty or statement not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

21

U.
Relationships.

1.
Except as set forth in Schedule 5(U), as of the date of this Agreement, Millennium is not a party to, or bound by, any oral or written:

a.
"material contract" as the term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

b.
Any agreement, not terminable on ninety (90) days or less notice, involving the payment by Millennium of more than $10,000 per annum;

c.
Agreement with any officer or other key employee, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

d.
Agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000;

e.
Agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

f.
Agreement containing covenants that limit its ability to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

g.
Agreement, contract or understanding, other than this Agreement, the Convertible Notes and outstanding Millennium Stock Options, regarding the capital stock of Millennium or committing to dispose of some or all of the capital stock or substantially all of the assets of Millennium; or

h.
Collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

2.
Millennium is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its properties or assets is subject, other than defaults or violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

V.
Loans.

        All loans reflected as assets in the Millennium Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

W.
Allowance for Loan Losses.

        The allowance for loan losses shown, and to be shown, on the balance sheets contained in the Millennium Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

22

X.
Fairness Opinion.

        Millennium has received an oral opinion from Sandler O'Neill to the effect that, as of the date hereof, the consideration to be received by shareholders of Millennium pursuant to this Agreement is fair, from a financial point of view, which opinion shall subsequently be reduced to writing.

Y.
Trust Department and Fiduciary Relationships.

        Millennium has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements, and undertaken and performed all fiduciary and custodian duties, obligations and responsibilities in compliance in all material respects with all applicable laws statutes, rules, regulation and the governing instruments such fiduciary and custodian relationships.

Z.
Deposit Insurance.

        The deposits of Millennium are insured by the Bank Insurance Fund, as administered by the FDIC in accordance with the Federal Deposit Insurance Act, and Millennium has timely paid all assessments and timely filed all reports required to be paid or filed by the Federal Deposit Insurance Act.

AA.
Compliance with Privacy Laws Policies.

        Millennium is in compliance with (1) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to HNC (the "Privacy Policy") and (2) any Applicable Laws concerning the protection of confidential personal information received from customers and consumers, including without limitation, the Gramm-Leach-Bliley Act of 1999, except in each case for any non-compliance that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect.

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF CUMBERLAND.

        Millennium, on behalf of Cumberland, represents and warrants to HNC, as follows:

A.
Compliance.

1.
Each of Cumberland's officers who are registered as registered representatives of broker dealers with the National Association of Securities Dealers, if any, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations promulgated under such act or the Exchange Act and Cumberland is in compliance in all materials respects with the applicable rules and regulations of the USA PATRIOT Act. Except as set forth on Schedule 6(A)(1), neither Cumberland nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of Cumberland.

2.
Cumberland has adopted a formal code of ethics (to the extent required under applicable law) and a written policy regarding insider trading. Such code and policy comply, in all material respects, to the extent applicable thereto, with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of Cumberland with respect to avoiding conflicts of interest are as set forth in its most recent Form ADV (or incorporated by reference therein). As of the date hereof and to the Knowledge of Cumberland, there have been no material violations or allegations of material violations of these policies that have occurred or been made.

3.
Neither Cumberland nor, to Cumberland's Knowledge, any person "associated" (as defined under the Investment Advisers Act) with Cumberland has for a period not less than 5 years prior to the date of this Agreement been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration

23

    of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Registered Investment Company pursuant to Section 9(a) of the Investment Company Act, and to Cumberland's Knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

  4.
  Each of Cumberland's officers and employees, who are required to be registered as an investment adviser, a broker-dealer, a registered representative, or a sales person with the SEC, any securities commission, the NASD or any state or any SRO is duly registered as such and the registration is in full force and effect.

  5.
  Neither Cumberland, and to Cumberland's Knowledge, no officer, director or employee, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign Regulatory Agencies.

  6.
  As of the date of this Agreement, there has existed no "out of balance" condition, pricing error or similar condition with respect to any customer account maintained by Cumberland.

  7.
  Schedule 6(A)(7) sets forth a complete list, as of October 1, 2003, of Cumberland and its officers, directors, and employees that are registered or licensed as (a) a broker-dealer under the Exchange Act or under any similar state or foreign laws, (b) a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities and Futures Trading Act or under any similar state or foreign laws, (c) an investment adviser under the Investment Advisers Act or under any similar state or foreign laws, (d) a bank or trust company, or (e) an insurance company, in each case together with a listing of all such registrations and licenses held with all applicable Regulatory Agencies.

B.
SEC and Regulatory Reports; Financial Statements.

1.
Cumberland filed all regulatory reports, schedules, forms, registrations and other documents, that are material to Cumberland, together with any amendments required to be made with respect to them, that were required to be filed, since December 31, 2000, with (1) the SEC, and (2) all other applicable federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and any self regulatory organizations ("SROs"), "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection with them. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Cumberland, no Regulatory Agency has initiated any material proceeding or, to the Knowledge of Cumberland, material investigation or inquiry into the business or operations of Cumberland, any of its officers or directors, or Affiliates, since December 31, 2000. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Cumberland that is material to Cumberland. Cumberland is not required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

2.
The annual financial statements for the fiscal year ended December 31, 2002, and the quarter ended March 31, 2003, of Cumberland, fairly present, in all material respects, the financial position of Cumberland as of the dates thereof and the results of operations and cash flows for the periods then ended and have been, or will be, prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) (subject to normal year-end adjustments in the case of interim financial statements).

24

C.
Contracts.

1.
Schedule 6(C) sets forth a list of each material contract to which Cumberland or any of Cumberland's Affiliates is a party or by which it is bound that contains covenants limiting the freedom of Cumberland or any of Cumberland's Affiliates to engage in any line of business in any geographic area or to compete with any Person or restricting the ability of Cumberland or any of Cumberland's Affiliates to acquire equity securities of any Person.

2.
Cumberland has previously made available to HNC true and complete copies of each Cumberland and Cumberland Affiliate contract that is material to the current business of Cumberland and its Affiliates taken as a whole, including true and complete descriptions of any oral contracts, in all cases as amended and currently in effect.

D.
Investment Contracts and Clients.

1.
Cumberland provides investment management, investment advisory and sub-advisory services (including management and advice provided to separate accounts and participation in wrap fee programs). Schedule 6(D) sets forth as of September 30, 2003, the entities to which Cumberland provides investment advisory services. As of September 30, 2003, the aggregate amount of assets for which Cumberland (a) provided investment advisory services pursuant to Advisory Contracts and, (b) provided investment advisory services pursuant to Sub-Advisory Contracts is also set forth on Schedule 6(D).

2.
Each Investment Contract and any subsequent renewal thereof has at all times since December 31, 2000 been (and currently is) duly authorized, executed and delivered by Cumberland, and at all times has been a valid and legally binding agreement of Cumberland, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles). Cumberland has been at all times since December 31, 2000 (and currently is) in compliance with the terms of each Investment Contract to which it is a party (including without limitation the applicable investment guidelines and restrictions thereunder, where applicable), and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder.

3.
None of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory services, contains any undertaking by Cumberland to cap fees or to reimburse any or all fees thereunder resulting in an effective fee rate lower than that stated in such Investment Contract (or other applicable arrangement). As used herein, (a) the term "Client" means any Person to which Cumberland provides investment advisory services on the date hereof and (b) the term "Investment Contract" means each contract or agreement in effect on the date hereof to which Cumberland is a party pursuant to which Cumberland provides to any Client investment advisory services.

4.
The accounts of each Client that is subject to ERISA have been managed and otherwise serviced by Cumberland so that Cumberland, in the exercise of such management, is in compliance with the applicable requirements of ERISA and the Code, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

5.
To the Knowledge of Cumberland, since December 31, 2000 (a) the names and addresses of Clients set forth in the books and records of Cumberland have been (and are) accurate and complete (and correctly reflect the factual information relating to the underlying Client in interest); (b) all account statements and similar materials of Cumberland have been (and are) correct and complete, have been (and are) mailed to the name and address on record with Cumberland for each Client account, and have been (and are) in fact received by the

25

    underlying Client in interest (and no other account statements or similar materials purporting to set forth account holdings and/or fee information have been (or are) mailed or otherwise sent or delivered to any Client by Cumberland or its employees or agents); and (c) all post office box or "care of" designations to which any account statements or similar materials are mailed have been (and are) requested by the applicable underlying Client in interest.

E.
Books and Records.

        The books, records and accounts of Cumberland are maintained, in all material respects, in accordance with the requirements of Rule 204-2 of the Investment Adviser Rules, including the maintenance of a system of internal controls that provides reasonable assurance that;

  1.
  Transactions are executed with management's authorization;

  2.
  Transactions are recorded as necessary to permit preparation of the financial statements of Cumberland and its subsidiaries and to maintain accountability for Cumberland's and its subsidiaries' assets;

  3.
  Access to Cumberland's and its subsidiaries' assets is permitted only in accordance with management's authorization;

  4.
  The reporting of Cumberland's and its subsidiaries' assets is compared with existing assets at reasonable intervals; and

  5.
  Accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

F.
Compliance with Privacy Laws Policies.

        Cumberland is in compliance with (1) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to HNC (the "Privacy Policy") and (2) any Applicable Laws concerning the protection of confidential personal information received from customers and consumers, including without limitation, the Gramm-Leach-Bliley Act of 1999 except in each case for any non-compliance that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect.

G.
Anti-Money Laundering Regulation.

        Since December 31, 1999, Cumberland has been in compliance with all requirements applicable to it regarding anti-money laundering and anti-terrorist rules and regulations, including the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the rules and regulations thereunder (including all rules and regulations adopted by any self regulatory organizations).

H.
AIMR Compliance.

        Cumberland prepares and presents its investment performance record in accordance with the guidelines of the Association of Investment Management and Research, prepares and presents its performance record in accordance with the AIMR Performance Presentation Standards AIMR-PPSTM Amended and Restated as the AIMR-PPS(R) Standards, as currently in effect and published by the Association for Investment Management and Research (including any recommendations contained in the Standards) ("AIMR Standards"). Any composite performance presentations presented by Cumberland complies with all the composite construction requirements of the AIMR-PPS(R) Standards and Cumberland's processes and procedures were designed to calculate and present performance results in compliance with the AIMR-PPS(R) Standards for the specified periods.

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I.
Assets Under Management.

        The assets under management of Cumberland shall equal or exceed $500 million; provided, however, that changes in the above amount shall not include variations of assets under management due to changes in interest rates and general financial market conditions.

SECTION 7.    COVENANTS OF HNC.

        From the date of this Agreement until the Effective Date, HNC covenants and agrees to do the following:

A.
Best Efforts.

        HNC shall cooperate with Millennium and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Section 11 of this Agreement and to consummate the Merger. In particular, without limiting the generality of the foregoing sentence, HNC agrees to do the following:

  1.
  Applications for Regulatory Approval. HNC shall promptly prepare and file, with the cooperation and assistance of Millennium, all required applications for regulatory approval of the transactions contemplated by this Agreement.

  2.
  Registration Statement. HNC shall promptly prepare, with the cooperation and assistance of Millennium, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of HNC Common Stock to be issued under the provisions of this Agreement. HNC may rely upon all information provided to it by Millennium in this connection and HNC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the Proxy Statement/Prospectus that is prepared as a part thereof, if the statement is made by HNC in reliance upon any information provided to HNC by Millennium or by its agents and representatives. HNC will advise Millennium, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment becomes effective or any supplement or amendment has been filed.

  3.
  State Securities Laws. HNC, with the cooperation of Millennium, shall promptly take all actions, necessary or appropriate, to comply with the applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

B.
Financial Disclosures.

        Each Quarterly Report on Form 10-Q and any Annual Report on Form 10-K filed by HNC between the date of this Agreement and the Effective Date shall fairly present the consolidated financial position, assets, liabilities and results of operations of HNC at their respective dates and for the respective periods then ended, and be prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto.

C.
Update Schedule.

        HNC shall promptly disclose to Millennium in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve HNC from any and all liabilities for prior statements and disclosures to Millennium.

D.
Notice.

        HNC shall promptly notify Millennium in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been

27

required to be disclosed to Millennium in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect.

E.
Laws, Rules, Etc.

        HNC shall comply in all material respects with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except where failure to do so will not result in a Material Adverse Effect.

F.
Approval.

        As the sole shareholder of HNB, HNC will vote to approve this Agreement and the Merger.

G.
Tax Matters.

        HNC shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

SECTION 8.    COVENANTS OF MILLENNIUM.

        From the date of this Agreement until the Effective Date, Millennium covenants and agrees to do the following:

A.
Conduct of Business.

        Except as otherwise consented to by HNC, in writing, and except as otherwise permitted in this Agreement, Millennium shall, from the date of this Agreement until the Effective Date:

  1.
  Use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with its past customary business practices;

  2.
  Use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with Millennium;

  3.
  Maintain all of Millennium's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

  4.
  Use all reasonable efforts to preserve or collect all claims and causes of action belonging to Millennium;

  5.
  Keep in full force and affect all insurance policies now carried by Millennium;

  6.
  Perform in all respects Millennium's obligations under all agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business except where failure to do so would not have a Material Adverse Effect;

  7.
  Maintain its books of account, financial statements and other financial records in accordance with GAAP;

  8.
  Comply, in all material respects, with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except where failure to do so will not result in a Material Adverse Effect;

28

  9.
  Not amend Millennium's Articles of Incorporation or Bylaws, except as provided by this Agreement;

  10.
  Not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Millennium's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

  11.
  Not take or permit to be taken any action that would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

  12.
  Not declare, set aside or pay any dividend or make any other distribution in respect of Millennium Common Stock;

  13.
  Not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell, other than as a result of the exercise of Millennium Options or Warrants issued prior to the date of this Agreement) any shares of Millennium Common Stock or any other equity or debt securities of Millennium or any securities convertible into Millennium Common Stock;

  14.
  Not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of Millennium except normal individual increases in compensation, and/or payments of incentive compensation and/or bonuses, to employees in accordance with established employee plans, policies and/or procedures of Millennium in the ordinary course of business and consistent with customary past practice, as the case may be;

  15.
  Not enter into any related party transaction except related party transactions relating to extensions of credit, made in accordance with all applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other Persons that do not involve more than the normal risk of collectability or present other unfavorable features;

  16.
  Not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

  17.
  Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

  18.
  Not liquidate, merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or Person (or agree to any merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or Person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or Person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell or dispose) in any way any assets or any rights thereof of Millennium to any party other than HNC or an affiliate of HNC, other than in the ordinary course of business and consistent with prior practice unless the failure to do so shall, in the good faith judgment of the Board of Directors, after receipt of written advice of counsel, constitute a breach of fiduciary duty by Millennium's directors under Pennsylvania law;

29

  19.
  Not, directly or indirectly, or cause its Representatives (as defined below) to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Millennium or any business combination with Millennium other than as contemplated by this Agreement, or concerning the fact of, or the terms and conditions of, this Agreement or authorize or permit any officer, director, employee, agent, consultant, counsel, affiliate or other representative ("Representative") of it to do any of the above (except that Millennium officers may respond to inquiries from regulatory authorities and holders of Millennium Common Stock in the ordinary course of business); or fail to notify HNC immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations are sought to be initiated with Millennium; provided, however, that Millennium may respond to an unsolicited, bona fide, written offer, if the directors of Millennium have determined in good faith, after receipt of written advice of counsel, that the failure to respond would constitute a breach of the Millennium directors' fiduciary duty under Pennsylvania law;

  20.
  Not change any method, practice or principle of accounting except as may be required by GAAP or any applicable regulation;

  21.
  Not make any loan or other credit facility commitment (including, without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any outstanding commitment;

  22.
  Amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

  23.
  Enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

  24.
  Not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Millennium is a party, other than in the ordinary course of business consistent with past practice and subject to the limitations set forth in this Agreement;

  25.
  Not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code;

  26.
  Not sell, exchange, or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity or other than in the ordinary course of business;

  27.
  Not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any part, to this Agreement to obtain any required approvals for consummation of the transaction;

  28.
  Not agree to any of the foregoing items (9) through (27).

B.
Best Efforts.

        Millennium shall cooperate with HNC and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in

30

Section 11 of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Millennium shall:

  1.
  Cooperate with HNC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement; and

  2.
  Cooperate with HNC in making Millennium's employees reasonably available for training by HNC prior to the Effective Date, to the extent that training is deemed reasonably necessary by HNC.

C.
Access to Properties and Records.

        Millennium shall afford to the officers and authorized representatives of HNC access to properties, books and records pertaining to Millennium in order that HNC may have full opportunity to make reasonable investigations at reasonable times as it shall desire, of the properties, books, contracts, documents and records of Millennium, and the officers of Millennium will furnish HNC with additional financial and operating data, including test tapes, and other information as to its business and properties as HNC shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Merger. Nothing in this paragraph shall be deemed to require Millennium to breach any obligation of confidentiality, provided, however, that Millennium shall use its best efforts to obtain waivers from any third party of compliance with any obligation to the extent reasonably requested by HNC. HNC shall maintain the confidentiality of all information furnished to it by Millennium pursuant to this Section 6(c) and if the transactions contemplated by this Agreement are not consummated for any reason, HNC agrees, at the option of Millennium, either to return all the information and any copies thereof, including any extracts from the information or memoranda relating to the information prepared by HNC, or to destroy all the information.

D.
Board and Committee Minutes.

        Millennium shall provide to HNC within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of the meeting.

E.
Update Schedule.

        Millennium shall promptly disclose to HNC in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Millennium from any and all liabilities for prior statements and disclosures to HNC.

F.
Notice.

        Millennium shall promptly notify HNC in writing of any actions, claims, investigations, proceedings or other developments which individually or in the aggregate, if pending or in existence on the date of this Agreement, would have been required to be disclosed to HNC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect.

G.
Affiliate Letters.

        Millennium shall deliver or cause to be delivered to HNC, at or before the Closing, a letter or agreement from each officer, director and shareholder of Millennium, who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Millennium, in form attached hereto as Exhibit 3, under the terms of which each officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of HNC Common Stock to be received by the Person pursuant to this Agreement.

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H.
Distributions and Dividends.

        Millennium shall not declare or pay any cash dividend or make any distributions to shareholders without the express, written approval of HNC.

I.
Press Releases.

        Millennium shall not issue any press release related to this Agreement or the transactions contemplated hereby as to which HNC has not given its prior written consent, and shall consult with HNC as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit Millennium from making any disclosure which its counsel deems reasonably necessary.

J.
Good Faith Cooperative Effort to Revise Structure.

        Millennium hereby agrees to cooperate with HNC to approve any revision to this Agreement, or to the attached schedules and exhibits, involving a structural change to the Merger and the transactions contemplated thereunder; provided, however, that Millennium shall not be obligated to approve any revision to this Agreement that would result in a reduction of the Merger Consideration or would cause the transaction contemplated hereby to fail to qualify as a reorganization under § 368(a) of the Code.

SECTION 9.    COVENANTS OF CUMBERLAND.

        Millennium, on behalf of Cumberland, covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Date (except as otherwise specifically contemplated by the terms of this Agreement), unless HNC shall otherwise consent in writing:

A.
Business.

        The businesses of Cumberland shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws, including, without limitation, the Investment Advisors Act, and the USA PATRIOT Act, and the timely filing of all reports, forms or other documents with the SEC required pursuant to the Investment Advisors Act.

B.
Best Efforts.

        Cumberland shall use its reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of Cumberland, to keep available the services of the present officers and key employees of Cumberland and to preserve, in all material respects, the present relationships of Cumberland with Clients and other persons with which Cumberland has significant business relations. Without limiting the generality of the foregoing, Cumberland shall not (except as otherwise specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Date, directly or indirectly do, any of the following without the prior written consent of HNC:

  1.
  Make or commit to make any capital expenditures, other than (a) expenditures for routine or emergency maintenance and repair and (b) expenditures that do not exceed $25,000 individually or $100,000 in the aggregate for all expenditures made pursuant to this clause (b), provided that HNC's prior written consent to any other capital expenditures requested to be made by Cumberland shall not be unreasonably withheld or delayed if the expenditures were included in Cumberland's 2003 capital expenditure budget provided by Cumberland to HNC prior to the date of this Agreement;

32

  2.
  Incur any indebtedness for borrowed money or guarantee the indebtedness of another Person (other than Cumberland) or enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than Cumberland) or make or modify any loans (including any extension of credit to any officer or director of Cumberland or any affiliate in violation of the Sarbanes-Oxley Act) or advances of borrowed money or capital contributions to, or equity investments in, any other Person (other than Cumberland or an Investment Company for which Cumberland provides investment advisory services or acts as general partner or managing partner, to the extent required pursuant to contractual arrangements existing on the date hereof) or issue or sell any debt securities, other than (a) borrowings under existing agreements in the ordinary course of business consistent with past practice not to exceed $250,000 in the aggregate outstanding at any time, (b) intercompany indebtedness between Millennium and any of its subsidiaries, or (c) as otherwise expressly permitted pursuant to this Agreement;

  3.
  Millennium shall not permit Cumberland voluntarily to forfeit, abandon, amend, modify, waive, terminate or otherwise change any of its registrations, licenses, qualifications with any governmental entity or its memberships in any self-regulatory organizations, securities exchanges, boards of trade, commodities exchanges, clearing organizations or trade organizations, except (a) as may be required in order to comply with applicable law or (b) forfeitures, abandonments, amendments, terminations, changes, modifications or waivers as would not, individually or in the aggregate, restrict the business or operations of Cumberland in any material respect;

C.
Approval of New Fund Contracts.

        HNC and Millennium recognize that the transaction contemplated by this Agreement shall constitute an assignment and termination of the Client Contracts under the terms thereof and the Investment Advisors Act of 1940. HNC and Millennium agree to use all their reasonable best efforts to cooperate in obtaining the authorizations and approvals of the board of directors or Trustees of the U.S. Registered Funds (including any separate approvals of disinterested directors or trustees) and the shareholders thereof as may be reasonably required by the Investment Company Act for new contracts (the "Fund Approvals").

D.
Consents and Notices.

        Millennium shall cause Cumberland, with respect to each Investment Contract for which the consent of a Client to the assignment or deemed assignment of the Investment Contract as a result of the Merger is required by applicable law and/or by the terms of the Investment Contract (other than Clients that are Investment Companies), within 10 days following the date of this Agreement, to send a written notice (a "Notice") informing the Clients of the Merger and requesting written consent to the assignment or deemed assignment of the Client's Investment Contract. In the case of any Client (other than an Investment Company) that is a trust (or similar estate planning vehicle), a Notice requesting written consent also shall be sent to each of the beneficiaries of the trust, and/or approval shall be sought from any applicable court or other governmental authority having jurisdiction over the selection of fiduciaries for the trust (or other estate planning vehicle), in each case with respect to the assignment or deemed assignment of the Client's Investment Contract resulting from the Merger to the extent the consent of beneficiaries and/or approval of a governmental authority is required by the constituent documents of the trust (or other estate planning vehicle), its Investment Contract or applicable law. All Notices and related materials distributed to Clients shall be in form and substance reasonably acceptable to HNC, and HNC shall be provided a reasonable opportunity to review all the Notices prior to distribution and to have its reasonable comments reflected therein, provided that, in the case of any trust or other estate planning vehicle for which Cumberland does not serve as a trustee (or in a similar fiduciary capacity for such other estate planning vehicle, as applicable), the authority

33

purported to be held by the trustee(s) of the trust (or equivalent fiduciary of such other estate planning vehicle, as applicable) for purposes of providing the consent under its constituent documents and applicable law shall be conclusive (with respect to both notification and consent requirements) absent actual Knowledge of Cumberland to the contrary. Cumberland shall make available to HNC copies of all substantive correspondence between Cumberland and its Clients (or their representatives or counsel) relating to the consent solicitation provided for in this Section 9.

        Within 10 days after following the date of this Agreement, Cumberland shall cause all Private Funds and Non-Fund Clients, entered into by Cumberland between the date of this Agreement and the Closing Date ("New Clients"), to be informed of the transactions contemplated by this Agreement. In addition, Cumberland shall request from all Private Fund and Non-Fund Clients, including all existing clients and New Clients, a signed written consent to the transaction contemplated by this Agreement in a form that is reasonably satisfactory to HNC ("Affirmative Consent"). Notwithstanding the terms of this Section 9, Cumberland may seek the consent of a Non-Fund Client who has entered into a Client Contract that does not require a written consent in the form of an implied consent ("Negative Consent") by sending a notice and request-for-consent letter to each relevant client not later than 30 days prior to the Closing in a form that is reasonably satisfactory to HNC. Cumberland shall (a) keep HNC informed of the status of obtaining Affirmative Consents and Negative Consents and (b) deliver to HNC prior to the Closing copies of all Affirmative Consents and make available for inspection the originals of the Affirmative Consents prior to the Closing.

SECTION 10.    ADDITIONAL AGREEMENTS.

A.
Best Efforts.

        Through the Closing Date, Millennium shall, and shall cause all of its subsidiaries, including Cumberland, to use its reasonable best efforts:

  1.
  To obtain consents of all third parties necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement (including without limitation to obtain the agreements necessary to satisfy the conditions to Closing set forth in Section 11 of this Agreement; provided that Cumberland shall not be required to make any unreasonable payment, provide any unreasonable financial accommodation or agree to any unreasonable modification to any contractual arrangement to obtain the consents or certificates; and provided, further, that, without the prior written consent of HNC, Cumberland shall not make, or commit to make, any direct or indirect payment (including without limitation increases in compensation or grants of options or equity) to any Person to enter into employment agreements or to obtain the agreements necessary to satisfy the condition to Closing set forth in this Agreement;

  2.
  Obtain an estoppel certificate from the lessor of Cumberland's principal office and place of business at 614 Landis Avenue, Vineland, NJ; and

  3.
  To provide any notices to third parties required to be provided prior to the Effective Date, including under any Leases or insurance policies.

B.
AIMR Compliance.

        Cumberland shall provide HNC with all information reasonably necessary to determine the basis upon which Cumberland prepares and presents its performance presentations and shall cooperate with HNC to determine the actions, if any, necessary to cause Cumberland to prepare and present its performance presentation in accordance with AIMR Standards.

34

C.
Other Undertakings by HNC and Millennium.

1.
Undertakings of Millennium.

a.
Shareholder Approval. Millennium shall submit this Agreement to its shareholders for approval at a meeting (the "Millennium Shareholders Meeting") with the recommendation of its Board of Directors to the shareholders to approve this Agreement.

      Notwithstanding the foregoing, the Board of Directors of Millennium may withhold its recommendation or withdraw its recommendation to its shareholders only first if (1) the Board of Directors shall be in receipt of a Superior Proposal, as defined below; and (2) the Board of Directors of Millennium shall have determined that the failure to do so, after receipt of written advice of counsel, would constitute a breach of the Millennium directors' fiduciary duty under Pennsylvania Law. Millennium agrees that if the Millennium Board fails to recommend or withdraws its recommendation to its shareholders regarding the Merger, and the shareholders subsequently fail to approve the Merger, the fee provided in Section 13 hereof ($3,000,000.00) shall be due and payable to HNC.

      Superior Proposal means a bona fide written proposal or written offer (other than by another party hereto) for an Acquisition Transaction on terms which the Board of Directors of Millennium concludes in good faith, based upon the advice of its financial advisors and after written advice from outside legal counsel, taking into account all the terms and conditions of the Acquisition Transaction (including any break-up fees, expense reimbursement provisions and conditions to consummation), the legal, financial and regulatory aspects of the proposal, and the person making the proposal, are in the aggregate more favorable to all the shareholders of Millennium than the Merger.

    b.
    Updated Fairness Opinion. Millennium shall use its reasonable best efforts to obtain written opinion from Sandler O'Neill to the effect that the consideration to be received by shareholders of Millennium pursuant to this Agreement is fair, from a financial point of view, to the shareholders, for inclusion in the Prospectus/Proxy Statement.

  2.
  Undertakings of HNC and Millennium.

  a.
  Filings and Approvals. HNC and Millennium shall cooperate with each other in the preparation and filing, as soon as practicable, of:

  (1)
  The applications required to be filed by any party or an affiliate of any parts to this Agreement;

  (2)
  All other documents necessary to obtain any other approvals and consents required to effect consummation o the transactions contemplated by this Agreement.

  b.
  Public Announcements. HNC and Millennium shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

  c.
  Maintenance of Insurance. HNC and each HNC subsidiary, and Millennium and each Millennium subsidiary, shall maintain insurance in such amounts as HNC and Millennium, respectively, believe are reasonable to cover risks that are customary in relation to the character and location of its and their respective subsidiaries' properties and the nature of its and their respective subsidiaries' businesses.

35

    d.
    Maintenance of Books and Records. HNC and each HNC subsidiary, and Millennium and each Millennium subsidiary, shall maintain books of account and records on a basis consistent with past practice.

    e.
    Integration Team. HNC and Millennium shall cooperate with each other in the selection of an integration team, made up of an equal number of persons from HNC's senior staff and from Millennium senior staff, which team shall plan and implement an orderly, cost-effective consolidation of Millennium's back room operations presently located in Harleysville, Pennsylvania, into HNC's operations in Harleysville, Pennsylvania.

    f.
    Outside Service Bureau Contracts. HNC and Millennium shall cooperate with each other, and if mutually agreed in the interest of an order, cost-effective consolidation of operations, terminate any contract or arrangement Millennium or any Millennium subsidiary may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between HNC or any HNC subsidiary (as HNC shall elect) and for the provision of similar services to Millennium or any Millennium subsidiary on terms and conditions mutually acceptable to Millennium and HNC.

    g.
    In-House Operations. HNC and Millennium shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of Millennium or any Millennium subsidiary, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between HNC or any HNC subsidiary (as HNC shall select) and Millennium for the provision of similar services to Millennium on terms and conditions mutually acceptable to Millennium and HNC.

SECTION 11.    CONDITIONS TO THE OBLIGATIONS OF HNC AND MILLENNIUM.

A.
Common Conditions.

        The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any condition shall have been waived, as provided in this Agreement:

  1.
  This Agreement shall have been duly authorized, approved and adopted by the shareholders of Millennium, as required by applicable provisions of the Banking Code, and the required provisions of Millennium's Articles of Incorporation. This Agreement shall have been duly authorized, approved and adopted by HNC, as required by the applicable provisions of the Pennsylvania Business Corporation Law and the applicable provisions of HNC's Articles of Incorporation and the applicable provisions of the rules and requirements of the NASDAQ National Market. This Agreement shall have been duly authorized, approved and adopted by HNC as the sole shareholder of HNB. The parties shall have received all requisite approvals and consents of regulatory authorities and all statutory waiting periods relating to the consents or approvals shall have expired.

  2.
  The parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Merger and all notice periods and waiting periods required after the granting of the approvals shall have passed.

  3.
  No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise have a Material Adverse Effect on the transactions contemplated by this Agreement.

36

  4.
  No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

  5.
  The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by HNC with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of Millennium, and no stop order with respect to the effectiveness of the registration statement shall have been issued; the HNC Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which action is required for purposes of the initial issuance and the distribution of shares to the shareholders of Millennium entitled to receive shares pursuant to the terms of this Agreement.

  6.
  All other requirements prescribed by law, which are necessary to the consummation of the transactions contemplated by this Agreement, shall have been satisfied.

B.
Conditions to Obligations of HNC.

        The obligations of HNC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

  1.
  Each of the representations, warranties and covenants of Millennium contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on that date (or on the date when made in the case of any representation or warranty that specifically relates to an earlier date); Millennium shall have performed its covenants and agreements; and (a) HNC shall have received a certificate signed by 2 executive officers of Millennium, dated as of the date of the Closing, to the foregoing effect and (b) HNC shall have received a certificate signed by the Chief Executive Officer of Millennium, dated as of the date of the Closing, to the foregoing effect.

  2.
  The regulatory approvals required in connection with the transaction contemplated by this Agreement shall not have imposed any nonstandard condition or requirement that, in the opinion of the Board of Directors of HNC, renders consummation of the Merger inadvisable.

  3.
  Holders of no more than 8% of the issued and outstanding shares of Millennium (183,339 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

  4.
  HNC shall have received an opinion or opinions, dated as of the Effective Date, from Stevens & Lee, P.C. counsel to Millennium, substantially in the form attached as Exhibit 5 to this Agreement.

  5.
  Since June 30, 2003, there shall not have occurred any Material Adverse Effect with respect to Millennium.

  6.
  No environmental problem of a kind contemplated in Section 5 of this Agreement shall have been discovered that would, or that potentially could, have a Material Adverse Effect.

  7.
  HNC shall have received an opinion from Shumaker Williams, P.C. reasonably satisfactory in form and substance to HNC, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes:

  a.
  The transactions contemplated by this Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code;

37

    b.
    The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and HNC, Millennium and HNB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    c.
    No gain or loss will be recognized by HNC, Millennium or HNB as a result of the reorganization; and

    d.
    Subject to any limitations imposed under Sections 381 and 382 of the Code, HNB, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of Millennium, including but not limited to earnings and profits, methods of accounting, and tax basis and holding periods of Millennium.

        In rendering its opinion, Shumaker Williams, P.C. may require and rely upon (and may incorporate by reference) certain representations of HNC, Millennium or HNB.

  8.
  In connection with the execution of this Agreement, each director and executive officer of Millennium shall have delivered to HNC an executed letter agreement in the form attached hereto as Exhibit 3.

  9.
  HNC shall have received from each director and executive officer of Millennium an executed counterpart of an affiliate's agreement, in the form attached hereto as Exhibit 4.

  10.
  Each of the consents and approvals required to be obtained from counterparties to Contracts with Cumberland (other than Investment Contracts) in order for the Contracts not to be violated, breached, defaulted under, accelerated or terminated by reason of the consummation of the Merger shall have been obtained and shall remain in full force and effect, except for any failures to obtain the foregoing or for any failures of the foregoing to be in full force and effect which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cumberland.

  11.
  HNC shall have received:

  a.
  All consents and authorizations of landlords and other persons that are necessary to permit the Merger to be consummated without violation of any lease or other agreement to which Millennium is a party or by which any of its properties are bound; and

  b.
  Any other certificates and documents that HNC may reasonably request (all of the foregoing certificates and other documents being herein referred to as "Millennium Closing Documents").

  12.
  Since June 30, 2003, there shall not have occurred any Material Adverse Effect with respect to Cumberland.

C.
Conditions to the Obligations of Millennium.

        The obligations of Millennium to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

  1.
  Each of the representations, warranties and covenants of HNC contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on that date (or on the date when made in the case of any representation or warranty that specifically relates to an earlier date); HNC shall have performed its covenants and agreements; and (a) Millennium shall have received a certificate signed by the President and Secretary of HNC, dated as of the date of the Closing, to the foregoing effect and (b) Millennium shall have received a certificate signed by the Chief Executive Officer of HNC, dated as of the date of the Closing, to the foregoing effect.

38

  2.
  Millennium shall have received an opinion from Stevens & Lee, P.C. reasonably satisfactory in form and substance to Millennium, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes:

  a.
  The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Millennium, HNC and HNB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

  b.
  No gain or loss will be recognized by Millennium by reason of the Merger (except for amounts resulting from any required change in accounting method);

  c.
  Millennium shareholders who receive solely HNC Common Stock (plus any cash in lieu of a fractional share interest in HNC Common Stock) for their shares of Millennium Common Stock will not recognize any gain or loss with respect to the HNC Common Stock received in the exchange (except to the extent of any cash received in lieu of a fractional share interest in HNC Common Stock);

  d.
  Each Millennium shareholder who receives HNC Common Stock and cash (other than cash in lieu of a fractional share interest in HNC Common Stock) for the shareholder's shares of Millennium Common Stock will recognize the gain, if any, realized by the shareholder in the exchange, to the extent of the lesser of (1) the total amount of cash received by such shareholder in the exchange, and (2) the difference between (a) the sum of the amount of cash and the fair market value of the HNC Common Stock received by such shareholder in the exchange, and (b) such shareholder's aggregate tax basis in the shares of Millennium Common Stock surrendered by such shareholder in the exchange. No loss will be recognized by any such Millennium shareholder;

  e.
  Each Millennium shareholder's aggregate tax basis in any shares of HNC Common Stock received in the Merger (including a fractional share interest in HNC Common Stock deemed received and redeemed) will be the same as the aggregate tax basis of the shares of Millennium Common Stock that the Millennium shareholder surrendered in exchange therefore, decreased by the amount of any cash received by the shareholder in the exchange and increased by the amount of income or gain (excluding such income, if any, that is treated as a dividend) that is recognized by the shareholder in the exchange;

  f.
  Each Millennium shareholder's holding period in shares of HNC Common Stock received in the Merger (including a fractional share interest in HNC Common Stock deemed received and redeemed) will, in each instance, include the period during which the shares of Millennium Common Stock surrendered in exchange therefore were held, provided that the Millennium Common Stock is held as a capital asset on the Effective Date; and

  g.
  The payment of cash in lieu of fractional share interests of Millennium Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by HNC. Such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed, as provided in Code Section 302(a). Gain or loss will be realized and recognized in an amount equal to the difference between the redemption price and the basis of the fractional share of HNC Common Stock deemed surrendered therefore.

        In rendering their opinion, Stevens & Lee, P.C. may require and rely upon (and may incorporate by reference) certain representations of HNC, Millennium or HNB.

39

  3.
  Millennium shall have received an opinion, dated as of the Effective Date, from Shumaker Williams, P.C., counsel to HNC, substantially in the form attached as Exhibit 6 to this Agreement.

  4.
  Since June 30, 2003, there shall not have occurred any Material Adverse Effect with respect to HNC.

SECTION 12.    TERMINATION.

        This Agreement and the Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after the receipt of required approvals only if one or more of the following events shall occur:

A.
By the mutual written consent of the parties hereto;

B.
By Millennium, if Millennium provides written notice to HNC that there has been a material breach of any obligation of HNC contained herein and the breach has not been remedied within 30 days after receipt by HNC of written notice specifying the nature of the breach and requesting that it be remedied, (2) any condition in Section 11 to Millennium's obligations hereunder has not been satisfied prior to or as of the Closing or an earlier date, as may be specified, or (3) (a) the average of the closing sales prices of HNC Common Stock, as reported on the NASDAQ National Market, for the 10 consecutive trading days ending 2 trading days prior to Closing (the "HNC Market Value") is less than 80% of the closing sales price of HNC Common Stock ending on the trading day immediately following public announcement of the Merger and (b) the quotient obtained by dividing the HNC Market Value by the closing sales price of HNC Common Stock ending on the trading day immediately following public announcement of the Merger is less than the number obtained when .20 is subtracted from the quotient obtained by dividing the Closing Price of the NASDAQ Bank Index on the trading day ending 2 days prior to Closing used in determining the HNC Market Value by the Closing Price of the NASDAQ Bank Index on the trading day immediately following the public announcement of the Merger.

C.
By HNC, if (1) by written notice to Millennium that there has been a material breach of any obligation of Millennium contained herein and the breach has not been remedied within 30 days after receipt by Millennium of written notice specifying the nature of the breach and requesting that it be remedied or (2) by written notice to Millennium that any condition in Section 11 to HNC's obligations hereunder has not been satisfied prior to or as of the Closing or an earlier date as may be specified;

D.
By HNC or Millennium, if the Closing shall not have occurred on or prior to August 1, 2004, unless the failure of the occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by the party on or before the Closing; provided, however, that the date may be extended by the written agreement of the parties; or

E.
By HNC, if the conditions set forth in Section 11 are unable to be fulfilled as a result of HNC's inability to obtain necessary regulatory approvals and consents by July 1, 2003.

SECTION 13.    EFFECT OF TERMINATION.

A.
Effect.

        In the event of termination of this Agreement as provided above, this Agreement shall immediately become null and void and the transactions contemplated in the Agreement shall be abandoned, except that the provisions relating to brokers (Sections 6 and 9), limited liability

40

(Section 13), confidentiality (Sections 13 and 15), publicity (Section 23), and expenses (Section 14) of this Agreement shall survive.

B.
Limited Liability.

        The termination of this Agreement in accordance with the terms of Section 12 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that, if this Agreement is terminated pursuant to Section 12, the breaching party shall be liable to the nonbreaching party for all costs or liability that may be pursued and found, as a matter of law or in equity, including but not limited to, reasonable out-of-pocket costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and consummation of this Agreement, and including the fees of its or their counsel, accountants, consultants and other representatives.

C.
Confidentiality.

        In the event of the termination of this Agreement, neither HNC, HNB nor Millennium shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

D.
Expenses; Termination Fee.

        Notwithstanding any provision in this Agreement to the contrary, in order to induce HNC and HNB to enter into this Agreement and as a means of compensating HNC and HNB for the substantial direct and indirect monetary and other damages and costs contemplated hereby, in the event that the Board of Directors of Millennium (1) shall be in receipt of an offer to engage in any Acquisition Transaction with a Person other than HNC or a HNC affiliate (a "Third party Offer") and (2) the Board of Directors of Millennium shall (i) withhold or withdraw its recommendation of the transactions contemplated by this Agreement, or (ii) shall have recommended that the shareholders of Millennium approve or accept any Third party Offer or (3) Millennium enters into an Acquisition Transaction at any time before September 30, 2004 (a "HNC Termination Event"), Millennium hereby covenants and agrees to pay HNC, and HNC shall be entitled to the payment of a fee of $3,000,000, as liquidated damages to reimburse HNC for the reasonable costs and expenses (including, without limitation attorneys fees and costs) associated with the negotiation and preparation of this Agreement, (the "Fee") upon the occurrence of a HNC Termination Event. The parties acknowledge that the actual amount of damages and costs would be impracticable or extremely difficult to determine, and that the sum of the Fee constitutes a reasonable estimate by the parties under the circumstances existing, at the date of this Agreement, of the damages and costs. The payment shall be made to HNC in immediately available funds within 5 business days after the occurrence of a HNC Termination Event. For purposes of this Section 13, "Acquisition Transaction" shall mean (i) a merger, consolidation, or any similar transaction, involving Millennium, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Millennium or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of at least 15% interest in any class or series of equity securities of Millennium.

SECTION 14.    EXPENSES.

        Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in the event of termination of this Agreement pursuant to Section 12 and this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Sections 13 and 21 hereof.

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SECTION 15.    CONFIDENTIALITY.

        Any non-public or confidential information disclosed by Millennium, HNC or by HNB pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the context thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know the information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained or created hereunder by any party shall be returned, as soon as practicable after any termination of this Agreement.

SECTION 16.    SURVIVAL.

        The representations and warranties set forth in this Agreement shall be deemed to have been relied upon by the party to whom they are made and shall survive Closing. All covenants and duties that relate to a time after closing, shall survive Closing and all other covenants and duties that do not relate to a time after Closing shall not survive Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

SECTION 17.    EMPLOYEES.

A.
Subject to HNC's usual personnel and qualification policies, HNC will endeavor to continue the employment of all current employees of Millennium or any Millennium subsidiary in positions that will contribute to the successful performance of the combined organization. More specifically, HNC will, after consultation with David E. Sparks and David R. Kotok, prior to or soon after the Closing Date, inform each Millennium employee of the likelihood of the employee having continued employment with HNC, HNB or any other HNC subsidiary following the Closing, and will permit any Millennium employee to apply for any employment position posted as available with HNC, HNB or any other HNC subsidiary. HNC will give any Millennium applicant priority consideration. For non-customer contact employees, where there is a coincidence of responsibilities, HNC will try to reassign the affected individual to a needed position that uses the skills and abilities of the individual. If that is impracticable or if HNC elects to eliminate a position, HNC will make severance payments to the displaced employee as set forth in this Section. All Millennium customer contact employees will be offered employment in their current positions.

B.
HNC will grant an eligible employee a minimum of 1 month of severance pay (at his then current pay rate).

C.
All employees of Millennium or of any Millennium subsidiary on the date of this Agreement will be eligible for severance benefits set forth in this Section, except that:

1.
No employee of Millennium or of any Millennium subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits;

2.
No employee of Millennium or of any Millennium subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless the employee continues in employment for 30 days following the actual consolidation and

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    conversion of Millennium's operating systems with and into HNB's operating systems, which, as of the date of this Agreement, is scheduled to be completed not later than 60 days after the Effective Date;

  3.
  No employee of Millennium or of any Millennium subsidiary who receives and turns down any two job offers of equal or higher salary grade at a location within a 25-mile radius of the employee's home shall be eligible for any severance benefits.

D.
Each person eligible for severance benefits will remain eligible for benefits, if his or her employment is terminated, other than for "cause," within 6 months after the Effective Date. Any person whose employment with HNC or any HNC subsidiary is terminated without "cause" after 6 months from the Effective Date shall receive severance benefits from HNC or an HNC subsidiary, as is provided for in HNC's general severance policy for terminations (with full credit being given for each year of service with Millennium or any Millennium subsidiary).

E.
For purposes of this Section 4.07(c)(ii), "cause" means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, HNC, any HNC Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under HNC's dismissal policy; or (5) violated HNC's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by HNC and its Subsidiaries in the ordinary course of its business.

F.
In accordance with HNC's usual personnel policies, HNC shall establish, for each employee of Millennium or of any Millennium Subsidiary who becomes an employee of HNC or any HNC Subsidiary, an annual review date based on the original hire date of that person by Millennium or a Millennium Subsidiary. This review date shall be in lieu of the current annual Millennium review date. In order to transition employees to the HNC annual review system in a fair and equitable manner, HNC shall adjust the first pay increases for any transitioned employees in proportion (rounded off to the nearest month) to the time that the HNC review date is advanced, or postponed, for such employees from the Millennium annual review date, all as has been heretofore disclosed to Millennium.

SECTION 18.    EMPLOYEE BENEFITS.

A.
As of the Effective Date, each employee of Millennium or of any Millennium subsidiary who becomes an employee of HNC or of any HNC subsidiary shall be entitled to full credit for each year of service with Millennium or the Millennium Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual, in HNC's, or as appropriate, in the HNC Subsidiary's, employee benefit plans, programs and policies. HNC shall use the original date of hire by Millennium or a Millennium Subsidiary in making these determinations.

B.
The employee benefits provided to former employees of Millennium or a Millennium subsidiary after the Effective Date shall be no less favorable than the employee benefits, in the aggregate, provided by HNC or its subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of Millennium or any Millennium subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

C.
Subject to the other provisions of this Agreement, after the Effective Date, HNC may discontinue, amend, convert to, or merge with, an HNC or HNC subsidiary plan any Millennium Benefit Plan, subject to the plan's provisions and applicable law.

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SECTION 19.    ELECTION OF HNC DIRECTORS.

        Upon consummation of the Merger and subject to compliance with all applicable legal requirements, HNC shall elect the Millennium Nominee (selected pursuant to Section 1(E) hereof) as a director of HNC, effective the Effective Date, to serve as a Class A director, which class serves until 2007.

SECTION 20.    CUMBERLAND.

        HNC intends to maintain the separate corporate existence of Cumberland.

SECTION 21.    INDEMNIFICATION AND INSURANCE.

        On and after the Effective Date and for a period ending 6 years thereafter, HNC shall indemnify, defend and hold harmless all former and then-existing directors, officers, employees and agents of Millennium against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of HNC, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that the person is or was a director, officer, employee or agent of Millennium, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date to the same extent as the officer, director, employee or agent would be entitled to indemnification by Millennium as of the date of this Agreement, including the right to advancement of expenses, provided, however, that any officer, director, employee or agent of Millennium may be indemnified by HNC only to the extent permitted by applicable law and to the extent permitted by HNC's Articles of Incorporation and Bylaws. In addition, HNC shall use commercially reasonable efforts to obtain and maintain a directors' and officers' liability insurance tail coverage policy with respect to the directors and officers of Millennium, relating to periods prior to the Effective Date and for a period ending 2 years thereafter, at a cost not to exceed 150% of the rate in effect for Millennium as of the date of this Agreement.

SECTION 22.    ENTIRE AGREEMENT.

        This Agreement, and all exhibits and schedules attached hereto, embody the entire agreement among the parties hereto with respect to the matters agreed to herein. All prior negotiations, discussions and agreements by and among the parties hereto with respect to matters agreed to in this Agreement, or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.

SECTION 23.    PUBLICITY.

        The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of HNC and Millennium, subject, however, to the legal obligations applicable to public companies.

SECTION 24.    AMENDMENT AND WAIVER.

        Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document, in writing, signed by responsible officers and duly authorized by the boards of directors of the parties.

SECTION 25.    GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the internal domestic law of the Commonwealth of Pennsylvania, except to the extent that federal law is controlling.

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SECTION 26.    COMMUNICATIONS.

        All notices, claims, requests, demands, consents and other communications that are required or permitted to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

A.
If to HNC or HNB, to:

    HARLEYSVILLE NATIONAL CORPORATION
    483 Main Street
    Harleysville, PA 19438

    Attn: Walter E. Daller, Jr., President and Chief Executive Officer

or to another person or place, as designated to Millennium, in writing, and with a copy to:

    SHUMAKER WILLIAMS, P.C.
    3425 Simpson Ferry Road
    Camp Hill, PA 17011

    Attn: Nicholas Bybel, Jr., Esquire

B.
If to Millennium, to:

    MILLENNIUM BANK
    Great Valley Corporate Center
    30 Valley Stream Parkway
    Malvern, PA 17201

    Attn: David E. Sparks, Chairman and Chief Executive Officer

or to another person or place, as designated to HNC, in writing, and with a copy to:

    STEVENS & LEE, P.C.
    Suite 200
    620 Freedom Business Center
    King of Prussia, PA 19464

    Attn: Jeffrey P. Waldron, Esquire

    Any notice or other communication so addressed shall be deemed to have been received by the addressee (1) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (2) if sent by registered or certified mail, 5 business days following the date sent, or (c) if sent by telecopy, upon verbal telephone confirmation of receipt, by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of receipt or confirmation.

SECTION 27.    SUCCESSORS AND ASSIGNS.

        The rights and obligations of the parties to this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned by any party without the prior written consent of each of the other parties.

SECTION 28.    HEADINGS, ETC.

        The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

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SECTION 29.    CERTAIN DEFINITIONS; INTERPRETATION.

        As used in this Agreement, the following terms shall have the meanings indicated:

        "Change of Control" with respect to HNC means a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or liabilities or any equity securities of HNC when a majority of the members of the Board of Directors of the legal entity resulting from or existing after the transaction, or the Board of Directors of the entity's parent corporation, if any, are not former members of the Board of Directors of HNC.

        "Knowledge" as used in this Agreement, of any person shall mean and include actual knowledge and that Knowledge, which a reasonable prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising the due diligence that a prudent business person should have made or exercised.

        "Material Adverse Effect," shall mean, with respect to HNC, Millennium or Cumberland, respectively, an event, change, effect, occurrence, or state of facts which, individually or together with any other event, change, effect, occurrence or state of facts, has or is reasonably likely to have an effect that is material and adverse to its assets, properties, business, future prospects, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include,

  1.
  Any change in the value of the respective investment and loan portfolios of HNC or Millennium resulting from a change in interest rates generally,

  2.
  Any change occurring after the date of this Agreement in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund,

  3.
  Changes in general economic (except in the context of determining a Material Adverse Effect for purposes of asset quality), legal, regulatory or political conditions affecting banking institutions generally,

  4.
  Changes resulting from the announcement of the transactions contemplated by this Agreement,

  5.
  Reasonable expenses, including expenses incurred by the parties related to the Merger, but excluding any costs related to third-party litigation associated with this transaction, and,

  6.
  Actions or omissions of a party (or any of its subsidiaries) taken pursuant to the terms of this Agreement with the prior written consent of the other party in contemplation of the transactions contemplated hereby.

        "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

        "Subsidiary," with respect to a Person, means any other Person controlled by the Person.

SECTION 30.    SEVERABILITY.

        In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

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SECTION 31.    NO THIRD PARTY BENEFICIARY.

        Except as expressly provided, nothing in this Agreement is intended to confer upon any person, who is not a party to the Agreement, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 32.    COUNTERPARTS.

        To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It is not necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart. It is sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It is not necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

SECTION 33.    FURTHER ASSURANCES.

        Each party will execute and deliver the instruments and take the other actions as another party to this Agreement may reasonably request in order to carry out the intent and purposes of this Agreement.

        IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be duly executed by their duly authorized officers, as of the date set forth above.

ATTEST:		HARLEYSVILLE NATIONAL CORPORATION
By:	/s/ JOANN M. BYNON Secretary	By:	/s/ WALTER E. DALLER, JR. Walter E. Daller, Jr. President and Chief Executive Officer
ATTEST:		HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY
By:	/s/ JOANN M. BYNON Secretary	By:	/s/ DEMETRA M. TAKES Demetra M. Takes President and Chief Executive Officer
ATTEST:		MILLENNIUM BANK
By:	/s/ THOMAS M. MILLER Secretary	By:	/s/ DAVID E. SPARKS David E. Sparks Chairman and Chief Executive Officer

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Exhibit 1

EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 15th day of October, 2003, by and among HARLEYSVILLE NATIONAL CORPORATION ("HNC"), a Pennsylvania business corporation having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438; HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY (the "HNB"), a national bank having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, Harleysville, Pennsylvania 19438; and DAVID E. SPARKS ("Executive"), an individual residing at 1572 Melville Drive, Pottstown, PA 19465.

WITNESSETH

        WHEREAS, HNC is a registered bank holding company;

        WHEREAS, HNB is a subsidiary of HNC;

        WHEREAS, the Executive's execution of this Employment Agreement ("Agreement") is a condition precedent to the consummation of the agreement among HNC, HNB and Millennium Bank ("Millennium") for the acquisition of Millennium dated October 15, 2003 ("Merger Agreement");

        WHEREAS, HNC and HNB desire to employ Executive to serve in the capacity of Executive Vice President of HNC and President of HNB's Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking, under the terms and conditions set forth below;

        WHEREAS, at Closing as defined in the Merger Agreement and immediately prior to the Effective Date of this Agreement, HNC and HNB shall permit Millennium Bank to pay Executive one-third (1/3) of the payments due to Executive pursuant to Section 3 of the Change of the Change of Control Agreement between Millennium and Executive dated November 1, 1998 ("Change of Control Agreement")(attached as Exhibit 1) and in return Executive agrees to waive any and all rights that that he may be entitled to pursuant to the Change of Control Agreement, except for the rights that shall be provided for pursuant to the terms and conditions in this Agreement;

        WHEREAS, on the Effective Date of this Agreement, HNC and HNB shall place an amount equal to two-thirds (2/3) of the payments due to Executive pursuant to Section 3 of the Change of the Change of Control Agreement in an irrevocable rabbi trust ("Trust"), which shall be managed by Cumberland Advisors, Inc. and the Trustee shall be a mutually agreed upon Trust Company, and if none by the Effective Date of this Agreement, then HNB shall serve as Trustee;

        WHEREAS, upon termination of the employment relationship between HNC, HNB and Executive, Trustee shall pay from the Trust to the Executive all of the corpus of the Trust as provided by the terms and conditions of this Agreement; and

        WHEREAS, Executive desires to accept employment with HNC and HNB under the terms and conditions set forth below.

AGREEMENT

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

        1.    Employment.    HNC and HNB hereby employ Executive and Executive accepts employment with HNC and HNB, under the terms and conditions set forth in this Agreement.

        2.    Duties of Employee.    Executive shall perform and discharge well and faithfully such duties as an executive officer of HNC and HNB as may be assigned to Executive, from time to time, by the CEO of HNC or the Chairman of the Board of Directors of HNC or HNB, so long as the assignment is consistent with the Executive's office and duties. Executive shall be employed as Executive Vice President of HNC and President of HNB's Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking, and shall hold such other titles that may be given to him, from time to time, by the CEO of HNC or the Boards of Directors of HNC and HNB.

Executive shall devote his full time, attention and energies to the business of HNC and HNB during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) engaging in activities incident or necessary to personal investments so long as such investment does not exceed five percent (5%) of the equity or debt in the entity, or (b) being involved in any charitable, civic, or other employment activity with the prior approval of the Board of Directors of HNC, which approval shall not be unreasonably withheld. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of HNC, HNB, or any of their subsidiaries, or any other business entity affiliated with them, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with HNC, HNB, or any of their subsidiaries, affiliates or business entities.

        3.    Term of Agreement.

          (a)   This Agreement shall be for a two (2) year period (the "Employment Period"), beginning on the Effective Date as set forth in Section 1 of the Merger Agreement (the "Effective Date"), and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end two (2) years later. Within ninety (90) days prior to the end of the Employment Period, either HNC, HNB or Executive may elect not to renew this Agreement, in such case, Trustee shall pay all of the corpus of the Trust to the Executive due to Executive, and the parties to this Agreement shall have no further obligations under this Agreement or under the Change of Control Agreement, except with respect to Section 7 hereof, which shall survive in accordance with its terms. If the Merger Agreement is terminated pursuant to its terms, then parties to this Agreement shall have no further obligations under this Agreement, HNC and HNB shall have no further obligations under the Change of Control Agreement and this Agreement shall be null and void.

          (b)   Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined in this Section 3 (b)) upon written notice from the Board of Directors of HNC to Executive. As used in this Agreement, "Cause" shall mean any of the following:

              (i)  the Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the Executive for a period of thirty (30) consecutive days or more;

             (ii)  the Executive's willful failure to follow the good faith lawful instructions of the Board of Directors of HNC or HNB, with respect to their operations, after written notice from HNC or HNB and a failure to cure within ten (10) days of such written notice, unless it is apparent under the circumstances that the Executive is unable to cure such violation;

            (iii)  the Executive's willful failure to substantially perform his duties to HNC and HNB, other than a failure resulting from his incapacity from physical or mental illness, after written notice from HNC or HNB and a failure to cure such violation within ten (10) days of such written notice, unless it is apparent under the circumstances that the Executive is unable to cure such violation;

            (iv)  the Executive's intentional violation of the provisions of this Agreement, after written notice from HNC or HNB and a failure to cure such violation within ten (10) days of such written notice, unless it is apparent under the circumstances that the Executive is unable to cure such violation;

             (v)  material dishonesty of the Executive in the performance of his duties;

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            (vi)  the Executive's removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or by the Office of the Comptroller of the Currency pursuant to national law;

           (vii)  the violation of any material law, rule or regulation applicable to HNC and/or HNB or any final cease and desist order issued by an applicable regulatory agency;

          (viii)  unlawful harassment by the Executive against employees, customers, business associates, contractors or vendors of HNC, HNB or any of their subsidiaries or affiliates which could result in liability to HNC, HNB or any of their subsidiaries or affiliates as reasonably determined by three quarters of the disinterested members of the Board of Directors of HNC, following an investigation of the claims by a third party;

            (ix)  material theft or material abuse by Executive of HNC or HNB's property or the property of HNC or HNB's customers, employees, contractors, vendors, or business associates;

             (x)  the written direction or recommendation of an applicable regulatory agency to remove the Executive from his position with HNC and/or HNB, as identified in this Agreement;

            (xi)  any final removal or prohibition order to which the Executive is subject;

  If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination, except for the Executive's right to receive from the Trustee all of the corpus of the Trust, which is to be paid at the end of the Employment Period, as defined in this Agreement.

          (c)   Notwithstanding the provisions of Section 3(a), the Executive's employment under this Agreement may be terminated at any time during the Employment Period without Cause by action of the Boards of Directors of HNC or HNB, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect and Executive shall receive from the Trustee all of the corpus of the Trust.

          (d)   Notwithstanding the provisions of Section 3(a), if the Executive dies, this Agreement shall terminate as of the date of the Executive's death, all rights of the Executive under Section 4 of this Agreement shall cease as of the date of such termination, any benefits payable to the Executive shall be determined in accordance with the benefit programs of HNC and of HNB then in effect, and the estate of Executive shall receive from the Trustee all of the corpus from the Trust.

          (e)   Notwithstanding the provisions of Section 3(a), this Agreement shall terminate automatically upon the Executive's Disability and his rights under this Agreement shall cease as of the date of such termination; provided, however, that the Executive shall nevertheless be absolutely entitled to receive from the Trustee all of the corpus of the Trust and an amount equal to and no greater than seventy percent (70%) of his Annual Base Salary as defined in Section 4(a), less amounts payable under any disability plan of HNC and HNB, until the earliest of (i) his return to employment, (ii) his attainment of age sixty-five (65), or (iii) his death. In addition, the Executive shall be entitled to a continuation of HNC's and HNB's employee benefits for such period. If the Executive is no longer eligible to participate in an employee benefit plan because he no longer is an employee, HNC and HNB will pay the Executive the amount of money that it would have cost HNC and HNB to provide the benefits to the Executive. For purposes of this Agreement, the term "Disability" shall mean the Executive's incapacitation by accident, sickness or otherwise which renders him mentally or physically incapable of performing all of the essential functions of his job, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period of six (6) months.

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          (f)    The Executive agrees that, if his employment terminates under this Agreement, he will resign as a director of HNC and HNB, and any affiliate or subsidiary of either, if he is then serving as a director of any of such entities.

        4.    Employment Period Compensation.

          (a)    Annual Base Salary.    For services performed by the Executive under this Agreement, HNB shall pay the Executive a annual salary during the Employment Period, at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable at the same times as salaries are payable to other executive employees of HNC or HNB. HNC and HNB shall review the Executive for a salary increase on or before the first anniversary of the Effective Date as defined by this Agreement, and thereafter, HNC and/or HNB, from time to time, may increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this Section to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of HNC or of HNB in the resolutions authorizing such increases. The Executive's annual salary in effect from time to time under this Section is herein referred to as his "Annual Base Salary."

          (b)    Bonus.    For services performed by the Executive under this Agreement, HNC and HNB shall pay the Executive bonuses during the Employment Period, in such amounts and at such times, annually, as is provided by the Boards of Directors of HNC and HNB. To the extent either HNC or HNB maintain an annual bonus plan for their senior executive officers, the Executive shall be entitled to participate in the same at a level, if relevant, of the most senior executives other than the Chairman and President of HNC. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of HNC and/or HNB to the Executive provided for in this Agreement.

          (c)    Vacations.    During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Boards of Directors of HNC and HNB; provided, however, that in no event shall the number of weeks of vacation be less than four. The Executive shall not be entitled to receive any additional compensation from HNC and HNB for failure to take his full vacation entitlement, nor shall he be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of HNC and HNB.

          (d)    Employee Benefits.    During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any employee benefit plan currently in effect at HNC and HNB, until such time that the Boards of Directors of HNC and HNB authorize a change in such benefits. The Executive shall also be entitled to participate in any new or substituted employee benefit plans in accordance with their terms. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed in lieu of the Annual Base Salary payable to the Executive pursuant to Section 4(a).

          (e)    Business Expenses.    During the term of this Agreement, the Executive shall be entitled to prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of HNC and HNB for their executive officers.

          (f)    Club Membership.    HNC and HNB shall provide the Executive with a membership to a mutually agreed upon country club, paying only membership dues and reasonable business-related expenses. Any initiation fees or contributions associated with the membership will be the sole responsibility of the Executive and will be paid by him.

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          (g)    Automobile.    During the term of this Agreement, the Executive shall be provided with the use of an automobile or reimbursed for automobile expenses in accordance with the terms of the automobile program in effect at HNC and HNB and applicable to senior executive officers.

          (h)    Stock Options, Etc.    During the term of this Agreement, the Executive shall be entitled to participate in stock option, equity compensation and similar plans (if any) maintained by HNC and HNB for their executive officers and such participation shall be at a level commensurate with his titles and duties.

        5.    Resignation of the Executive for Good Reason.

          (a)   The Executive may resign for "Good Reason" (as herein defined) at any time during the Employment Period, as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

              (i)  any reduction in title or a material adverse change in the Executive's responsibilities or authority which are inconsistent with, or the assignment to the Executive of duties inconsistent with, the Executive's positions and duties as described in Section 2, including without limitation any change to Executive's reporting responsibility to the CEO of HNC;

             (ii)  any reassignment of the Executive which requires the Executive to move his principal residence more than one hundred (100) miles from HNC's principal executive office on the date of this Agreement;

            (iii)  any reduction in the Executive's Annual Base Salary;

            (iv)  any failure by HNC and/or HNB to provide the Executive with benefits required hereunder, or the taking of any action that would materially reduce any of such benefits, unless such failure or reduction is applicable in each case to all plan participants;

             (v)  any material breach of this Agreement of any nature whatsoever on the part of HNC or of HNB.

          (b)   At the option of the Executive, exercisable by the Executive within ninety (90) days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to HNC and HNB.

        6.    Rights in Event of Certain Termination of Employment.    In the event that the Executive resigns from employment for Good Reason, by delivery of a Notice of Termination to HNC and HNB, or the Executive's employment is terminated by HNC and/or HNB without Cause, Executive shall be entitled to receive the amounts and benefits set forth in this Section.

          (a)   The Trustee shall pay from the Trust to the Executive all of the corpus of the Trust.

          (b)   The Executive will be paid the greater of the remaining balance of this Agreement or an amount equal to one (1) times the sum of (i) the highest Annual Base Salary paid to him at any time under this Agreement, and (ii) the average of the annual bonuses paid to him by HNB with respect to the three (3) calendar years immediately preceding the year of termination. Such amount will be paid to the Executive in twelve (12) equal monthly installments (without interest), beginning thirty (30) days following the date of termination of employment.

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          (c)   For a period of twelve (12) months following the date of termination of employment, the Executive shall receive a continuation of all life, disability, and medical insurance benefits in effect with respect to Executive at any time during the two (2) years prior to his termination of employment, or, if HNC or HNB cannot provide such benefits because the Executive is no longer an employee, a dollar amount equal to the after-tax cost to the Executive of obtaining such benefits (or substantially similar benefits). Notwithstanding the preceding sentence, however, neither HNC nor HNB shall be required to continue to provide any such benefit in the event the Executive secures substantially similar coverage through other employment (at the employer's cost). Executive agrees to promptly advise HNC and HNB in the event the provisions of the preceding sentence become operable.

          (d)   Within sixty (60) days of the Executive's termination of employment, HNC or HNB shall pay the Executive a lump sum amount equal to the sum of (i) the amount of contributions that had been made on his behalf by them to all qualified and nonqualified defined contribution plans during or with respect to the two (2) plan years immediately preceding the year of termination, and (ii) the actuarial value (computed using standard plan assumptions) of the benefits he accrued under all qualified and nonqualified defined benefit plans during or with respect to the two (2) plan years immediately preceding the year of termination.

          (e)   In the event that the amounts and benefits payable under this section, when added to other amounts and benefits which may become payable to the Executive by HNC and/or HNB, are such that he becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), HNC and HNB shall NOT pay him such additional amount or amounts as will result in his retention (after the payment of all federal, state and local excise, employment, and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to income and employment taxation. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, state and local tax rates. All calculations required to be made under this subsection shall be made by HNC's independent certified public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid shall be paid at the time any withholding may be required under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by HNC's accountants. In the event any amounts paid hereunder are subsequently determined to be in error because estimates were required or otherwise, the parties agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined under Code Section 1274 for the period of time such erroneous amount remained outstanding and unreimbursed). The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

        7.    Covenant Not to Compete.

          (a)   Executive hereby acknowledges and recognizes the highly competitive nature of the business of HNC and HNB, and accordingly, agrees that, during and for the applicable period set forth in Section 7(c) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors for HNC:

              (i)  be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than five percent (5%) of the equity or holding less than five percent (5%) of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in the banking (including financial, bank or thrift holding company), brokerage, trust or fiduciary

6

    activities, money management, asset management, wealth management or mutual fund management at any time during the Employment Period, or on the effective date of termination of the Executive's employment. On the Effective Date, at anytime during the Employment Period, or on the Effective Date of the Executive's termination, Executive shall not engage in any of the aforementioned activities in the Commonwealth of Pennsylvania counties of Berks, Bucks, Chester, Delaware, Lancaster, Lehigh, Montgomery, Northhampton, Philadelphia, or any county that HNC, HNB or any of their subsidiaries or affiliates have an office or location as of the end of the Employment Period ("Non-Competition Area"); or

             (ii)  provide financial (except as a passive investor owning less than five percent (5%) of the equity or holding less than five percent (5%) of a debt instrument in an entity) or other assistance to any person, firm, corporation, or enterprise engaged in banking (including financial, bank or thrift holding company), brokerage, trust or fiduciary activities money management, asset management, wealth management or mutual fund management at any time during the Employment Period, or on the effective date of termination of the Executive's employment in the Non-Competition Area; or

            (iii)  directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of HNC, HNB or any of their subsidiaries or affiliates to become a customer or referral source for any person or entity other than HNC, HNB or their subsidiaries or affiliates, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment; or

            (iv)  directly or indirectly solicit, induce or encourage any employee of HNC, HNB or any of their subsidiaries or affiliates, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of the Executive's employment, to leave the employ of HNC, HNB or any of their subsidiaries or affiliates, or to seek, obtain or accept employment with any person other than HNC, HNB or any of their subsidiaries or affiliates.

          (b)   It is expressly understood and agreed that, although Executive, HNC, and HNB consider the restrictions contained in Sections 7(a) (i), (ii), (iii) and (iv) of this Agreement to be reasonable for the purpose of preserving for HNC and HNB and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 7(a) (i), (ii), (iii) and (iv) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 7(a) (i), (ii), (iii) and (iv) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          (c)   The provisions of this Section 7 shall be applicable commencing on the Effective Date and ending one (1) year following the end of the Employment Period as defined in this Agreement, regardless of the reason for termination, except for terminations due to Change of Control (as hereinafter defined), in such case Section 7 of this Agreement shall not apply. For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following:

              (i)  (A) a merger, consolidation or division involving HNC, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of HNC or HNB, or (C) a purchase by HNC or HNB of substantially all of the assets of another entity, unless (1) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of HNC who are not interested in the transaction and (2) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of

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    Directors of such entity's parent corporation, if any, are former members of the Board of Directors of HNC or HNB;

             (ii)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than HNC or HNB any "person" who on the date hereof is a director or officer of HNC or HNB is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of HNC or HNB representing 25% percent or more of the combined voting power of HNC's or HNB's then outstanding securities;

            (iii)  during any period of two (2) consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of HNC cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or

            (iv)  any other change in control of HNC similar in effect to any of the foregoing.

          For purposes of this Section 7(c), a charter consolidation of the subsidiaries of HNC shall not constitute a Change of Control.

        8.    Unauthorized Disclosure.    During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of HNC, HNB or a person authorized thereby, knowingly disclose to any person, other than an employee of HNC, HNB or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of HNC and HNB, any material confidential information obtained by him while in the employ of HNC and HNB with respect to any of HNC and HNB's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to HNC and HNB; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business of a business similar to that conducted by HNC and HNB or any information that must be disclosed as required by law.

        9.    Work Made for Hire.    Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and its subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to HNC and HNB and its affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and property rights.

        10.    Return of Company Property and Documents.    The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to HNC, HNB and its subsidiaries and affiliates, any and all company property, including, but not limited to, automobiles, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

        11.    Liability Insurance.    HNC and HNB shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of HNC against lawsuits, arbitrations or other legal or regulatory proceedings; however nothing in this Agreement shall be

8

construed to require HNC and HNB to obtain such insurance, if the Board of Directors of HNC and HNB determine that such coverage cannot be obtained at a reasonable price.

        12.    Notices.    Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of HNC and HNB, in the case of notices to HNC and HNB.

        13.    Waiver.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of HNC and HNB. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        14.    Assignment.    This Agreement shall not be assignable by any party, except by HNC and HNB to any successor in interest to their respective businesses.

        15.    Entire Agreement.    This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

        16.    Successors; Binding Agreement.

          (a)   HNC and HNB will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of HNC and HNB to expressly assume and agree to perform this Agreement in the same manner and to the same extent that HNC and HNB would be required to perform it if no such succession had taken place. Failure by HNC and HNB to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply. As used in this Agreement, "HNC" shall mean Harleysville National Corporation and "HNB" shall mean Harleysville National Bank And Trust Company, as defined previously and any successor to its respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

          (b)   This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

        17.    Arbitration.    HNC, HNB and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 7, 8, 9 or 10, which may be litigated in court through an action for an injunction or other relief) are to be submitted for resolution, in Reading, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). HNC and HNB or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. HNC, HNB and Executive may, as a matter or right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the

9

courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, HNC, HNB and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided in this Agreement or any enforcement sought with respect to Sections 5, 6, 7 or 8, which may be litigated through an action for injunction or other relief.

        18.    Validity.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        19.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

        20.    Headings.    The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

        21.    No Mitigation or Offset.    The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor shall any amounts or benefits payable or provided hereunder be reduced in the event he does secure employment, except as otherwise provided herein.

        22.    Effective Date; Termination of Prior Agreement.    Upon the Effective Date (as defined in Section 3(a)), any prior agreement relating to the subject matter hereof, including, without limitation, the Change of Control Agreement shall be deemed automatically terminated and be of no further force or affect, except for Section 3 of the said Change of Control Agreement pursuant to the terms and condition as set forth above.

        23.    Breach of Employment Agreement by Executive.    In the event that Executive breaches any provision of this Agreement, Trustee will pay from the Trust to the Executive, at the end of the Employment Period as defined in this Agreement, all of the corpus from the Trust.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:	HARLEYSVILLE NATIONAL CORPORATION
/s/ JOANN M. BYNON	By	/s/ WALTER E. DALLER, JR.
ATTEST:	HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY
/s/ JOANN M. BYNON	By	/s/ DEMETRA M. TAKES
WITNESS:	EXECUTIVE
/s/ JEFFREY A. HARENZA	By	/s/ DAVID E. SPARKS DAVID E. SPARKS

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Exhibit 2

AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT ("Amendment") TO THE EMPLOYMENT AGREEMENT BY AND AMONG DAVID R. KOTOK ("Executive"), an individual residing at                        ; Millennium Bank ("Millennium"), a Pennsylvania Bank and Trust company; and Cumberland Advisors, Inc. ("CAI"), a New Jersey corporation and wholly-owned subsidiary of Millennium Bank, a Pennsylvania Bank and Trust company dated May 30, 2003 is made as of the 15th day of October, 2003, by and among Executive; Millennium; CAI; HARLEYSVILLE NATIONAL CORPORATION ("HNC"), a Pennsylvania business corporation having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438; AND HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY ("HNB"), a national bank having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, Harleysville, Pennsylvania 19438; and Executive. (hereinafter collectively the "Parties")

WITNESSETH

        WHEREAS, HNC is a registered bank holding company;

        WHEREAS, HNB is a subsidiary of HNC;

        WHEREAS, Executive entered into an Employment Agreement by and among Executive, Millennium Bank, and CAI dated May 30, 2003 ("Prior Employment Agreement") (Exhibit 1);

        WHEREAS, on October 15, 2003, HNC, HNB, and Millennium will execute an agreement ("Merger Agreement") to merge Millennium with and into HNB, with HNB surviving the merger as a wholly-owned subsidiary of HNC, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and the Merger Agreement (the "Merger");

        WHEREAS, as a condition and inducement to HNC's and HNB's entry into the Merger Agreement, the Parties will execute this Amendment;

        WHEREAS, this Agreement shall be effective on the Effective Date as defined in the Merger Agreement;

        WHEREAS, the Parties agree that the execution of the Merger Agreement, performance of the Merger Agreement, consummation of the Merger Agreement upon its terms, and the Merger shall not constitute Good Reason as defined in Section 4.1 of the Prior Employment Agreement, and the Parties wish to execute this Amendment, which provides for said understanding;

        WHEREAS, Executive agrees to waive any and all rights that he may have for Good Reason pursuant to the Prior Employment Agreement as of this date; and

        WHEREAS, HNC and HNB shall pay Executive Ten Thousand Dollars ($10,000) as consideration for his Execution of this Amendment.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the Parties agree as follows:

  1.
  Execution of this Amendment is a condition and inducement to HNC's and HNB's entry into the Merger Agreement; and

  2.
  This Agreement shall be effective upon the effective date as defined in Section 1 of the Merger Agreement (the "Effective Date"); and

  3.
  Execution of this Amendment, execution of the Merger Agreement, performance by the Parties under the Merger Agreement, and consummation of the Merger Agreement in accordance with its terms shall not constitute Good Reason as defined in Section 4.1(b) of the Prior Employment Agreement; and

  4.
  Executive agrees that he shall not exercise and hereby waives any and all rights that may be due to Executive pursuant Section 4.7 of the Prior Employment Agreement as a result of the execution of the Merger Agreement, except for any rights regarding the acceleration of the vesting of the Executive's previously granted stock options pursuant to Section 3.6(a) of the Prior Employment Agreement; and

  5.
  Executive agrees to waive any and all rights that he may have under the Section 1.1 of the Prior Employment Agreement regarding his nomination, appointment or election to the Millennium Bank Board of Directors; and

  6.
  Executive agrees to waive any and all rights that he may have under Section 1.1 of the Prior Employment Agreement, and upon consummation of the Merger to serve in a capacity other than President, Chairman, and Chief Investment Officer of CAI and Chief Economist and Executive Vice President of the HNB's Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking, under the terms and conditions of the Prior Employment Agreement as amended by this Amendment; and

  7.
  Executive agrees to waive any and all rights that he may have under the Prior Employment Agreement regarding Schedule 1 of said Agreement, and upon consummation of the Merger, and accept primary duties as set forth in the Schedule 1 as revised pursuant to this Amendment (Exhibit 2); and

  8.
  HNC and HNB shall pay Executive Ten Thousand Dollars ($10,000) on the Effective Date as consideration for his execution of this Amendment; and

  9.
  The Parties agree that CAI may only charge a "Management Fee" to HNC, HNB, or any of their subsidiaries, affiliates, and business entities with regards to existing customers of HNC, HNB, or any of their subsidiaries, affiliates, and business entities that are existing customers as of the Effective Date of the Merger Agreement ("Existing Customers"), equal to (but not to exceed) Fifteen One-hundredths (15/100) of One Percent (1%) on accounts of these customers that are managed by CAI after the Effective Date. The Management Fee shall be included in the determination of "IA Revenues" as defined in the Prior Employment Agreement. Existing Customers shall not include any customers that are customers of Millennium Bank and CAI as of the Effective Date; and

  10.
  HNC, HNB, and Executive agree that Section 3.1(a) of the Prior Employment Agreement shall be amended to include that the IA Bonus Payment that Executive shall be entitled to receive under Section 3.1(a) shall also include "New Customers," as defined below, but the IA Bonus Payment with respect to New Customers, as defined below, shall only be in an amount equal to thirty-five percent (35%) of one hundred percent (100%) of IA Revenues that are attributable to Executive from New Customers that are as a result of joint marketing efforts by and among Millennium Wealth Management and Private Banking, CAI and HNC, HNB, or their affiliates after the Effective Date ("New Customers"), so long as IA Revenues exceed $850,000. IA Revenues to CAI from joint marketing business will be 60% of the total revenue charged to customers by HNC and HNB; the other 40% will be retained by HNC and HNB and is not an IA Revenue; and

  11.
  HNC, HNB, and Executive agree that upon the Effective Date of Merger, Executive's stock options pursuant to the Millennium Stock Option Plan and the Prior Employment Agreement that have been granted will be administered in accordance with Section 2C of the Merger Agreement; and

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  12.
  HNC, HNB, and Executive agree that the vesting calculation of Executive's Performance Options pursuant to the formula in Section 3.6(b) of the Prior Employment Agreement shall not accelerate, but shall be subject to the adjustment by the Exchange Ratio of .6256, as provided in the Merger Agreement, so that his total number of Performance Options shall be 15,640 HNC Shares of Common Stock after the Effective Date and the exercise price shall be adjusted accordingly. Performance Options shall otherwise be granted based on the performance standards in Section 3(b) of the Prior Employment Agreement; and

  13.
  Pursuant to Section 13 of the Prior Employment Agreement, HNC and HNB expressly assume and Executive hereby expressly consents to the assignment of the Prior Employment Agreement to HNC and HNB; and

  14.
  Except as specifically provided and amended herein, as the successors to Millennium Bank as a result of the Merger, HNC's, HNB's, and Executive's obligations under the Prior Employment Agreement will remain in effect upon the Effective Date of the Merger as defined in Section 1 of the Merger Agreement; and

  15.
  This Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the 15th day of October, 2003.

HARLEYSVILLE NATIONAL CORPORATION
/s/ WALTER E. DALLER
HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY
/s/ DEMETRA M. TAKES
MILLENNIUM BANK
/s/ DAVID E. SPARKS
CUMBERLAND ADVISORS, INC.
/s/ DAVID R. KOTOK
EXECUTIVE
/s/ DAVID R. KOTOK DAVID R. KOTOK

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EXHIBIT 1

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 30, 2003 (the "Effective Date"), by and among David R. Kotok ("Executive"), Millennium Bank, a Pennsylvania bank and trust company ("Millennium"), and Cumberland Advisors, Inc. a New Jersey corporation and wholly-owned subsidiary of Millennium ("CAI").

        WHEREAS, Millennium is acquiring all of the issued and outstanding capital stock CAI concurrently with the execution of this Agreement; and

        WHEREAS, Millennium and CAI wish to assure themselves of the continued services of Executive to CAI and Millennium, upon the terms and conditions set forth in this Agreement, and Executive is willing to accept such employment and enjoy the benefits provided by this Agreement.

        NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

        1.    Employment, Title, Duties and Term.

          1.1    Employment; Title; Duties.    Subject to the terms and conditions of this Agreement, during the Employment Period (as defined in Section 1.2), (i) CAI agrees to employ Executive as its Chairman, Chief Executive Officer and Chief Investment Officer and (ii) Millennium agrees to employ Executive as its Chief Economist and the President of its Trust and Asset Management Division. Executive shall report directly to the Chief Executive Officer of Millennium. Executive's primary duties and responsibilities in connection with such employed capacities shall be as set forth on Schedule 1 attached hereto. Executive shall also serve as a director of CAI while employed hereunder. In addition to Executive's primary duties and responsibilities set forth on Schedule 1, he shall have the authority to hire and fire employees of CAI, set their salary and make purchases within the parameters of CAI's annual operating and capital budget, which budget shall be subject to review and approval by the Board of Directors of CAI and Millennium. Executive's primary office shall be located in Vineland, New Jersey unless Executive, CAI and Millennium mutually agree to change such location. Millennium shall consider Executive for nomination for election as Class III director at its 2004 annual meeting of shareholders, and it shall consider him for nomination for election as a director upon expiration of any initial and subsequent terms, so long as he remains employed under this Agreement or any extension or renewal of the same and subject to any fiduciary obligations of Millennium's Board of Directors. If elected, Executive shall serve as a director of Millennium, and, in the event his employment terminates for any reason, Executive shall concurrently resign as a director of Millennium. Executive shall not be entitled to receive any fees or other compensation in addition to the compensation specifically set forth herein for serving as a director, board committee member or officer of CAI, Millennium or any of their respective subsidiaries or affiliates. Executive accepts such positions and agrees to perform all appropriate services faithfully and diligently, and to discharge the responsibilities thereof to the best of his ability. Executive shall devote his full business time and attention and energies to the duties of his employment, provided, that Executive may engage in one or more of the activities described in Schedule 2 attached hereto during the Employment Period and, subject to the approval of the Chief Executive Officer of Millennium (which shall not be unreasonably withheld), may accept appointments or positions, including but not limited to serving on other boards of directors or commissions.

          1.2    Term.    The term of employment of Executive under this Agreement ("Employment Period") shall begin on the Effective Date and end on May 29, 2008, unless otherwise terminated in accordance with the provisions set forth in Section 4. In the event this Agreement has not sooner terminated, unless CAI, Millennium or Executive delivers a written notice of non-renewal at least 90 days prior to the expiration date set forth in the preceding sentence, this Agreement

1

  and the Employment Period shall be extended for a period of one year. Additional annual extensions of one year shall continue to occur unless such a 90-day prior notice is given. Notwithstanding any renewal pursuant to either of the preceding two sentences, this Agreement shall continue to be subject to termination as set forth in Section 4.

        2.    Base Salary.    In consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, CAI will pay Executive (or cause him to be paid), in accordance with its normal practices, a Base Salary of $367,100 per annum, pro rated for any short year ("Base Salary"). Executive's Base Salary shall be subject to review at least annually, shall not be decreased and any increase in his Base Salary shall be deemed an amendment to the preceding sentence, effective as of the effective date of such increase.

        3.    Bonus Payments and Other Benefits.

          3.1    Bonus Payments.

            (a)    Investment Advisor Attributable Revenues Bonus.    In addition to the Base Salary provided for in Section 2, CAI will pay to Executive, in accordance with its normal bonus payment schedule and as provided in this subsection (but in any event no later than 90 days after the calendar year for which the bonus is payable), a payment ("IA Bonus Payment") equal to 35% of the IA Revenues attributable to Executive above $850,000 (if any) during the calendar year for which a Bonus Payment is to be made. (For calendar year 2003, the threshold amount set forth in the preceding sentence shall be $495,833.) Notwithstanding the immediately preceding two sentences, the IA Bonus Payment shall be payable on a calendar monthly basis, subject to the following conditions. An amount equal to 35% of IA Revenues above $70,833 (if any) in any calendar month shall be paid to Executive in the month following the close of each relevant month for which an IA Bonus Payment is payable, so long as, based on year-to-date receipts, annual IA Revenue of $850,000 is reasonably anticipated by both Executive and Millennium's Chief Executive Officer. In the event one or more advance monthly payments are made pursuant to the immediately preceding two sentences and IA Revenues do not equal or exceed $850,000 for the relevant calendar year (or such advanced payments aggregate more than the Executive is entitled to for the year), he shall return any and all advance monthly payments (or any excess amount received by him) within 15 days following written demand by CAI (or, with the consent of CAI, over such period of time as CAI may determine in its sole discretion). Any monthly payments made shall be credited against any amount otherwise determined to be owed for the relevant year. For purposes of this Section 3.1, "IA Revenues" means revenues for investment advisory advice paid to CAI by investment advisory clients. IA Revenues excludes consulting revenues derived from the consulting business and any soft dollar, brokerage commissions or brokerage fees or money market fees paid by any third party. IA Revenues attributable to Executive means IA Revenues received by CAI from clients of Executive existing as of the date of this Agreement and IA Revenues received by CAI from new clients credited to the production of Executive during the Employment Period, all as initially determined by Executive, but subject to the disapproval of CAI's Board of Directors.

            (b)    Incentive Bonus Program.    In addition to the IA Bonus Payment, Executive shall participate in the CAI Incentive Bonus Program, a plan of incentive compensation being implemented concurrently with the execution of this Agreement for the benefit of selected members of CAI's management group. Executive's share of any incentive bonus pool generated thereunder for any year shall be determined by CAI's Board of Directors, but, in any event, shall not be less than 50% of the amount of such pool.

          3.2    Other Benefits.    During the Employment Period, Executive shall be entitled to participate in such plans or policies as may be made available for CAI or Millennium employees generally,

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  subject to satisfaction of such plans' age and/or service requirements. In determining service requirements, Executive shall be credited with his years of service at CAI prior to the Effective Date to the extent the granting of such past service credit is not precluded by the provisions of any relevant plan.

          3.3    Reasonable Business Expenses.    Executive is expected and is authorized to incur reasonable expenses in the performance of his duties hereunder, including such expenses for the promotion of the business of CAI and Millennium as entertainment, travel, and similar business expenses incurred in the performance of his duties as allowed in CAI's expense policy. CAI shall reimburse the Executive (or cause him to be reimbursed) for all such expenses promptly upon periodic written presentation by him to appropriate company officials of an itemized account with documentation of such expenses.

          3.4    Vacation.    Executive shall be entitled to annual vacation of five weeks (without deduction of salary or other compensation) in accordance with CAI's vacation policy for employees in effect from time to time, with the timing and duration of specific vacations to be in the exercise of Executive's reasonable business judgment.

          3.5    Directors' and Officers' Insurance.    Executive shall be entitled to coverage under any directors' and officers' insurance policy which Millennium and/or CAI provides for its/their own directors and officers.

          3.6    Stock Options.    Executive shall be entitled to participate in Millennium's Stock Compensation Program ("Option Plan"), with annual awards being at such levels and subject to such terms as may be specified by the Compensation Committee of Millennium's Board of Directors. In addition, Executive shall be awarded the following stock options upon execution of this Agreement or as soon as administratively feasible thereafter (the "Grant Date"):

            (a)    Standard Option.    Executive shall be granted a non-qualified option to purchase 55,000 shares of Millennium's common stock under the Option Plan, such option to vest at the rate of one-third of such amount per year of service following the Grant Date. The exercise price per share applicable to such option shall be the fair market value of Millennium's common stock on the Grant Date, as determined pursuant to the Option Plan document. The nominal term of the option shall be ten years. The option shall, in addition, be subject to such terms and conditions as are generally applicable to options awarded under the Option Plan, including, without limitation, terms and conditions relating to forfeiture and lapse following or upon termination of employment.

            (b)    Performance Option.    Executive shall be granted a non-qualified option to purchase 25,000 shares of Millennium common stock under the Option Plan. Executive shall vest in such option on the following basis—

                (i)  If the cumulative Pre-Tax Earnings of CAI from the Effective Date through December 31, 2006 (the "Program Period"), as determined by CAI's independent public accounting firm at the relevant time, are at least $500,000, then he shall vest, as of such date, in the option to the extent of the right to purchase (i) 6,250 shares of Millennium common stock, plus (ii) a number of shares of such common stock determined by multiplying 18,750 times a fraction (not greater than one), the numerator of which is the amount of such Pre-Tax Earnings in excess of $500,000 and the denominator of which is $500,000.

               (ii)  The number of shares determined pursuant to Paragraph (1) shall be rounded to the nearest whole number.

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              (iii)  In the event the cumulative Pre-Tax Earnings of CAI for the Program Period are not at least $500,000, the option shall lapse as of December 31, 2006.

              (iv)  For purposes of this Subsection (b), the term "Pre-Tax Earnings of CAI" shall mean the financial accounting net income before income taxes determined with respect to CAI after giving effect to (i) such expenses as are reasonably attributable to CAI's operations, but which are initially incurred by Millennium on its behalf (such as insurance costs, audit expenses, regulatory expenses attributable to CAI's business, human resource-related expenses and similar items) and (ii) such other intercompany adjustments as may be required to be allocated to CAI under generally accepted accounting principles or regulatory accounting principles.

The exercise price per share applicable to such option (to the extent it vests) shall be the fair market value of Millennium's common stock on the Grant Date, as determined pursuant to the Option Plan document. The nominal term of the option shall be ten years. The option shall, in addition, be subject to such terms and conditions as are generally applicable to options awarded under the Option Plan, including, without limitation, terms and conditions relating to forfeiture and lapse following or upon termination of employment.

        4.    Termination of Employment.

          4.1    Definitions.

            (a)   The term "Cause" shall mean any of the following: (i) gross misconduct, (ii) gross insubordination, (iii) material violation of any regulatory compliance rule, (iv) failure to diligently perform the duties of Executive specified hereunder or specified by the Boards of Directors of CAI and/or Millennium, (v) misappropriation by Executive of funds or property of CAI, Millennium or any business directly or indirectly related to either of them, (vi) any breach of any provision of Section 5 or Section 6 of this Agreement; (vii) a felony conviction of Executive, or (viii) failure of Executive to have all licenses and permits necessary to act as an investment adviser. CAI and Millennium shall not terminate Executive's employment for Cause under Clauses (i), (ii), (iii) or (iv) above without first giving the Executive written notice and a reasonable opportunity to take corrective or curative action; provided, however, that in no event will CAI or Millennium be obligated to give the Executive more than 30 days to take such action; and provided further, that such right to correct or cure shall not be available to Executive under Clause (iii) to the extent any regulator so provides.

            (b)   The term "Good Reason" shall mean any of the following: (i) a reduction in Executive's Base Salary or bonus opportunities, (ii) any material reduction in Executive's duties and responsibilities, (iii) a change in Executive's direct reporting obligation as set forth herein, unless such change is to a higher ranking official within the controlled group of corporations of which CAI may, from time to time, be a member, or (iv) a relocation of Executive's primary office to a location outside of Vineland, New Jersey without Executive's consent. Prior to resigning for Good Reason, Executive must provide CAI and Millennium with at least 30 days advance written notice, stating his intention to resign for Good Reason and the basis therefor. Executive shall have no right hereunder to resign for Good Reason unless he exercises the right otherwise given to him hereunder within 180 days after the occurrence of the event constituting Good Reason.

            (c)   The term "Disability" shall mean any permanent disability as that term (or a substantially similar term) is defined under any insurance policy which may be maintained by CAI or Millennium for the benefit of Executive and under which the Executive is entitled to benefits. In absence of such a policy, such term shall have the meaning as is ascribed to the

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    term "permanent and total disability," under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

          4.2    Termination by Reason of Death or Disability.    Executive's employment hereunder shall terminate upon his death. In addition, CAI and Millennium shall have the right to terminate Executive's employment hereunder if and when Executive suffers a Disability.

          4.3    Termination Without Cause Or Termination by Voluntary Resignation with Good Reason.    CAI and Millennium, by written notice to Executive at any time, shall also have the right to terminate Executive's employment without Cause for any reason. Executive shall be entitled to resign for Good Reason, as such term is defined and in accordance with the provisions of Section 4.1(b), and such resignation by Executive shall have the same effect as a termination of Executive by CAI or Millennium without Cause.

          4.4    Termination by Voluntary Resignation without Good Reason.    The parties agree that Executive has the right to resign voluntarily without Good Reason and that such resignation shall not constitute a breach of this agreement.

          4.5    Termination for Cause.    CAI and Millennium, by written notice to Executive, specifying in reasonable detail the reasons therefor authorized by the Boards of Directors of both companies, may terminate Executive's employment for Cause.

          4.6    Compensation and Benefits Upon Death or Disability.    In the event of termination of Executive's employment for a reason described in Section 4.2, CAI shall pay to or on account of Executive (or cause to be paid) (i) the unpaid salary and vacation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date, (ii) any IA Bonus Payment accrued but unpaid at termination with respect to a completed calendar month under Section 3.1(a) (without any obligation of repayment for such payment or any prior monthly payments if the annual financial target is not achieved for the relevant calendar year), and (iii) reimbursement of any amounts owed under Section 3.3, all in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans (including any disability plan) or as may be required by law to be paid.

          4.7    Compensation and Benefits Upon Termination Without Cause or Termination by Voluntary Resignation with Good Reason.    In the event of termination of Executive's employment for a reason described in Section 4.3, and in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid, CAI shall pay and provide to Executive (or cause to be paid and provided) the following:

            (a)   a severance amount equal to the Executive's Base Salary, as set forth in Section 2, from the date the employment of Executive terminates (the "Termination Date") through the end of the then Employment Period (the "Severance Period"), at the rate in effect immediately prior to the Termination Date, to be paid on a normal pay period cycle;

            (b)   an amount equivalent to any IA Bonus Payment which would otherwise have been payable (if any) to Executive, if he had not terminated, determined pursuant to Section 3.1(a) for the month in which such termination occurred (without any obligation of repayment for such payment or any prior monthly payments if the annual financial target is not achieved for the relevant calendar year);

            (c)   an amount in satisfaction of any rights he may otherwise have under the Incentive Bonus Program pursuant to Sections 3.1(b), such amount to be determined by (i) calculating the Pre-Tax Earnings of CAI (as defined under such program) from the effective date of such

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    program through the date of termination, (ii) multiplying the amount calculated in Clause (i) by a fraction, the numerator of which is the number of days from the effective date of such program through December 31, 2006 and the denominator of which is the number of days from the effective date of such program through the date of termination, (iii) subtracting from the result in Clause (ii) an amount equal to $1 million, (iv) multiplying the number determined in Clause (iii) (but only if it is positive) by 35%, and (v) multiplying the number determined in Clause (iv) by Executive's then percentage interest in the bonus pool under such program;

            (d)   immediate vesting in a portion of the number of options granted under Section 3.6(b), such portion to be determined by (i) calculating the Pre-Tax Earnings of CAI (as defined in Section 3.6(b)(4)) from the Effective Date through the date of termination, (ii) multiplying the amount calculated in Clause (i) by a fraction, the numerator of which is the number of days in the Program Period and the denominator of which is the number of days from the Effective Date through the date of termination, and (iii) using the result determined in Clause (ii) as though it were the Pre-Tax Earnings of CAI for the Program Period, calculating the number of shares with respect to which his option vests in accordance with the provisions of Section 3.6(b); provided, however, that the vested options shall expire (and no longer be exercisable) on the 90th day following termination of employment;

            (e)   During the Severance Period, CAI and Millennium shall continue, at their expense, on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to him and them by CAI and/or Millennium at any time within 90 days preceding the Termination Date or, to the extent more favorable, to other similarly situated executives who continue in the employ of CAI and/or Millennium during the Severance Period. CAI and/or Millennium's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case CAI and/or Millennium may reduce the coverage of any benefits it or they is or are required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection 4.7(e) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of CAI and/or Millennium's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits (if any). To the extent CAI or Millennium is unable to provide any or all of the benefits required under this Subsection (e) because Executive is no longer an employee of either of them, he shall be reimbursed by them for the periodic premiums incurred by him to secure equivalent or substantially equivalent coverage;

            (f)    at any time during the 12 months following the Executive's Termination Date, CAI and/or Millennium shall provide to Executive, at the Executive's request, reasonable outplacement assistance; and

            (g)   reimbursement of any amounts owed under Section 3.3.

In the event that the amounts and benefits payable and to be provided under this section, when added to other amounts and benefits which may be payable and to be provided to the Executive by CAI, Millennium and any affiliated company, are such that, by reason of the surrounding circumstances, he would become subject to the excise tax provisions of Code Section 4999, such amounts and benefits shall be reduced by the minimum amount necessary to avoid application of such Code Section. The Executive shall be entitled to designate which amounts and/or benefits shall be reduced and the manner of such reduction. Any calculations that may be required to be made under this Section 4.7 shall be made, at CAI's or Millennium's expense, by its then independent public accounting firm, subject to the right of Executive's representative to review the same.

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          4.8    Compensation and Benefits Upon Voluntary Resignation without Good Reason or Termination for Cause.    In the event of termination of Executive's employment for a reason described in Section 4.4 or 4.5, CAI shall pay to Executive (or cause him to be paid) the unpaid salary and vacation earned by him before the date of termination as provided for in this Agreement, computed pro rata up to and including such date, and (ii) reimbursement of any amounts owed under Section 3.3, all in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or as may be required by law to be paid.

          4.9    Certain Payments after Termination or Resignation.    Any IA Bonus Payment which Executive is entitled to receive pursuant to Section 4.7(b) with respect to the month in which Executive's employment terminates shall be paid in full in cash within 30 days after such month ends. Any incentive bonus which Executive is entitled to receive pursuant to Section 4.7(c) shall be paid within 60 days after the date of his termination of employment. All other payments which Executive is entitled to receive hereunder following his termination of employment shall be paid within 30 days after the date of termination or resignation, or sooner if required by applicable law; provided, however, that any periodic premium reimbursement required under Section 4.7(e) shall be due 30 days following delivery by Executive to CAI of his invoice for each periodic premium amount.

        5.    Confidential Information.    During the Employment Period, Executive will have access to and become acquainted with confidential proprietary information of CAI, including without limitation, compilations of information and records (including client information and records), owned by CAI (collectively, "Confidential Information"). Executive shall not, directly or indirectly, disclose to any other person or entity, or use for the benefit of any other person or entity, any Confidential Information (including without limitation any client lists or other confidential information relating to CAI's business), either during the term of this Agreement or at any time thereafter, except as required in the course of his employment hereunder. The following information does not constitute Confidential Information: (i) information that was in Executive's possession or known to him, without any obligation to keep it confidential, before such information was disclosed to him by CAI, and (ii) information that is or becomes public knowledge through a source other than Executive and through no fault of Executive. In furtherance and not in limitation of the foregoing, during the Employment Period, Executive will abide by all policies and procedures of CAI regarding use of Confidential Information. All files, records, documents, equipment and similar items relating to the business of CAI and, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of CAI, and if removed from the premises of CAI shall be immediately returned upon any termination of his employment. In this Section 5, the term "CAI" shall include any firm or corporation directly or indirectly controlling or controlled by CAI or under common control with CAI.

        6.    Agreement Not to Solicit or Compete.

          6.1    Non-Solicitation and Non-Competition.    Except as specifically provided on Schedule 3 attached hereto, Executive will not, individually or through an agent, for himself or on behalf of another, as an employee, director, owner, partner, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, during the Non-Compete Period (as defined in Section 6.2): (a) solicit or induce any clients of CAI to terminate or reduce their respective relationships with CAI; (b) accept any Business from any clients of CAI, or enter into a Business relationship with any such clients unless (i) Executive continues to be employed hereunder during the Non-Compete Period, and (ii) all compensation from such clients during the Non-Compete Period shall accrue to CAI; (c) solicit any person then employed by CAI to terminate such employment; or (d) permit Executive's name to be used by or participate (other than through ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or on NASDAQ) in any

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  business or enterprise which is competitive with the Business (as determined on the date of this Agreement and each date during the Employment Period) and which is located in the United States. Any written notice or oral presentation made jointly by CAI and the Executive during the Non-Compete Period shall not be deemed to violate any provision of this Section 6.1. In this Section 6.1 the term "Business" means the investment advisory business conducted by CAI. In this Section 6.1 (and for purposes related to the application of the same), the term "CAI" shall include CAI, any successor in interest to the business of CAI, and any firm or corporation directly or indirectly controlling or controlled by CAI (or such successor in interest) or under common control with CAI (or such successor in interest). Executive agrees that the covenants set forth in this Section 6.1 are reasonable with respect to duration, geographical area and scope.

          6.2    Non-Compete Period Defined.    For purposes of Section 6.1, the term "Non-Compete Period" shall mean the period beginning on the Effective Date and ending: (a) in the case of termination for Disability under Section 4.2, the date of such termination; (b) in the case of a termination described in Section 4.3, the date of such termination; (c) in the case of a termination described in Section 4.4, six months after the date of such termination; (d) in the case of a termination described in Section 4.5, six months after the date of such termination; and (e) in the case of the expiration of this Agreement pursuant to the provisions of Section 1.2, (i) if the Agreement expired by reason of the delivery of a notice of non-renewal by Executive, six months from the date of expiration, and (ii) if the Agreement expired by reason of such notice given by CAI and/or Millennium, the date of expiration.

          6.3    Independent Covenants.    The covenants of Executive set forth in this Section 6 shall be construed as independent covenants and the existence of any claim, demand, action, or cause of action of Executive against CAI or Millennium, whether predicated upon this Agreement or otherwise, other than the failure to pay amounts due and owing to Executive hereunder for a period of 30 days following written notice from Executive to CAI and Millennium specifying such amounts due and specifically referring to this Section 6.3, shall not constitute a defense to the enforcement of any of the covenants contained in this Section 6.

          6.4    Severability.    In the event that any of the subsections of this Section 6 shall be deemed by any court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such subsection or subsections shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event that any of the subsections of this Section 6 shall be deemed by any court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other subsections of this Section 6 or of any of the other provisions of this Agreement.

        7.    Injunctive Relief.    Executive acknowledges that the damage to CAI resulting from a breach of the obligations of trust and confidence set forth in Sections 5 and 6 hereof may cause irreparable injury to CAI, and Executive hereby agrees and consents to the entry of an injunction by any court of competent jurisdiction, enjoining him from violating any term or terms of this Agreement, and such injunctive relief may be granted without the necessity of proving actual damages. Such injunctive relief, however, shall be in addition to any other remedies provided by law, in equity or otherwise, to CAI.

        8.    Entire Agreement.    Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement. Specifically, Executive, CAI and Millennium acknowledge that no commitment has been made with respect to any employment beyond the term of this Agreement (whether ending by lapse of time or earlier termination pursuant to its terms) or with respect to any benefits not expressly set forth in this Agreement. Without limiting the foregoing, this Agreement supersedes and replaces any other employment agreement or compensatory arrangement to which CAI and Executive are parties on the date hereof, including, without

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limitation: (i) the Kotok Employment Agreement, among Executive, Ryan Beck and Co. ("RBC") and CAI, dated February 27, 1998; (ii) the Second Kotok Employment Agreement, among Executive, RBC and CAI, dated February 27, 1998; (iii) the Kotok Employment Agreement Extension, among Executive, RBC and CAI, dated February 27, 1998, (iv) the Second Kotok Employment Agreement (Extension), among Executive, RBC and CAI, dated March 1, 2001; (v) the Extension of Kotok Employment Agreement (Extension) and Second Kotok Employment Agreement, among Executive, RBC and CAI, dated December 23, 2002; and (vi) the Extender Agreement, among Executive, RBC and CAI, dated April 1, 2003.

        9.    Notices.    All demands, notices and communications provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 9. Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

If to Executive:	David R. Kotok 3001 East Chestnut Avenue, Apt. B-19 Vineland, NJ 08361 Tel.: (609) 794-2213 or Tel.: (609) 692-6690 Fax: (609) 692-1379
and to	David R. Kotok 614 Landis Avenue Vineland, NJ 08360
If to CAI or Millennium:	Millennium Bank Great Valley Corporate Center 30 Valley Stream Parkway Malvern, PA 19355 Tel.: (610) 993-7500 Fax: (610) 993-8500 Attn.: David E. Sparks, Chief Executive Officer

        10.    Amendment; Waiver.    This Agreement may be amended and any right or claim hereunder waived, only by a written instrument signed by Executive, CAI and Millennium. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual or entity not a party to this Agreement.

        11.    Governing Law.    This Agreement will be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the laws of any jurisdiction other than the Commonwealth of Pennsylvania to be applied. In furtherance of the foregoing, the internal law of the Commonwealth of Pennsylvania will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

        12.    Headings.    The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

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        13.    Assignment; Successors and Assigns.    Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the others, except that (i) this Agreement shall be binding upon and inure to the benefit of any successor or successors of CAI or Millennium, whether by merger, consolidation, sale of assets or otherwise, and reference herein to CAI and Millennium shall be deemed to include any such successor or successors, and (ii) this Agreement is freely assignable by either CAI or Millennium to any corporation or entity controlling, controlled by, or under common control with, Millennium. If this Agreement is assigned or there is a successor to CAI and/or Millennium, CAI and/or Millennium shall require the successor or assign to expressly assume and agree to perform under this Agreement in the same manner and to the same extent that CAI and/or Millennium would be required to perform if no such succession or assignment had taken place.

        14.    Guarantee of Payment by Millennium; Intercompany Allocations.    To the extent permitted by applicable law, Millennium hereby guarantees all payments due hereunder from CAI to Executive. Nothing herein shall be construed as precluding CAI and Millennium from allocating between themselves, for tax, accounting, regulatory or other purposes, the costs and expenses to be incurred under this Agreement

        15.    Counterparts; Facsimile Signatures.    The parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument. A facsimile, telecopy or photocopy of an original signature of the any party appearing on this Agreement will be valid and binding on such party as if it were an original signature; provided, however, that at the request of any party, all parties will exchange counterparts of this Agreement which contain original signatures; and provided further, that failure to exchange original signatures will not in any way affect the validity and binding nature of the facsimile, telecopy or photocopy of the original signatures.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DAVID R. KOTOK:

/s/ DAVID R. KOTOK

CUMBERLAND ADVISORS, INC.

By	/s/ DAVID E. SPARKS David E. Sparks Director

MILLENNIUM BANK

By	/s/ DAVID E. SPARKS David E. Sparks Chief Executive Officer

Schedule 1—Primary duties and responsibilities

Schedule 2—Other activities which may be engaged in during the term of this Agreement

Schedule 3—Specific exceptions to non-solicit and non-compete covenants

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Schedule 1

        Executive's primary duties and responsibilities will be as follows:

        1.     As Chief Executive Officer of CAI—Continue growth and profitability of CAI to meet and exceed profit and growth goals. Provide high level of quality returns and service to CAI client base.

        2.     As Chief Investment Officer of CAI and Chief Economist of Millennium—Primary spokesman in marketplace for economic and asset management activities, issues and commentary.

        3.     Develop management depth in CAI to provide for orderly succession and allow time for greater participation in Millennium strategic direction and activities.

        4.     Lead and develop strategic marketing and sales plan for Millennium's Asset Management Unit.

        5.     Customary responsibilities as a director of Millennium and CAI.

        In connection with the performance of his duties and responsibilities as an officer of CAI and Millennium, Executive shall report directly to Millennium's Chief Executive Officer.

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Schedule 2

Other permitted activities will be:

Landis Sewage Authority—part-time staff advisor

Kotok Building Corp.—President—family real estate business which owns and manages commercial real estate

Any successor to or assignee of Kotok Building Corp.

Weekly column and other publications of various types, including but not limited to editorials, op-eds, books and other writings (provided that no opinion or commentary shall be expressed on nonfinancial matters unless disclosure is made that such opinion or commentary does not necessarily reflect the views of Millennium or CAI or any company affiliated with either of them).

Various activities associated with the University of Pennsylvania, including various boards or committees

Professional organizations including NABE, PFEG, NBEIC and GIC

Public part time government or public services

Various charitable and communal activities

Acting as a fiduciary for trusts and estates

Managing any passive investment made by Executive in publicly traded equity securities or other property (provided that no such investment may exceed 5% of the equity of any entity without prior approval of the Board of Directors of Millennium, which approval shall not be unreasonably withheld).

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Schedule 3

Specific exceptions to non-solicit and non-compete covenants will be:

Partner Contracts

List of Family-Related Accounts

Pearl C. & Charles J. Hacker

Rachel Prizant Kotok

David Kotok c/f Mitchell

Sarah Beth Kotok

David R. Kotok—IRA

David R. Kotok

Kotok Building Corp.

Estate of Ethel Kesler

Sara Sharkey

Sam Serata

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Exhibit 2

Schedule 1

        Executive's primary duties and responsibilities on the Effective Date will be as follows:

        1.     As Chairman and President of CAI—Continue growth and profitability of CAI to meet and exceed profit and growth goals. Provide high level of quality returns and service to CAI client base.

        2.     As Chief Investment Officer of CAI and Chief Economist of HNB's Asset and Wealth Management Group to be titled Millennium Wealth Management and Private Banking—Primary spokesman in marketplace for economic and asset management activities, issues and commentary.

        3.     Develop management depth in CAI to provide for orderly succession and allow time for greater participation in Millennium strategic direction and activities.

        4.     Participate and develop strategic marketing and sales plan for Millennium's Asset Management Unit.

        5.     Customary responsibilities of an officer and director of CAI.

        6.     In connection with the performance of his duties and responsibilities as a director of CAI, Executive shall report directly to the President of HNB's Asset and Wealth Management Division or to a higher-ranking official within HNC or its affiliates or subsidiaries.

Exhibit 3

October 13, 2003

Harleysville National Corporation
483 Main Street
Harleysville, PA 19438

Gentlemen:

        The undersigned, a director or executive officer of Millennium Bank ("Millennium") understands that Harleysville National Corporation ("HNC") plans to enter into an Agreement and Plan of Merger (the "Agreement") with Millennium. The Agreement provides for the merger of Millennium with and into Harleysville National Bank and Trust Company, a wholly owned subsidiary of HNC, and the conversion of all of the outstanding common stock of Millennium ("Millennium Common Stock"), as set forth in the Agreement.

        In order to induce HNC to enter into the Agreement, and intending to be legally bound hereby, the undersigned agrees that, in connection with the proxy solicitation of Millennium shareholder approval contemplated by the Agreement, the undersigned will vote his/her shares FOR approval of the Agreement and the transactions contemplated thereby with respect to the shares of Millennium Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Millennium Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares").

        The undersigned represents and warrants that he or she has or shares the beneficial ownership of the number of shares of Millennium Common Stock set forth on Schedule I hereto.

        The undersigned further agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

  (a)
  vote any of the Shares or provide a consent with respect to the Shares, or cause or permit any of the Shares to be voted or consented to, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Millennium that would have the effect of any person, other than HNC or an affiliate of HNC acquiring control over Millennium or any substantial portion of the assets of Millennium. As used herein, the term "control" means (i) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contact, arrangement or understanding or otherwise.

  (b)
  sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred, (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than HNC or an affiliate of HNC, (ii) to any person known by the undersigned to be seeking to obtain control of Millennium or any substantial portion of the assets of Millennium or to any other person, other than HNC or an affiliate of HNC, under circumstances where the sale or transfer may reasonably be expected to assist a person seeking to obtain control of Millennium or (iii) for the principal purpose of avoiding the obligations of the undersigned under this Agreement.

        It is understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary duty in his or her capacity as a director or officer of Millennium.

Very truly yours,

[Director or Officer]

Accepted and Agreed to:
HARLEYSVILLE NATIONAL CORPORATION

By:	Walter E. Daller, Jr. President and Chief Executive Officer

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Schedule I

Number of shares held:

Number of shares subject to
stock options:

Number of shares subject
to conversion of the
Millennium Bank 4.95%
Mandatory Convertible Note
due June 27, 2013:

Exhibit 4

October 13, 2003

Board of Directors
HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, PA 19438

Ladies and Gentlemen:

        I have been advised that I may be deemed to be an "affiliate" of Millennium Bank, a Pennsylvania bank and trust company ("Millennium"), as that term is used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of October 13, 2003 by and among Harleysville National Corporation ("HNC") and Millennium, Millennium will merge with and into Harleysville National Bank and Trust Company, a wholly-owned subsidiary of HNC (the "Merger"), and all of the outstanding common stock of Millennium (the "Millennium Common Stock") will be converted into the right to receive cash or common stock of HNC (the "HNC Common Stock"). Pursuant to the Merger, HNC will also offer to exchange cash or options to acquire HNC Common Stock for options to acquire Millennium Common Stock. In connection with the Merger, I may receive shares of HNC Common Stock distributed to the Millennium securityholders, in accordance with the Agreement.

        In order to induce HNC and Millennium to enter into the Agreement, I hereby agree that I will not offer to sell, sell, transfer or otherwise dispose of any of the shares of HNC Common Stock distributed to me in the Merger (the "Stock") except (a) in compliance with the applicable provisions of Commission Rule 145 and Commission Rule 144, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act (the compliance with Commission Rule 145 or the availability of such other exemption to be established by the undersigned to the satisfaction of HNC's counsel), or (c) in an offering registered under the Securities Act.

        I hereby consent to the placement of a stop transfer order with HNC's stock transfer agent and registrar and the endorsement on the certificates, representing the shares of Stock issued to me in the Merger, of a restrictive legend that will read, substantially, as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION SUBJECT TO THE REQUIREMENTS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THESE SHARES, MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT FROM THE UNDERSIGNED TO HARLEYSVILLE NATIONAL CORPORATION AND IN COMPLIANCE WITH THE LIMITATIONS OF RULE 145, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT."

        HNC's transfer agent shall be given an appropriate stop transfer order and will not be required to register any attempted transfer of the Stock, unless the proposed transfer is effected in compliance with the terms of this letter agreement.

        I understand and agree that this letter agreement will terminate and be of no further force and effect and the legend set forth above will be removed by delivery of substitute certificates without the legend, and the related stop transfer restrictions will be lifted forthwith, if:

  (i)
  Any shares of the Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of; or

  (ii)
  Any shares of the Stock are sold in accordance with the provisions of paragraphs (c), (e), (f), (g) and (h) of Rule 144, promulgated under the Securities Act; or

  (iii)
  One year shall have elapsed from the date that I acquired the Stock and the provisions of Rule 145(d)(2) are then available to me; or

  (iv)
  Two years shall have elapsed from the date that I acquired the Stock and the provisions of Commission Rule 145(d)(3) are then applicable to me; or

  (v)
  HNC shall have received a "no action" letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to HNC, to the effect that the restrictions imposed by Commission Rule 145 are no longer applicable to me.

        For so long as and to the extent necessary to permit the undersigned to sell the Stock pursuant to Commission Rule 145, and to the extent applicable, Commission Rule 144, HNC shall, subject to the restrictions set forth in this letter agreement, use its reasonable best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and Rule 144(c) under the Securities Act.

        Execution of this letter should not be considered an admission on the undersigned's part that the undersigned is an "affiliate" of Millennium, as such term is defined under the Securities Act, nor as a waiver of any rights the undersigned may have to object to any claim that the undersigned is an affiliate on or after the date of this letter.

        The undersigned hereby acknowledges that if he or she is an "affiliate" of HNC, he or she may be subject to additional restrictions with respect to shares of HNC Common Stock that he or she may own.

        I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer, or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Millennium.

Sincerely,

Print Name:
Agreed and accepted this Day of , 2003
HARLEYSVILLE NATIONAL CORPORATION

By:

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Exhibit 5

FORM OF OPINION OF COUNSEL TO MILLENNIUM

        HNC shall have received from counsel to Millennium, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal assumptions, exceptions and qualifications:

        (a)   Millennium has full corporate power to carryout the transactions contemplated in the Agreement. The Agreement has been duly executed and delivered by Millennium. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Millennium, and the Agreement constitutes a valid and legally binding obligation, in accordance with its terms, of Millennium, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, and conservatorship and other laws affecting creditors' rights generally and institutions having deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity.

        (b)   Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Millennium with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Millennium, or (B) to our knowledge, any material note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Millennium is a party; or (ii) based on an Officer's Certificate executed by an officer of Millennium and without independent verification, to our knowledge, result in the creation or imposition of any material lien or encumbrance upon the property of Millennium, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement; or (iii) violate in any material respect any order, writ, injunction, or decree known to us, or any federal or Pennsylvania statute, rule or regulation applicable to Millennium.

        (c)   Millennium is a validly existing, state chartered bank organized and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Millennium are insured to the maximum extent provided by law by the FDIC.

        (d)   To our knowledge, there is no legal, administrative, arbitration, or governmental proceeding or investigation pending or threatened to which Millennium is a party which would, if determined adversely to Millennium, have a material adverse effect on the financial condition or results of operations of Millennium taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

        (e)   No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Millennium of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

        In addition to the foregoing opinions, such counsel shall state that on the sole basis of its participation in conferences with officers and employees of Millennium in connection with the Proxy Statement/Prospectus, and without other independent inquiry or investigation, such counsel has no reason to believe that the Proxy Statement/Prospectus (except for the financial information, financial schedules and other financial or statistical data contained or incorporated by reference therein as to which such counsel expresses no view and except for any information supplied by HNC or HNB for inclusion therein, as to which such counsel also expresses no view), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Millennium or omitted to state any material fact with respect to Millennium necessary to make any statement therein with respect to Millennium, in light of the circumstances under which it was made, not misleading.

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Exhibit 6

FORM OF OPINION OF COUNSEL TO
HARLEYSVILLE NATIONAL CORPORATION

        Millennium Bank ("Millennium") shall have received from counsel to Harleysville National Corporation ("HNC"), an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal assumptions, exceptions and qualifications:

        A.    HNC has full corporate power to carryout the transactions contemplated in the Agreement. The Agreement has been duly executed and delivered by HNC. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of HNC, and the Agreement constitutes a valid and legally binding obligation, in accordance with its terms, of HNC, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, and conservatorship as may be limited by the exercise of judicial discretion in applying principles of equity.

        B.    Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by HNC with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (a) the articles of incorporation or bylaws of HNC, or (b) to our knowledge, any material note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which HNC is a party; or (ii) based on an Officer's Certificate executed by an officer of HNC and without independent verification, to our knowledge, result in the creation or imposition of any material lien or encumbrance upon the property of HNC, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement; or (iii) violate in any material respect any order, writ, injunction, or decree known to us, or any federal or Pennsylvania statute, rule or regulation applicable to HNC.

        C.    HNC is a validly existing Pennsylvania business corporation, in good standing, under the laws of the Commonwealth of Pennsylvania, and a registered bank holding company.

        D.    Harleysville National Bank ("HNB") is a national banking association, in good standing, and a wholly-owned subsidiary of HNC. The deposits of HNB are insured to the maximum extent permitted by law by the FDIC.

        E.    To our knowledge, there is no legal, administrative, arbitration, or governmental proceeding or investigation pending or threatened to which HNC is a party which would, if determined adversely to HNC, have a material adverse effect on the financial condition or results of operations of HNC taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.

        F.     No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by HNC of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") made and entered into as of this 2nd day of February, 2004, by and among Harleysville National Corporation, a Pennsylvania business corporation and registered bank holding company having its principal office in Harleysville, Pennsylvania ("HNC"), Harleysville National Bank and Trust Company ("HNB"), a national banking association and wholly-owned subsidiary of HNC, and Millennium Bank, a Pennsylvania chartered bank and trust company, having its principal office in Malvern, Pennsylvania ("Millennium").

BACKGROUND

        A. HNC, HNB and Millennium entered into an Agreement and Plan of Merger dated October 15, 2003, ("Merger Agreement") providing for the merger of Millennium with and into HNB, with HNB surviving the merger and Millennium becoming a wholly-owned subsidiary of HNC.

        B. At the request of Millennium, HNC and HNB agree to amend Section 2.C and subsection 2.C.3 of the Merger Agreement pursuant to the terms and conditions of this Amendment.

        NOW, THEREFORE, Millennium, HNC and HNB, intending to be legally bound, hereby covenant, agree and amend the Merger Agreement as follows:

        1.    Incorporation of Background; Incorporation of Merger Agreement.    The Background provisions of this Amendment are incorporated herein by reference as if fully set forth in this Amendment. The Merger Agreement is also incorporated herein by reference as if fully set forth in this Amendment.

        2.    Defined Terms.    Capitalized terms used in this Amendment or the Background provisions that are not defined shall have the meanings assigned to those terms in the Merger Agreement.

        3.    Modification of Provisions Regarding Stock Options.    Section 2.C and subsection 2.C.3 of the Merger Agreement are modified and amended from and after this date and shall read in their entirety as follows:

          2.C.    Stock Options.    Except as otherwise provided in Section 2.C.3, on or after the Effective Date, each option (each, a "Millennium Option") to purchase shares of Millennium Common Stock issued by Millennium and outstanding on the Effective Date shall, by virtue of this Agreement and at the election of the holder, be converted into and be exchangeable for the right to receive cash or options to acquire HNC Common Stock, or a combination of cash and options to acquire HNC Common Stock with any necessary proration determined by HNC and Millennium, and, not withstanding anything to the contrary, in no event shall more than 60% of the outstanding Millennium Options be converted into options to acquire HNC Common Stock, as set forth below:

            2.C.3. Each Millennium Option that is an "incentive stock option" shall be adjusted, as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. HNC and Millennium agree to take all necessary steps to effect the foregoing provisions of this Section 2.C, as set forth below:

              a. Each Millennium Option that is an incentive stock option shall automatically be converted into an option to acquire HNC Common Stock, as provided in Section 2.C.2 hereof, subject to the 60% limitation;

              b. Holders of a Millennium Option that is an incentive stock option shall submit a written request to Millennium, prior to a date mutually agreed upon by HNC and Millennium, requesting that their Millennium Options not be automatically converted into an option to acquire HNC Common Stock, but rather be cashed out in accordance with the provisions of Section 2.C.1 hereof; provided, however, that HNC and Millennium may in their sole collective discretion approve or deny such request;

              c. If the number of Millennium Options that are incentive stock options that are to be converted into options to acquire HNC Common Stock combined with the Millennium Options that are nonqualified options that elect to convert into options to acquire HNC Common Stock exceeds the 60% limitation, then the following procedure shall apply: (i) first, all the Millennium Options that are incentive stock options shall be converted into options to acquire HNC Common Stock; (ii) second, such number of nonqualified stock options that elected to be converted into options to acquire HNC Common Stock shall be converted into options to acquire HNC Common Stock in an amount such that the 60% limitation shall not be exceeded; and (iii) third, all nonqualified stock options that elected to be converted into options to acquire HNC Common Stock, but exceed the 60% limitation, shall be cashed out pursuant to Section 2.C.1 hereof, pursuant to any proration procedures determined by HNC and Millennium.

        4.    Ratification.    Except as expressly modified and amended herein, the Merger Agreement is hereby ratified and affirmed.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of February 2, 2004.

ATTEST:		HARLEYSVILLE NATIONAL CORPORATION
By:	/s/ JOANN M. BYNON Secretary	By:	/s/ GREGG J. WAGNER Gregg J. Wagner Chief Financial Officer
ATTEST:		HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY
By:	/s/ JOANN M. BYNON	By:	/s/ DEMETRA M. TAKES
ATTEST:		MILLENNIUM BANK
By:	/s/ THOMAS M. MILLER Thomas M. Miller Secretary	By:	/s/ DAVID E. SPARKS David E. Sparks Chairman and Chief Executive Officer

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COMMONWEALTH OF PENNSYLVANIA	:
	:	ss.
COUNTY OF MONTGOMERY	:

        On this 3rd day of February, 2004, before me, a notary public, the undersigned officer, personally appeared Gregg J. Wagner, who acknowledged himself to be the Treasurer of Harleysville National Corporation, a Pennsylvania business corporation and the CFO of Harleysville National Bank and Trust Company, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ DEBORAH R. KIRK Notary Public
COMMONWEALTH OF PENNSYLVANIA	:
	:	ss.
COUNTY OF MONTGOMERY	:

        On this 3rd day of February, 2004, before me, a notary public, the undersigned officer, personally appeared David E. Sparks, who acknowledged himself to be the Chairman and CEO of Millennium Bank, a Pennsylvania chartered bank and trust company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ LYNN O. ROBINSON Notary Public

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APPENDIX B

February 6, 2004

Board of Directors
Millennium Bank
30 Valley Stream Parkway
Great Valley Corporate Center
Malvern, PA 19355

Ladies and Gentlemen:

        Millennium Bank ("Millennium") has entered into an Agreement and Plan of Merger, dated as of October 15, 2003, and amended as of February 2, 2004 (the 'Agreement"), with Harleysville National Corporation ("Harleysville") and its wholly-owned subsidiary, Harleysville National Bank and Trust Company ("HNB"), pursuant to which Millennium will be acquired by Harleysville through the merger of Millennium with and into HNB (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Millennium common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) 0.6256 shares of common stock, par value $1.00 per share, of Harleysville or (b) $16.00 in cash without interest, subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that 60% of the of the total number of Millenium Shares shall be converted into Harleysville common stock and 40% shall be converted into cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Millennium Shares.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement, together with certain of the exhibits and schedules thereto; (ii) certain publicly available financial statements and other historical financial information of Millennium that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Harleysville that we deemed relevant; (iv) internal financial projections for Millennium for the year ending December 31, 2004 prepared by and reviewed with management of Millennium, including the pro forma impact of a planned rights offering of common stock by Millenium; (v) internal financial projections for Harleysville for the year ending December 31, 2004 prepared by and reviewed with management of Harleysville; (vi) the pro forma financial impact of the Merger on Harleysville, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of Millennium and Harleysville; (vii) the publicly reported historical price and trading activity for Millennium's and Harleysville's common stock, including a comparison of certain financial and stock market information for Millennium and Harleysville with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information,

1

financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Millennium the business, financial condition, results of operations and prospects of Millennium and held similar discussions with certain members of senior management of Harleysville regarding the business, financial condition, results of operations and prospects of Harleysville. In connection with our engagement, we were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Millennium or Harleysville or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Millennium and Harleysville that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Millennium or Harleysville or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Millennium or Harleysville nor have we reviewed any individual credit files relating to Millennium or Harleysville. We have assumed, with your consent, that the respective allowances for loan losses for both Millennium and Harleysville are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections for Millennium and Harleysville and all projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of Millennium and Harleysville and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Millennium and Harleysville and that such performances will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Millennium's or Harleysville's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Millennium and Harleysville will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will not be taxable for federal income tax purposes at the corporate level.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Harleysville's common stock will be when issued to Millennium's shareholders pursuant to the Agreement or the prices at which Millennium's or Harleysville's common stock may trade at any time.

        We have acted as Millennium's financial advisor in connection with the Merger and will receive a fee for our services, which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Millennium and Harleysville and their affiliates. We may also actively trade the debt or equity securities of Millennium and Harleysville or their affiliates for our

2

own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the Board of Directors of Millennium in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Millennium as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger or the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Millennium Shares and does not address the underlying business decision of Millennium to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Millennium or the effect of any other transaction in which Millennium might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement/Prospectus of Millennium and Harleysville dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of Millennium Shares is fair to such shareholders from a financial point of view.

Very truly yours,
/S/ SANDLER O'NEILL & PARTNERS, L.P.

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APPENDIX C

DISSENTERS' RIGHTS PROVISIONS

Pennsylvania Business Corporation Law of 1988, as Amended, Provisions For Dissenting Shareholders

Subchapter D, Dissenters Rights.

§ 1571. Application and effect of subchapter.

  (a)
  General rule.—Except as otherwise provided in subsection (b), any shareholder (as defined in Section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

  Section 1906(c) (relating to dissenters rights upon special treatment).

  Section 1930 (relating to dissenters rights).

  Section 1931(d) (relating to dissenters rights in share exchanges).

  Section 1932(c) (relating to dissenters rights in asset transfers).

  Section 1952(d) (relating to dissenters rights in division).

  Section 1962(c) (relating to dissenters rights in conversion).

  Section 2104(b) (relating to procedure).

  Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

  Section 2325(b) (relating to minimum vote requirement).

  Section 2704(c) (relating to dissenters rights upon election).

  Section 2705(d) (relating to dissenters rights upon renewal of election).

  Section 2904(b) (relating to procedure).

  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

  Section 7104(b)(3) (relating to procedure).

  (b)
  Exceptions.—(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

    (i)
    listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

    (ii)
    held beneficially or of record by more than 2,000 persons.

  (2)
  Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

  (i)
  (Repealed).

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      (ii)
      Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

      (iii)
      Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3)
    The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  (c)
  Grant of optional dissenters rights.—The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

  (d)
  Notice of dissenters rights.—Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

  (1)
  a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

  (2)
  a copy of this subchapter.

  (e)
  Other statutes.—The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  (f)
  Certain provisions of articles ineffective.—This subchapter may not be relaxed by any provision of the articles.

  (g)
  Computation of beneficial ownership. For purposes of subsection (b)(l)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

  (h)
  Cross references.—See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

§ 1572. Definitions.

        The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor

2

  corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

          "Shareholder." A shareholder as defined in section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including without limitation a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

§ 1573. Record and beneficial holders and owners.

  (a)
  Record holders of shares.—A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (b)
  Beneficial owners of shares.—A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

§ 1574. Notice of intention to dissent.

        If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

§ 1575. Notice to demand payment.

  (a)
  General rule.—If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to

3

    all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1)
    State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2)
    Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3)
    Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4)
    Be accompanied by a copy of this subchapter.

  (b)
  Time for receipt of demand for payment.—The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

§ 1576. Failure to comply with notice to demand payment, etc.

  (a)
  Effect of failure of shareholder to act.—A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right tinder this subchapter to receive payment of the fair value of his shares.

  (b)
  Restriction on uncertificated shares.—If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  (c)
  Rights retained by shareholder.—The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

§ 1577. Release of restrictions or payment for shares.

  (a)
  Failure to effectuate corporate action.—Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  (b)
  Renewal of notice to demand payment.—When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  (c)
  Payment of fair value of shares.—Promptly after effectuation of the proposed corporation action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

  (1)
  The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

  (2)
  A statement of the corporation's estimate of the fair value of the shares.

4

    (3)
    A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  (d)
  Failure to make payment.—If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

§ 1578. Estimate by dissenter of fair value of shares.

  (a)
  General rule.—If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  (b)
  Effect of failure to file estimate.—Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

§ 1579. Valuation proceedings generally.

  (a)
  General rule.—Within 60 days after the latest of.

  (1)
  effectuation of the proposed corporate action;

  (2)
  timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

  (3)
  timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

  if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (b)
  Mandatory joinder of dissenters.—All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa,C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

  (c)
  Jurisdiction of the court.—The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  (d)
  Measure of recovery.—Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

5

  (e)
  Effect of corporation's failure to file application.—If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

§ 1580. Costs and expenses of valuation proceedings.

  (a)
  General rule.—The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  (b)
  Assessment of counsel fees and expert fees where lack of good faith appears.—Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  (c)
  Award of fees for benefits to other dissenters.—If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

        § 1930. Dissenters rights.

  (a)
  General rule.—If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

  (b)
  Plans adopted by directors only.—Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) or (4) (relating to adoption by board of directors).

  (c)
  Cross references.—See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action (except liability pursuant to any criminal statute or for payment of taxes) unless

  •
  the director has breached or failed to perform the duties of his office; and

  •
  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The Amended and Restated Bylaws of Harleysville National Corporation provide for

  •
  indemnification of any and all persons whom Harleysville shall have power to indemnify to the fullest extent permitted by applicable law;

  •
  indemnification from and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable law;

  •
  continuation of such indemnification to persons who have ceased to be a director, officer, employee or agent of Harleysville and shall inure to the benefit of the heirs, executors and administrators of such person.

  •
  indemnification of directors, officers, employees and agents of the registrant and its subsidiaries; and

  •
  the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

        Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Harleysville.

Item 21. Exhibits and Financial Statement Schedules

No.	Title
2.1	Agreement and Plan of Reorganization dated as of October 15, 2003, by and among Harleysville National Corporation, Harleysville National Bank and Trust Company and Millennium Bank, as amended February 2, 2004 (included as Appendix A to the proxy statement/prospectus).
3.1	Harleysville National Corporation Amended and Restated Articles of Incorporation.+
3.2	Harleysville National Corporation Amended and Restated By-laws.
5.1	Opinion of Shumaker Williams, P.C.+
8.1	Form of Opinion of Shumaker Williams, P.C., regarding tax matters.+
10.1	Employment Agreement by and among Harleysville National Corporation, Harleysville National Bank and Trust Company and David E. Sparks, dated as of October 15, 2003 (included in Appendix A to the proxy statement/prospectus).

10.2	Amendment to Employment Agreement by and among David R. Kotok, Millennium Bank, Cumberland Advisors, Inc., Harleysville National Corporation and Harleysville National Bank and Trust Company dated October 15, 2003 (included in Appendix A to the proxy statement/prospectus).
10.3	Harleysville National Corporation 1993 Stock Incentive Plan. (Incorporated by Reference to Exhibit 4.3 of Registrant's Registration Statement No. 33-57790 on Form S-8, filed on October 1, 1993.)
10.4	Harleysville National Corporation Stock Bonus Plan. (Incorporated by Reference to Exhibit 99A of Registrant's Registration Statement No. 33-17813 on Form S-8, filed on December 13, 1996.)
10.5	Supplemental Executive Retirement Plan. (Incorporated by Reference to Exhibit 10.3 of Registrant's Annual Report in Form 10-K for the year ended December 31, 1997, filed on March 27, 1998.)
10.6	Walter E. Daller, Jr., Chairman, President and Chief Executive Officer's employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed on March 25, 1999.)
10.7	Demetra M. Takes, President and Chief Operating Officer of Harleysville employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed on March 25, 1999.)
10.8	Harleysville National Corporation 1998 Stock Incentive Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333-79971 on Form S-8 filed on June 4, 1999.)
10.9	Harleysville National Corporation 1998 Independent Directors Stock Option Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333-79973 on Form S-8 filed on June 4, 1999.)
21.1	Subsidiaries of Harleysville National Corporation (incorporated by reference to Harleysville National Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Shumaker Williams, P.C. (contained in Exhibit 8.1).
23.3	Consent of Sandler O'Neill & Partners, L.P.
23.4	Consent of Shumaker Williams, P.C. (contained in Exhibit 5.1).
24.1	Power of Attorney (included in signature pages)
99.1	Form of Proxy.+
99.2	Opinion of Sandler O'Neill dated February 6, 2004 (included as Appendix B to the proxy statement/prospectus).
99.3	Rule 438 Consent.+
99.4	Letter to Shareholders of Millennium Bank.

+
Previously filed

Item 22. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

[THE REST OF THIS PAGE LEFT BLANK INTENTIONALLY]

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harleysville, Pennsylvania, on February 5, 2004.

HARLEYSVILLE NATIONAL CORPORATION
By:	/s/ WALTER E. DALLER, JR. Walter E. Daller, Jr. President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter E. Daller, Jr. and Gregg J. Wagner, and each of them his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ WALTER E. DALLER, JR. Walter E. Daller, Jr.	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2004
/s/ GREGG J. WAGNER Gregg J. Wagner	Treasurer (Principal Financial and Accounting Officer)	February 5, 2004
Walter R. Bateman, II	Director
/s/ LEEANN BERGEY LeeAnn Bergey	Director	February 5, 2004
/s/ HAROLD A. HERR Harold A. Herr	Director	February 5, 2004

Thomas C. Leamer, Ph.D.	Director
/s/ STEPHANIE S. MITCHELL Stephanie S. Mitchell	Director	February 5, 2004
/s/ JAMES A. WIMMER James A. Wimmer	Director	February 5, 2004
/s/ WILLIAM W. YOCUM William W. Yocum	Director	February 5, 2004

INDEX OF EXHIBITS

No.	Title
2.1	Agreement and Plan of Reorganization dated as of October 15, 2003, by and among Harleysville National Corporation, Harleysville National Bank and Trust Company and Millennium Bank, as amended February 2, 2004 (included as Appendix A to the proxy statement/prospectus).
3.1	Harleysville National Corporation Amended and Restated Articles of Incorporation.+
3.2	Harleysville National Corporation Amended and Restated By-laws.
5.1	Opinion of Shumaker Williams, P.C.+
8.1	Form of Opinion of Shumaker Williams, P.C., regarding tax matters.+
10.1	Employment Agreement by and among Harleysville National Corporation, Harleysville National Bank and Trust Company and David E. Sparks, dated as of October 15, 2003 (included in Appendix A to the proxy statement/prospectus).
10.2	Amendment to Employment Agreement by and among David R. Kotok, Millennium Bank, Cumberland Advisors, Inc., Harleysville National Corporation and Harleysville National Bank and Trust Company dated October 15, 2003 (included in Appendix A to the proxy statement/prospectus).
10.3	Harleysville National Corporation 1993 Stock Incentive Plan. (Incorporated by Reference to Exhibit 4.3 of Registrant's Registration Statement No. 33-57790 on Form S-8, filed on October 1, 1993.)
10.4	Harleysville National Corporation Stock Bonus Plan. (Incorporated by Reference to Exhibit 99A of Registrant's Registration Statement No. 33-17813 on Form S-8, filed on December 13, 1996.)
10.5	Supplemental Executive Retirement Plan. (Incorporated by Reference to Exhibit 10.3 of Registrant's Annual Report in Form 10-K for the year ended December 31, 1997, filed on March 27, 1998.)
10.6	Walter E. Daller, Jr., Chairman, President and Chief Executive Officer's employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed on March 25, 1999.)
10.7	Demetra M. Takes, President and Chief Operating Officer of Harleysville employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed on March 25, 1999.)
10.8	Harleysville National Corporation 1998 Stock Incentive Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333-79971 on Form S-8 filed on June 4, 1999.)
10.9	Harleysville National Corporation 1998 Independent Directors Stock Option Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333-79973 on Form S-8 filed on June 4, 1999.)
21.1	Subsidiaries of Harleysville National Corporation (incorporated by reference to Harleysville National Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Shumaker Williams, P.C. (contained in Exhibit 8.1).
23.3	Consent of Sandler O'Neill & Partners, L.P.
23.4	Consent of Shumaker Williams, P.C. (contained in Exhibit 5.1).
24.1	Power of Attorney (included in signature pages)
99.1	Form of Proxy.+
99.2	Opinion of Sandler O'Neill dated February 6, 2004 (included as Appendix B to the proxy statement/prospectus).
99.3	Rule 438 Consent.+
99.4	Letter to Shareholders of Millennium Bank.

+
Previously filed.

QuickLinks

PROXY STATEMENT/PROSPECTUS

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
HARLEYSVILLE'S SELECTED FINANCIAL DATA
HARLEYSVILLE NATIONAL CORPORATION SELECTED FINANCIAL DATA
RISK FACTORS
CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS
THE MEETING
MATTER NO. 1 APPROVAL OF THE MERGER AGREEMENT
INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER
DISSENTERS' RIGHTS
COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS
COMPARISON OF SHAREHOLDER RIGHTS
INFORMATION ABOUT HARLEYSVILLE NATIONAL CORPORATION
INFORMATION ABOUT MILLENNIUM BANK
SELECTED CONSOLIDATED FINANCIAL DATA
Summary Compensation Table
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
MATTER NO. 2 ADJOURNMENT
MISCELLANEOUS ADDITIONAL INFORMATION
EXPERTS
LEGAL OPINION
WHERE YOU CAN FIND MORE INFORMATION

AGREEMENT AND PLAN OF MERGER
EMPLOYMENT AGREEMENT
WITNESSETH
AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT
WITNESSETH
AGREEMENT
FORM OF OPINION OF COUNSEL TO MILLENNIUM
FORM OF OPINION OF COUNSEL TO HARLEYSVILLE NATIONAL CORPORATION
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
DISSENTERS' RIGHTS PROVISIONS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX OF EXHIBITS